Exhibit 10.2

EXECUTION VERSION

INDENTURE

by and among

Golub Capital BDC 3 ABS 2022-1 LLC,
Issuer,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
Trustee

Dated as of January 25, 2022

-i-

(continued)

-ii-

(continued)

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(continued)

		Page

ARTICLE XII SALE OF COLLATERAL OBLIGATIONS; PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS		168
Section 12.1	Sales of Collateral Obligations	168
Section 12.2	Purchase of Additional Collateral Obligations	169
Section 12.3	Conditions Applicable to All Sale and Purchase Transactions	171
ARTICLE XIII Noteholders’ Relations		172
Section 13.1	Subordination	172
Section 13.2	Standard of Conduct	173
ARTICLE XIV MISCELLANEOUS		173
Section 14.1	Form of Documents Delivered to Trustee	173
Section 14.2	Acts of Holders	175
Section 14.3	Notices, etc., to Trustee, the Issuer, the Collateral Manager, the Initial Purchaser, the Collateral Administrator, the Paying Agent and the Rating Agency	176
Section 14.4	Notices to Holders; Waiver	177
Section 14.5	Effect of Headings and Table of Contents	178
Section 14.6	Successors and Assigns	178
Section 14.7	Severability	178
Section 14.8	Benefits of Indenture	178
Section 14.9	Legal Holidays	179
Section 14.10	Governing Law	179
Section 14.11	Submission to Jurisdiction	179
Section 14.12	Waiver of Jury Trial	179
Section 14.13	Counterparts	179
Section 14.14	Acts of Issuer	180
Section 14.15	Confidential Information	180
Section 14.16	[Reserved]	181
Section 14.17	Communications with the Rating Agency	182
Section 14.18	Notices to the Rating Agency; Rule 17g-5 Procedures	182
Section 14.19	Proceedings	184
ARTICLE XV Assignment Of Certain Agreements		184
Section 15.1	Assignment of Collateral Management Agreement	184

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Schedules and Exhibits

Schedule 1	List of Collateral Obligations

Exhibit A	Forms of Notes
A-1	Form of Global Secured Note
A-2	Form of Rule 144A Global Subordinated Note
A-3	Form of Certificated Secured Note
A-4	Form of Certificated Subordinated Note

Exhibit B	Forms of Transfer and Exchange Certificates
B-1	Form of Transferor Certificate for Transfer of Rule 144A Global Secured Note or Certificated Secured Note to Regulation S Global Secured Note
B-2	Form of Purchaser Representation Letter for Certificated Secured Notes
B-3	Form of Transferor Certificate for Transfer of Regulation S Global Secured Note or Certificated Secured Note to Rule 144A Global Secured Note
B-4	Form of Purchaser Representation Letter for Certificated Subordinated Notes
B-5	Form of Subordinated Note ERISA Certificate
B-6	Form of Transferee Certificate of Rule 144A Global Secured Note
B-7	Form of Transferee Certificate of Regulation S Global Secured Note
B-8	Form of Transferee Certificate of Regulation S Global Subordinated Note
B-9	Form of Transferor Certificate for Transfer of Certificated Subordinated Note or Rule 144A Global Subordinated Note to Regulation S Global Subordinated Note
B-10	Form of Transferor Certificate for Transfer of Certificated Subordinated Note or Regulation S Global Subordinated Note to Rule 144A Global Subordinated Note
B-11	Form of Transferee Certificate of Rule 144A Global Subordinated Note

Exhibit C	Form of Beneficial Ownership Certificate
Exhibit D	Form of NRSRO Certification
Exhibit E	Form of Notice of Contribution

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INDENTURE, dated as of January 25, 2022, among GOLUB CAPITAL BDC 3 ABS 2022-1 LLC, a Delaware limited liability company (the “Issuer”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided herein. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the agreement’s terms have been done.

GRANTING CLAUSE

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Secured Notes, the Trustee, the Collateral Manager and the Collateral Administrator (collectively, the “Secured Parties”), all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising any and all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights, documents, goods and supporting obligations and other assets in which the Issuer has an interest and specifically including: (a) the Collateral Obligations (listed, as of the Closing Date, in Schedule 1 to this Indenture) which the Issuer causes to be delivered to the Trustee (directly or through an intermediary or bailee) herewith and all payments thereon or with respect thereto, and all Collateral Obligations which are delivered to the Trustee in the future pursuant to the terms hereof and all payments thereon or with respect thereto, (b) each of the Accounts, and in each case any Eligible Investments purchased with funds on deposit in any of the Accounts, and all income from the investment of funds therein, (c) the Collateral Management Agreement as set forth in Article XV hereof, the Securities Account Control Agreement, the Master Loan Sale Agreements and the Collateral Administration Agreement, (d) all Cash or Money delivered to the Trustee (or its bailee) from any source for the benefit of the Secured Parties or the Issuer, (e) any Equity Securities received by the Issuer, (f) all accounts, chattel paper, deposit accounts, financial assets, general intangibles, payment intangibles, instruments, investment property, letter-of-credit rights, securities, money, documents, goods, commercial tort claims and securities entitlements, and other supporting obligations (as such terms are defined in the UCC), (g) any other property otherwise delivered to the Trustee by or on behalf of the Issuer (whether or not constituting Collateral Obligations, Equity Securities or Eligible Investments); and (h) all proceeds (as defined in the UCC) with respect to the foregoing (the assets referred to in (a) through (h) are collectively referred to as the “Assets”).

The above Grant is made in trust to secure the Secured Notes, the Issuer’s other obligations to the Secured Parties under this Indenture, the other Transaction Documents, and certain other amounts payable by the Issuer as described herein. Except as set forth in the Priority of Payments and Article XIII of this Indenture, the Secured Notes are secured by the Grant equally and ratably without prejudice, priority or distinction between any Secured Note and any other Secured Note by reason of difference in time of issuance or otherwise. The Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and Article XIII of this Indenture, (i) the payment of all amounts due on the Secured Notes in accordance with their terms, (ii) the payment of all other sums (other than in respect of the Subordinated Notes) payable under this Indenture, (iii) the payment of amounts owing by the Issuer under the Collateral Management Agreement, the Collateral Administration Agreement and the Master Loan Sale Agreements and (iv) compliance with the provisions of this Indenture, all as provided herein (collectively, the “Secured Obligations”). The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted to the Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Collateral Obligation” or “Eligible Investments”, as the case may be.

The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the terms hereof.

ARTICLE I

Definitions

Section 1.1             Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” shall mean “including without limitation.” All references herein to designated “Articles”, “Sections”, “sub-sections” and other subdivisions are to the designated articles, sections, sub-sections and other subdivisions of this Indenture. The words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, sub-section or other subdivision.

“1940 Act”: The United States Investment Company Act of 1940, as amended from time to time.

“ABL Facility”: A lending facility pursuant to which the loans thereunder are secured by a perfected, first priority security interest in accounts receivable, inventory, machinery, equipment, real estate, oil and gas reserves, vessels or periodic revenues, where such collateral security consists of assets generated or acquired by the related Obligor in its business.

“Accountants’ Report”: An agreed upon procedures report of the firm or firms appointed by the Issuer pursuant to Section 10.8(b).

“Accounts”: (i) The Payment Account, (ii) the Collection Account, (iii) the Prefunding Account, (iv) the Custodial Account, (v) the Expense Reserve Account and (vi) the Revolver Funding Account.

“Accredited Investor”: The meaning set forth in Rule 501(a) under the Securities Act.

“Act” and “Act of the Holders”: The meanings specified in Section 14.2.

“Additional Collateral Obligations”: (i) Collateral Obligations purchased by the Issuer during the Reinvestment Period and (ii) subject to Section 12.2, Collateral Obligations that the Issuer committed to purchase during the Reinvestment Period.

“Additional Notes”: Any Notes issued pursuant to Section 2.13.

“Additional Notes Closing Date”: The closing date for the issuance of any Additional Notes pursuant to Section 2.13 as set forth in an indenture supplemental to this Indenture pursuant to Section 8.1(a)(xi).

“Adjusted Pool Balance”: As of any date of determination:

(a)	the Pool Balance; plus

(b)	without duplication, the Current Cash Balances; minus

(c)	without duplication, the aggregate amounts by which the principal balance of the Collateral Obligations exceed any of the Concentration Limitations without duplication as applied by the Collateral Manager in its sole discretion; minus

(d)	without duplication, the Aggregate Principal Balance of the Delinquent Obligations; minus

(e)	without duplication, the product of (i) the Aggregate Principal Balance of the Restructured Obligations as of the relevant date of determination multiplied by (ii) the Discount Percentage;

provided that, with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Delinquent Obligation, or Restructured Obligation, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Adjusted Pool Balance on any date of determination.

“Administrative Expense Cap”: An amount equal on any Payment Date (when taken together with any Administrative Expenses in the order of priority contained in the definition thereof paid during the period since the preceding Payment Date or in the case of the first Payment Date, the period since the Closing Date), to the sum of (a) 0.02% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date and (b) U.S.$200,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months); provided that (1) in respect of any Payment Date after the third Payment Date following the Closing Date, if the aggregate amount of Administrative Expenses paid pursuant to Sections 11.1(a)(i)(A), 11.1(a)(ii)(A) and 11.1(a)(iii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates and during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the excess may be applied to the Administrative Expense Cap with respect to the then-current Payment Date; and (2) in respect of the third Payment Date following the Closing Date, such excess amount shall be calculated based on the Payment Dates preceding such Payment Date.

“Administrative Expenses”: The fees, expenses (including indemnities) and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date in accordance with the Priority of Payments) and payable in the following order by the Issuer: first, on a pro rata basis, (x) to the Trustee pursuant to Section 6.7 and the other provisions of this Indenture and (y) to the Collateral Administrator pursuant to the Collateral Administration Agreement and the Bank in any of its other capacities under the Transaction Documents, second, on a pro rata basis, the following amounts (excluding indemnities) to the following parties: (i) the Independent accountants, agents (other than the Collateral Manager) and counsel of the Issuer for fees and expenses; (ii) the Rating Agency for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Secured Notes or in connection with the rating (or provision of credit estimates in respect of) of any Collateral Obligations; (iii) the Collateral Manager under this Indenture and the Collateral Management Agreement, including without limitation reasonable expenses of the Collateral Manager (including fees for its accountants, agents and counsel) incurred in connection with the purchase or sale of any Collateral Obligations, any other expenses incurred in connection with the Collateral Obligations and any other amounts payable pursuant to the Collateral Management Agreement but excluding the Aggregate Collateral Management Fee; (iv) the Independent Manager for any fees or expenses due under the management agreement between the Issuer and Independent Manager; and (v) any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including without limitation the payment of all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations) and the Notes, including but not limited to, amounts owed to the Issuer pursuant to Section 7.1 and any amounts due in respect of the listing of the Secured Notes on any stock exchange or trading system and fourth, on a pro rata basis, indemnities payable to any Person pursuant to any Transaction Document not already provided for above; provided that (x) amounts due in respect of actions taken on or before the Closing Date shall not be payable as Administrative Expenses but shall be payable only from the Expense Reserve Account pursuant to Section 10.3(e) and (y) for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Notes) shall not constitute Administrative Expenses.

“Affiliate”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer, employee or general partner (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For purposes of this definition, no entity shall be deemed an Affiliate of an Obligor solely because such Obligor and such entity are each controlled by the same or related holders of equity capital.

“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.

“Aggregate Collateral Management Fee”: All accrued and unpaid Collateral Management Fees, Current Deferred Management Fees, Cumulative Deferred Management Fees and Collateral Management Fee Shortfall Amounts (including accrued interest) due and payable to the Collateral Manager.

“Aggregate Coupon”: As of any Measurement Date, the sum of the products obtained by multiplying, in the case of each Fixed Rate Obligation (other than a Defaulted Obligation, Delinquent Obligation or Restructured Obligation), (i) the stated coupon on such Collateral Obligation expressed as a percentage and (ii) the outstanding principal balance of such Collateral Obligation; provided that the stated coupon of a Step-Up Obligation or a Step-Down Obligation will be the then-current coupon.

“Aggregate Funded Spread”: As of any Measurement Date, the sum of: (a) in the case of each Floating Rate Obligation that bears interest at a spread over SOFR (or such other rate as is then the prevailing floating index, as determined by the Collateral Manager (with written notice to the Trustee and the Collateral Administrator)), (i) the stated interest rate spread (including any applicable spread adjustments thereto) on such Collateral Obligation above such index as of the immediately preceding interest determination date multiplied by (ii) the outstanding principal balance of such Collateral Obligation; and (b) in the case of each Floating Rate Obligation that bears interest at a spread over any London interbank offered rate or any other index other than SOFR (or such other prevailing floating index determined by the Collateral Manager in clause (a) above), (i) the excess of the sum of such spread (including any applicable spread adjustments thereto) and such index over SOFR (or such other rate as is then the prevailing floating index, as determined by the Collateral Manager (with written notice to the Trustee and the Collateral Administrator)) of an equivalent tenor as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the outstanding principal balance of each such Collateral Obligation.

For purposes of calculating the Aggregate Funded Spread, (i) such calculation shall exclude any Delinquent Obligation until the obligor thereof has resumed the payment of cash interest in cash and (ii) the stated interest rate of a Collateral Obligation will be excluded from such calculation to the extent the Issuer or the Collateral Manager has actual knowledge that such payment of interest will not be made by the obligor thereof during the applicable period.

“Aggregate Outstanding Amount”: With respect to any of the Notes as of any date, the aggregate unpaid principal amount of such Notes Outstanding on such date.

“Aggregate Principal Balance”: When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

“Alternative Method”: The meaning specified in Section 7.17(l).

“Alternative Rate”: The meaning specified in the definition of “Benchmark”.

“ARRC”: The meaning specified in the definition of “Relevant Governmental Body”.

“Assets”: The meaning assigned in the Granting Clause hereof.

“Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14 hereof.

“Bank”: Deutsche Bank Trust Company Americas, in its individual capacity and not as Trustee, or any successor thereto.

“Bankruptcy Code”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.

“Base Rate Modifier”: A modifier determined by the Collateral Manager applied to a reference rate to the extent necessary to cause such rate to be comparable to the Benchmark, which may include an addition to or subtraction from such unadjusted rate.

“BDC”: Golub Capital BDC 3, Inc., a Maryland corporation.

“Benchmark”: With respect to the Secured Notes for (i) the period from and including the Closing Date to but excluding the First Interest Determination End Date following the Closing Date, (ii) the period from and including the First Interest Determination End Date to the first Payment Date and (iii) any subsequent Interest Accrual Period, the greater of (a) 0.0% and (b) (I) the Term SOFR Reference Rate for the Designated Maturity, as such rate is published by the Term SOFR Administrator on the Term SOFR Source, (II) if as of 5:00 p.m. (New York City time) on any Interest Determination Date the rate referred to in clause (I) is temporarily or permanently unavailable or has not been published by the Term SOFR Administrator on the Term SOFR Source, then the Term SOFR Reference Rate for the Corresponding Tenor as published by the Term SOFR Administrator on the Term SOFR Source on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for the Corresponding Tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five Business Days prior to such Interest Determination Date or (III) if such rate cannot be determined under clauses (I) or (II), the Term SOFR Reference Rate as determined on the previous Interest Determination Date. “Benchmark,” when used with respect to a Collateral Obligation, means the “benchmark” rate determined in accordance with the terms of such Collateral Obligation.

Notwithstanding anything in the foregoing, if at any time while any Secured Notes are outstanding a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Benchmark, the Collateral Manager (on behalf of the Issuer) may select (with written notice to the Trustee, the Calculation Agent and the Collateral Administrator) an alternative rate, including any applicable spread adjustments thereto (the “Alternative Rate”) that in its commercially reasonable judgment is consistent with the successor for the Benchmark, which is, as certified to the Issuer and the Trustee, (x) Daily Simple SOFR, Compounded SOFR or any other rate proposed or recommended by the LSTA or ARRC as the successor for the Benchmark with respect to loans or (y) expected to be used in the quarterly pay Floating Rate Obligations included in the Assets or the new issue collateralized loan obligation market and all references herein to the “Benchmark” will mean such Alternative Rate selected by the Collateral Manager. If at any time while any Secured Notes are Outstanding, the Benchmark ceases to exist or be reported and the Collateral Manager has not determined an Alternative Rate in accordance with the foregoing, at the direction of the Collateral Manager (by written notice to the Issuer, the Trustee (who shall forward such notice to the Holders) and the Calculation Agent) and without a supplemental indenture, the Alternative Rate with respect to the Secured Notes shall be the Fallback Rate. Notwithstanding anything to the contrary in the Indenture, neither the Calculation Agent nor the Trustee shall have any responsibility or liability for determining or selecting an Alternative Rate or a Fallback Rate (including, without limitation, any Base Rate Modifier or any other modifier thereto) as a successor or replacement benchmark to the Benchmark (including whether any such rate is an Alternative Rate or a Fallback Rate or whether a Benchmark Replacement Date or a Benchmark Transition Event has occurred, or any other conditions to the designation of such rate have been satisfied) and shall be entitled to rely upon any designation of such a rate (and any Base Rate Modifier) by the Collateral Manager. Notwithstanding anything herein, the Benchmark (including any Alternative Rate or Fallback Rate) with respect to the Secured Notes shall in no event be calculated below 0%.

“Benchmark Conforming Changes”: With respect to the Benchmark, any technical, administrative or operational changes (including changes to the definition of “Interest Accrual Period,” “Aggregate Funded Spread,” timing and frequency of determining rates and making payments of interest, and other administrative matters) that the Collateral Manager decides may be necessary or appropriate to correct an error with respect to the application or implementation of the Benchmark or to reflect the adoption or implementation of such Benchmark in a manner substantially consistent with market practice (or, if the Collateral Manager decides that adoption of any portion of such market practice is not administratively feasible or if the Collateral Manager determines that no market practice for use of the Benchmark exists, in such other manner as the Collateral Manager determines is reasonably necessary).

“Benchmark Replacement Date”: The earlier to occur of the following events with respect to the Benchmark, as determined by the Collateral Manager: (i) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; (ii) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or (iii) in the case of clause (d) or (e) of the definition of “Benchmark Transition Event,” the date on which the Collateral Manager has notified the Trustee and the Calculation Agent that a “Benchmark Replacement Date” has occurred.

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the Benchmark, as determined by the Collateral Manager: (a) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; (b) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the Relevant Governmental Body, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; (c) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative; (d) (x) the aggregate principal balance of Floating Rate Obligations included in the Assets (on a trade date basis) that are utilizing a benchmark rate that is not the Benchmark (excluding any benchmark rate based on Libor) or has had a benchmark transition event (however denominated) occur divided by (y) the aggregate principal balance of all Floating Rate Obligations included in the Assets (on a trade date basis) is greater than 50%; or (e) the Collateral Manager reasonably determines that the Benchmark is likely to cease to exist or be reported.  If one year has passed since the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date and the Collateral Manager has not determined an Alternative Rate in accordance with the definition of “Benchmark”, then the Alternative Rate with respect to the Secured Notes shall be the rate (including any applicable spread adjustments thereto) that is consistent with the reference rate most commonly being used in the quarterly pay Floating Rate Obligations included in the Assets; provided that the Collateral Manager may following the implementation of such rate select a different Alternative Rate in accordance with the definition of “Benchmark ”.

“Beneficial Ownership Certificate”: The meaning specified in Section 14.2(e).

“Benefit Plan Investor”: An employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan to which Section 4975 of the Code applies or an entity whose underlying assets include “plan assets” by reason of such an employee benefit plan’s or a plan’s investment in such entity.

“Bond”: A debt security (that is not a loan) that is issued by a corporation, limited liability company, partnership or trust.

“Borrowing Base”: With respect to any date of determination, the sum of (a) the product of the Class A Advance Rate multiplied by the Adjusted Pool Balance excluding Current Cash Balances therefrom (for any Payment Date, as of the related Determination Date), (b) Current Cash Balances and (c) the aggregate amount of all interest payments owing to the Issuer that represent Principal Financed Accrued Interest and that have not yet been received by the Issuer.

“Borrowing Base Condition”: A condition satisfied as of any date of determination on which the Aggregate Outstanding Amount of the Class A Notes (calculated after giving effect to any acquisition or substitution of any Additional Collateral Obligations, the sale of any Collateral Obligations, any Contribution and/or any payment on the Class A Notes occurring on such date of determination) is no greater than the Borrowing Base.

“Broadly Syndicated Loan”: A syndicated loan underwritten based upon the Obligor’s EBITDA where such EBITDA is greater than or equal to $50,000,000.

“Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the Corporate Trust Office of the Trustee is located or, for any final payment of principal, in the relevant place of presentation.

“Calculation Agent”: The meaning specified in Section 7.16(a).

“Carried Defaulted Obligation”: Any Defaulted Obligation with respect to which the Issuer has delivered to the Collateral Manager an Officer’s certificate confirming that the Issuer will receive payments of principal or a Contribution either (a)  in cash in an amount equal to the Principal Balance of such Defaulted Obligation or (b) of one or more Additional Collateral Obligations to substitute for such Defaulted Obligation, which Additional Collateral Obligations will have an aggregate Principal Balance no less than the Principal Balance of such Defaulted Obligation.

“Cash”: Such funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.

“Class”: In the case of the (x) Secured Notes, all of the Secured Notes having the same Interest Rate, Stated Maturity and class designation and (y) Subordinated Notes, all of the Subordinated Notes. With respect to any exercise of voting rights, any pari passu Classes of Notes that are entitled to vote on a matter will vote together as a single Class.

“Class A Advance Rate”: (a) with respect to any date of determination up to and including the end of the Prefunding Period, 63%; (b) with respect to any date of determination following the end of the Prefunding Period, up to and including the last day of the Reinvestment Period, the percentage applicable on such date based upon the obligor count existing upon such date as set forth in the following table; and (c) with respect to any date of determination following the last day of the Reinvestment Period, the Class A Advance Rate determined pursuant to clause (b) above on the last day of the Reinvestment Period, taking into account for this purpose any Collateral Obligations that the Issuer has entered into a binding commitment to originate or purchase but that had not settled by the last day of the Reinvestment Period:

Obligor Count	Class A Advance Rate
20 and lower	61%
21 and higher	63%

For purposes of determining the obligor count for the above table, the proceeds received upon the sale or other disposition of a Collateral Obligation or the final repayment of a Collateral Obligation shall be deemed to constitute an Obligor until all or a portion of such proceeds are reinvested in an additional Collateral Obligation.

“Class A Notes”: The Class A Senior Secured Floating Rate Notes issued on the Closing Date pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A Noteholders”: The Holders of the Class A Notes.

“Class A Principal Distribution Amount”: With respect to any Payment Date, the greater of (a) the excess, if any, of the Aggregate Outstanding Amount of the Class A Notes (calculated immediately prior to such Payment Date) over the Borrowing Base and (b) zero.

“Clean-Up Call Date”: The first Business Day on which the Aggregate Outstanding Amount of the Notes is less than or equal to 20% of the Initial Outstanding Amount plus the initial Outstanding Amount of any Additional Notes issued.

“Clean-Up Call Purchase Price”: The meaning specified in Section 9.5(b).

“Clean-Up Call Redemption”: The meaning specified in Section 9.5(a).

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security”: Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).

“Closing Date”: January 25, 2022.

“Closing Date Master Loan Sale Agreement”: An agreement, dated as of the Closing Date, among the BDC, as seller, the Collateral Manager, as closing date seller, the Issuer, as buyer, and GBDC 3 Funding LLC, as warehouse borrower.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral Administration Agreement”: An agreement dated as of the Closing Date among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time in accordance with the terms thereof.

“Collateral Administrator”: Deutsche Bank Trust Company Americas, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

“Collateral Balance”: With respect to any date of determination, the sum, without duplication, of (a) the Pool Balance (including, for this purpose, the principal balance of each Carried Defaulted Obligation but only until such time as the payments of principal or Contributions referred to in the definition thereof have been received by the Issuer) as of such date, plus (b) the amounts on deposit in the Prefunding Account and the Revolver Funding Account, Principal Proceeds on deposit in the Reinvestment Collection Subaccount and Principal Proceeds on deposit in the Principal Collection Subaccount available to purchase additional Collateral Obligations (in each case, including Eligible Investments therein) and the amounts anticipated to be deposited into the Principal Collection Subaccount on the Payment Date immediately succeeding such date of determination plus (c) the aggregate amount of all interest payments owing to the Issuer that represent Principal Financed Accrued Interest and that have not yet been received by the Issuer.

“Collateral Management Agreement”: The agreement dated as of the Closing Date, between the Issuer and the Collateral Manager relating to the management of the Collateral Obligations and the other Assets by the Collateral Manager on behalf of the Issuer, as amended from time to time in accordance with the terms thereof.

“Collateral Management Fee”: The fee payable to the Collateral Manager in arrears on each Payment Date (prorated for the related Interest Accrual Period) pursuant to Section 8(a) of the Collateral Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.35% per annum (calculated on the basis of the actual number of days in the applicable Collection Period divided by 360) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date.

“Collateral Management Fee Shortfall Amount”: To the extent the Collateral Management Fee is not paid on a Payment Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily deferred or waived by the Collateral Manager), the Collateral Management Fee due on such Payment Date (or the unpaid portion thereof, as applicable). Such amount is automatically deferred for payment on the succeeding Payment Date, with interest at the rate specified in the Collateral Management Agreement, as certified to the Trustee by the Collateral Manager (with a copy to the Collateral Administrator), in accordance with the Priority of Payments.

“Collateral Manager”: GC Advisors LLC, a Delaware limited liability company, until a successor Person shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter “Collateral Manager” shall mean such successor Person.

“Collateral Manager Notes”: Any Notes owned by the Collateral Manager, an Affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof or for which the Collateral Manager or an Affiliate thereof acts as the investment adviser or with respect to which the Collateral Manager or an Affiliate thereof exercises discretionary control.

“Collateral Manager Standard”: The standard of care applicable to the Collateral Manager set forth in the Collateral Management Agreement.

“Collateral Obligation”: A Senior Secured Loan (including, but not limited to, interests in Recurring Revenue Loans, Middle Market Loans and Broadly Syndicated Loans acquired by way of a purchase or assignment), or a Participation Interest therein, that as of the date of purchase by the Issuer:

(i)	is not (A) an Equity Security or (B) by its terms convertible into or exchangeable for an Equity Security;

(ii)	is not a Synthetic Security;

(iii)	is an interest in a Recurring Revenue Loan, a Middle Market Loan or a Broadly Syndicated Loan;

(iv)	is U.S. Dollar denominated and is neither convertible by the Obligor thereunder into, nor payable in, any other currency;

(v)	has an original term to maturity of no more than 84 months;

(vi)	is not (A) a Defaulted Obligation or (B) a Delinquent Obligation;

(vii)	provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(viii)	has payments that do not and will not subject the Issuer to withholding tax or other similar tax (except for withholding taxes pursuant to FATCA or withholding or other similar taxes on commitment fees or similar fees or fees that by their nature are commitment fees or similar fees) unless the related obligor is required to make “gross up” payments that ensure that the net amount actually received by the Issuer (after payment of all such taxes) will equal the full amount that the Issuer would have received had no such taxes been imposed;

(ix)	other than a Delayed Draw Loan or Revolving Loan, is not an obligation pursuant to which any future advances or payments to the borrower or the Obligor thereof may be required to be made by the Issuer; provided that the Issuer may be required, as a lender under the Underlying Instruments, to make customary protective advances or provide customary indemnities to the agent of the Collateral Obligation (for which the Issuer may receive a participation interest or other right of repayment);

(x)	will not require the Issuer or the pool of Assets to be registered as an investment company under the 1940 Act;

(xi)	does not mature after the Stated Maturity of the Secured Notes;

(xii)	in the case of a Recurring Revenue Loan, has at least one financial covenant, is not in default of any financial covenant past any applicable cure period, has a Golub Risk Grade of at least 3, and (A) if such Recurring Revenue Loan is issued by an Obligor that has a most recently reported revenue as of the Cutoff Date of less than $20,000,000, it has a maximum loan-to-value ratio of 35% or (B) if such Recurring Revenue Loan is issued by an Obligor that has a most recently reported revenue as of the Cutoff Date of greater than or equal to $20,000,000, or if otherwise consented to by a Majority of the Controlling Class, has a maximum loan-to-value ratio of 50%;

(xiii)	in the case of a Middle Market Loan, has at least one financial covenant, is not in default of any financial covenant past any applicable cure period, has a Golub Risk Grade of at least 3 and a maximum loan-to-value ratio of 65%;

(xiv)	other than in the case of a Fixed Rate Obligation, accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate, Libor, SOFR or other Benchmark or (b) a similar interbank offered rate, commercial deposit rate or any other index;

(xv)	is Registered;

(xvi)	does not pay interest less frequently than annually;

(xvii)	is not an interest in a grantor trust;

(xviii)	is issued by a Non-Emerging Market Obligor;

(xix)	is not an obligation of a Portfolio Company;

(xx)	is not a commodity forward contract;

(xxi)	does not include or support a letter of credit;

(xxii)	is not (A) an ABL Facility, (B) subject to material non-credit related risks, (C) an obligation secured primarily by real property, (D) Margin Stock, (E) a Structured Finance Obligation, (F) a Bond (other than senior secured notes), (G) an interest-only obligation, a Step-Down Obligation or a Step-Up Obligation or (H) an obligation having a rating including an “f”, “p”, “pi”, “t” or “sf” subscript from S&P or an “sf” subscript from Moody’s; and

(xxiii)	if it is a Participation Interest, the Third Party Credit Exposure Limits are satisfied with respect to the acquisition thereof;

provided that each Permitted Collateral Obligation shall be deemed a “Collateral Obligation”.

“Collection Account”: The trust account established pursuant to Section 10.2 which consists of the Principal Collection Subaccount, the Interest Collection Subaccount and the Reinvestment Collection Subaccount.

“Collection Period”: (i) With respect to the first Payment Date, the period commencing on the Closing Date and ending at the close of business on the tenth Business Day prior to the first Payment Date; and (ii) with respect to any other Payment Date, the period commencing on the day immediately following the prior Collection Period and ending (a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Notes, on the day of such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption, Tax Redemption or Clean-Up Call Redemption in whole of the Notes, on the Redemption Date and (c) in any other case, at the close of business on the tenth Business Day prior to the Payment Date; provided that, with respect to any Payment Date after the date on which no Secured Notes are Outstanding, “Collection Period” shall mean the period commencing on the third Business Day prior to the preceding Payment Date (or in the case of the first Payment Date following the date in which the Secured Notes are no longer Outstanding, commencing on the day immediately following the prior Collection Period) and ending on (but excluding) the third Business Day prior to such Payment Date.

“Commitment Shortfall”: The amount by which:

(a)           the aggregate Unfunded Amount exceeds

(b)           amounts on deposit in the Collection Account, including Eligible Investments credited thereto, representing Principal Proceeds.

“Commodity Exchange Act”: The United States Commodity Exchange Act of 1936, as amended.

“Compounded SOFR”: A rate equal to the compounded average of SOFRs for the applicable Corresponding Tenor, with such rate, or methodology for such rate, and conventions for such rate (which, for example, may be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Accrual Period or compounded in advance) being established by the Collateral Manager in accordance with the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that if, and to the extent that, the Collateral Manager determines that Compounded SOFR cannot be determined in accordance with the foregoing, then the rate, or methodology for this rate, and conventions for this rate shall be selected by the Collateral Manager giving due consideration to any industry-accepted market practice for similar Dollar-denominated collateralized loan obligation securitization transactions at such time.

“Concentration Limitations”: Limitations that operate to exclude from the Adjusted Pool Balance, on any date of determination on or after the Closing Date, the aggregate amount, without duplication, of the Collateral Obligations (excluding, only from the numerator for purposes of the following computations, the Aggregate Principal Balance of any Delinquent Obligations and Defaulted Obligations, and the product of (i) the Aggregate Principal Balance of the Restructured Obligations as of the relevant date of determination multiplied by (ii) the Discount Percentage, in each case fitting any of the categories specified below) owned by the Issuer that is in excess of any of the requirements set forth below, calculated in each case as required by Section 1.3 herein:

(i)             not more than 0% of the Collateral Balance may consist of Second Lien Loans;

(ii)            not more than 5% of the Collateral Balance may consist of obligations issued by a single Obligor and its Affiliates;

(iii)          not more than 23% of the Collateral Balance may consist of obligations issued by the 5 Obligors and their respective Affiliates whose Collateral Obligations have the highest Aggregate Principal Balance;

(iv)          not more than 44% of the Collateral Balance may consist of obligations issued by the 10 Obligors and their respective Affiliates whose Collateral Obligations have the highest Aggregate Principal Balance;

(v)           (a) not more than 15% of the Collateral Balance may consist of Participation Interests and (b) the Third Party Credit Exposure Limits may not be exceeded with respect to any such Participation Interest;

(vi)          not more than 5% of the Collateral Balance may consist of obligations issued by Obligors that are not Domiciled in the United States of America;

(vii)             not more than 5% of the Collateral Balance may consist of obligations with scheduled payments thereunder occurring less frequently than quarterly;

(viii)        not more than 10% of the Collateral Balance (including, solely for the purpose of this item (viii) the amount of any unfunded commitment under any Delayed Draw Loans or Revolving Loans) may consist of the outstanding principal balances of and unfunded commitments under Delayed Draw Loans or Revolving Loans; and

(ix)           not more than 25% of the Collateral Balance may consist of Broadly Syndicated Loans.

To the extent that a single Collateral Obligation fits into more than one of the above categories, the Collateral Manager will apply the Concentration Limitations, in its discretion, to avoid reducing the Adjusted Pool Balance multiple times with respect to the same excluded portion of such Collateral Obligation.

“Confidential Information”: The meaning specified in Section 14.15(b).

“Contribution”: The meaning specified in Section 11.1(e).

“Contributor”: The meaning specified in Section 11.1(e).

“Controlling Class”: The Class A Notes so long as any Class A Notes are Outstanding; and then the Subordinated Notes.

“Controlling Person”: A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of an entity or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person. For this purpose, an “affiliate” of a Person includes any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person. “Control,” with respect to a Person other than an individual, means the power to exercise a controlling influence over the management or policies of such Person, and “Controlling” shall have the meaning correlative to the foregoing.

“Controlling Real Estate Equity Interest”:  A controlling equity interest in a Person whose assets consist primarily of interests in real property.

“Corporate Trust Office”: The designated corporate trust office of the Trustee, currently located at (i) for purposes of surrender, transfer or exchange of any Note, Deutsche Bank Trust Company Americas, c/o DB Services Americas, Inc., 5022 Gate Parkway, Suite 200, Jacksonville, Florida 32256, Attn: Transfer Unit, and (ii) for all other purposes, Deutsche Bank Trust Company Americas, c/o Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Structured Credit Services – GOLUB CAPITAL BDC 3 ABS 2022-1, telephone number (714) 247-6000, facsimile number (714) 656-2568, or such other address as the Trustee may designate from time to time by notice to the Holders, the Collateral Manager and the Issuer or the principal corporate trust office of any successor Trustee.

“Corresponding Tenor”: With respect to an Alternative Rate, a tenor having approximately the same length (disregarding business day adjustment) as the applicable tenor for the Benchmark or the then current Alternative Rate.

“Covered Audit Adjustment”: The meaning specified in Section 7.17(l).

“Credit Risk Obligation”: Any Collateral Obligation that in the Collateral Manager’s commercially reasonable business judgment has a significant risk of declining in credit quality or market value.

“Cumulative Deferred Management Fee”: All or a portion of the previously deferred Collateral Management Fees or Collateral Management Fee Shortfall Amounts (including accrued interest prior to the Payment Date on which the payment of such Collateral Management Fee Shortfall Amount was deferred by the Collateral Manager), which may be declared due and payable by the Collateral Manager on any Payment Date (to the extent there are sufficient Interest Proceeds and Principal Proceeds therefor) with written notice to the Trustee and the Collateral Administrator.

“Current Cash Balances”: As of any date of determination, the sum of the amounts on deposit in the Prefunding Account and the Revolver Funding Account, Principal Proceeds on deposit in the Reinvestment Collection Subaccount and Principal Proceeds on deposit in the Principal Collection Subaccount available to purchase additional Collateral Obligations (in each case, including Eligible Investments therein) and the amounts anticipated to be deposited into the Principal Collection Subaccount on the related Payment Date immediately succeeding such date of determination.

“Current Deferred Management Fee”: With respect to a Payment Date, all or a portion of the Collateral Management Fees or Collateral Management Fee Shortfall Amounts (including accrued interest), due and owing to the Collateral Manager the payment of which is voluntarily deferred (for payment on a subsequent Payment Date), without interest, by the Collateral Manager (with written notice to the Trustee and the Collateral Administrator).

“Current Pay Obligation”: Any Collateral Obligation (other than a DIP Collateral Obligation) that would otherwise be treated as a Defaulted Obligation but as to which no payments are due and payable that are unpaid and with respect to which the Collateral Manager has certified to the Trustee (with a copy to the Collateral Administrator) in writing that it believes, in its reasonable business judgment, that (a) the Obligor of such Collateral Obligation is current on all interest payments, principal payments and other amounts due and payable thereunder and will continue to make scheduled payments of interest thereon and will pay the principal thereof and all other amounts due and payable thereunder by maturity or as otherwise contractually due, (b) if the Obligor is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation and all interest payments, principal payments and other amounts due and payable thereunder have been paid in Cash when due, and (c) the Collateral Obligation has a Market Value of at least 80% of its par value.

“Custodial Account”: The custodial account established pursuant to Section 10.3(b).

“Custodian”: The meaning specified in the first sentence of Section 3.3(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

“Cutoff Date”: With respect to (i) the initial Collateral Obligations, the later of the Closing Date or the settlement date with respect to the conveyance to the Issuer of such Collateral Obligation or (ii) any Additional Collateral Obligation, the related settlement date with respect to the conveyance to or acquisition by the Issuer of such Collateral Obligation.

“Daily Simple SOFR”: For any day, SOFR for the Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may include a lookback) being established by the Collateral Manager in accordance with: (1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR”; provided that: (2) if, and to the extent that, the Collateral Manager determines that Daily Simple SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Collateral Manager giving due consideration to any industry-accepted market practice for similar U.S. dollar denominated collateralized loan obligation securitization transactions at such time.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Obligation”: Any Collateral Obligation included in the Assets as to which the earliest of the following has occurred:

(a)	any payment, or any part of any payment (taking into account any waivers or modifications granted on such Loan) has become 120 days or more delinquent;

(b)	the Collateral Manager has accelerated such Collateral Obligation, and such acceleration has not been rescinded;

(c)	the related Obligor or others have instituted proceedings to have such Obligor adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such Obligor has filed for protection under Chapter 11 of the Bankruptcy Code; or

(d)	the Collateral Manager has determined in accordance with its customary practices that the Collateral Obligation is defaulted;

provided that (x) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to clauses (c) or (d) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a Current Pay Obligation (provided that the Aggregate Principal Balance of Current Pay Obligations exceeding 5% of the Pool Balance will be treated as Defaulted Obligations) and (y) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to any of clauses (c) and (d) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a DIP Collateral Obligation.

Notwithstanding anything in this Indenture to the contrary, the Collateral Manager shall give the Trustee and the Collateral Administrator prompt written notice should any Collateral Obligation become a Defaulted Obligation. Until so notified, the Trustee and the Collateral Administrator shall not be deemed to have any notice or knowledge that a Collateral Obligation has become a Defaulted Obligation.

“Delayed Draw Loan”: A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the Obligor under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the Obligor thereunder; but any such Collateral Obligation shall be a Delayed Draw Loan only until all commitments by the Issuer to make advances to the Obligor expire or are terminated or are reduced to zero.

“Delinquent Obligation”: A Collateral Obligation that is more than 45 days delinquent in payment (taking into account any waivers or modifications granted on such Loan).

“Deliver” or “Delivered” or “Delivery”: The taking of the following steps:

(i)             in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the underlying loan is represented by an Instrument,

(a)	causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(b)	causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and

(c)	causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(ii)           in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(a)	causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(b)	causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Account;

(iii)          in the case of each Clearing Corporation Security,

(a)	causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian, and

(b)	causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account;

(iv)          in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security, a “Government Security”),

(a)	causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB, and

(b)	causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account;

(v)           in the case of each Security Entitlement not governed by clauses (i) through (iv) above,

(a)	causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian’s securities account, (y) to receive a Financial Asset from a Securities Intermediary or acquire the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian’s securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary’s securities account,

(b)	causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian’s securities account, and

(c)	causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(vi)          in the case of Cash or Money,

(a)	causing the delivery of such Cash or Money to the Trustee for credit to the applicable Account or to the Custodian,

(b)	if delivered to the Custodian, causing the Custodian to treat such Cash or Money as a Financial Asset maintained by such Custodian for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC or causing the Custodian to deposit such Cash or Money to a deposit account over which the Custodian has control (within the meaning of Section 9-104 of the UCC), and

(c)	causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Account; and

(vii)         in the case of each general intangible (including any Participation Interest in which neither the Participation Interest nor the underlying loan is represented by an Instrument), causing the filing of a Financing Statement in the office of the Secretary of State of the State of Delaware.

In addition, the Collateral Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Instruments relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

“Delivery Certificate”: An Officer’s certificate of the Collateral Manager to the effect that immediately before the Delivery of the Collateral Obligations:

(A)          the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations is true and correct and such schedule is complete with respect to each such Collateral Obligation;

(B)          each Collateral Obligation in the Schedule of Collateral Obligations satisfies the requirements of the definition of “Collateral Obligation”; and

(C)           the Issuer purchased or entered into each Collateral Obligation in the Schedule of Collateral Obligations in compliance with Section 12.2.

“Designated Maturity”: With respect to the Secured Notes and each Interest Determination Date, three months; provided that, (i) with respect to the period (x) from and including the Closing Date to but excluding the First Interest Determination End Date, the Designated Maturity shall be interpolated between one and three months and (y) from and including the First Interest Determination End Date to but excluding the first Payment Date following the Closing Date, the Designated Maturity shall be three months and (ii) in connection with any Refinancing upon a redemption of the Secured Notes in whole, but not in part, solely with respect to the first Interest Accrual Period following the related Redemption Date, the Designated Maturity of the replacement securities issued in connection with such Refinancing will be determined by the Collateral Manager in connection with such Refinancing.

“Determination Date”: With respect to any Payment Date other than a Redemption Distribution Date, the last day of each Collection Period and, for the purposes of determining whether Interest Proceeds and Principal Proceeds can be transferred to the Payment Account and applied pursuant to the Priority of Payments in connection with a Redemption Distribution Date, the Business Day preceding such Redemption Distribution Date.

“DIP Collateral Obligation”: A loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior liens.

“Discount Percentage”: With respect to Middle Market Loans and Broadly Syndicated Loans, 50% and, with respect to Recurring Revenue Loans, 65%.

“Distribution Report”: The meaning specified in Section 10.6(a).

“Dollar” or “U.S.$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“Domicile” or “Domiciled”: With respect to any Obligor with respect to a Collateral Obligation:

(a)            its country of organization;

(b)           if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which, in the Collateral Manager’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Collateral Manager to be the source of the majority of revenues, if any, of such Obligor); or

(c)            if its payment obligations in respect of such Collateral Obligation are guaranteed by a person or entity that is organized in the United States or Canada, then the United States or Canada.

“DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Due Date”: Each date on which any payment is due on an Asset in accordance with its terms.

“E.U. Retention Deficiency”: The failure of the E.U./U.K. Retention Provider to hold the E.U./U.K. Retained Interest at the relevant measurement time.

“E.U. Securitization Laws”: Regulation (EU) 2017/2402 of December 12, 2017 (the “E.U. Securitization Regulation”), together with any final guidance and technical standards published in relation thereto and the guidelines published in relation to the preceding risk retention legislation by the European Supervisory Authorities which continue to apply to the provisions of the Securitization Regulation as of the Closing Date.

“E.U. Securitization Regulation”: The meaning specified in the definition of “E.U. Securitization Laws”.

“E.U./U.K. Retained Interest”: The net economic interest the E.U./U.K. Retention Provider will retain in the securitization pursuant to the terms of the Risk Retention Letter, being in an amount of not less than 5% in the form specified in paragraph (d) of Article 6(3) of each of the E.U. Securitization Regulation and the U.K. Securitization Regulation, as such regulation is in effect as of the Closing Date, by way of holding, subject to the provisions of the Risk Retention Letter, a 100% ownership interest in the Retention Holder, and causing the Retention Holder to hold the minimum principal amount of Subordinated Notes required by the E.U. Securitization Laws and the U.K. Securitization Laws, as of the Closing Date, being an amount equal to 5% of the nominal value of the Collateral Obligations (the “Retained Amount”).

“E.U./U.K. Retention Provider”: Golub Capital BDC 3, Inc., a Maryland corporation, in its capacity as the E.U./U.K. Retention Provider indirectly through the Retention Holder holding the E.U./U.K. Retained Interest.

“Eligible Investment Required Ratings”: Such obligation or security has a short-term credit rating of at least “A-1” from S&P and, in the case of any obligation or security with a maturity of greater than 60 days, a long-term credit rating of at least “A-” by S&P.

“Eligible Investments”: Either (a) Cash or (b) any Dollar investment that at the time it is Delivered (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

(i)            direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America and which obligations of such agency or instrumentality satisfy the Eligible Investment Required Ratings;

(ii)            demand and time deposits in, certificates of deposit of, bank deposit products of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank or any of its Affiliates) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days after issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii)           commercial paper or other short-term obligations (other than Asset-backed Commercial Paper and extendible commercial paper) with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; and

(iv)          registered money market funds that have, at all times, credit ratings of “AAAm” by S&P or otherwise the highest rating assigned by any other NRSRO, respectively (provided that such equivalent ratings shall comply with S&P’s then current criteria);

provided that (1) Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations, other than those referred to in clause (iv) above, as mature (or are putable at par to the issuer thereof) no later than the earlier of (a) 60 days from the date of purchase and (b) the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date; and (2) none of the foregoing obligations shall constitute Eligible Investments if (a) such obligation has an “f”, “r”, “p”, “pi”, “q”, “t” or “sf” subscript assigned to the rating by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) payments with respect to such obligations or proceeds of disposition are subject to withholding taxes by any jurisdiction unless the payor is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis, (d) such obligation is secured by real property, (e) such obligation is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (g) in the Collateral Manager’s judgment, such obligation is subject to material non-credit related risks, (h) such obligation is a Structured Finance Obligation or (i) such obligation is represented by a certificate of interest in a grantor trust. Eligible Investments may include, without limitation, those investments issued by or made with the Bank or for which the Bank or the Trustee or an Affiliate of the Bank or the Trustee is the obligor or depository institution, or provides services and receives compensation.

“Enforcement Event”: The meaning specified in Section 11.1(a)(iii).

“Equity Security”: Any security (other than a Permitted Collateral Obligation) that at the time of acquisition, conversion or exchange is not eligible for purchase by the Issuer as a Collateral Obligation and is not an Eligible Investment.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“Euroclear”: Euroclear Bank S.A./N.V.

“Event of Default”: The meaning specified in Section 5.1.

“Excess Weighted Average Coupon”: A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Coupon over the Minimum Weighted Average Coupon by (b) the number obtained by dividing the Aggregate Principal Balance of all Fixed Rate Obligations by the Aggregate Principal Balance of all Floating Rate Obligations.

“Expense Reserve Account”: The meaning specified in Section 10.3(e).

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Failed Optional Redemption”: Any announced Optional Redemption (i) with respect to which notice of redemption has been given as described under Section 9.3(a), (ii) such notice is no longer capable of being withdrawn as described under Section 9.3(c) and (iii) the Issuer has insufficient funds to pay the Redemption Prices due and payable on the Secured Notes in respect of such announced Optional Redemption on the related Redemption Date in accordance with the Priority of Payments.

“Fallback Rate”: The reference rate (which may include a Base Rate Modifier and, if applicable, the methodology for calculating such reference rate) determined by the Collateral Manager based on (1) a quarterly rate acknowledged as a standard replacement in the leveraged loan market for leveraged loans by the Loan Syndications and Trading Association® or (2) if 50% or more of the Assets are quarterly pay Floating Rate Obligations, the rate that is consistent with the reference rate most commonly being used in (x) the quarterly pay Floating Rate Obligations included in the Assets or (y) the floating quarterly rate securities issued in the new issue collateralized loan obligation market in the prior month that bear interest based on a reference rate other than Term SOFR; provided, that if at any time when the Fallback Rate is effective the Collateral Manager notifies the Issuer, the Trustee and the Calculation Agent that any Alternative Rate can be determined by the Collateral Manager, then the Fallback Rate shall be replaced with such Alternative Rate commencing with the Interest Accrual Period immediately succeeding the Interest Accrual Period during which the Collateral Manager provides such notification. For the avoidance of doubt, the Fallback Rate shall not be the Benchmark.

“FATCA”: Sections 1471 through 1474 of the Code, any final or temporary, current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with either the implementation of such Sections of the Code or analogous provisions of non-U.S. law.

“Federal Reserve Board”: The Board of Governors of the Federal Reserve System.

“Fee Basis Amount”: As of any date of determination, the sum of (a) the Pool Balance, (b) the Aggregate Principal Balance of all Defaulted Obligations, (c) the amounts on deposit in any Account (including Eligible Investments therein) representing Principal Proceeds and (d) the aggregate amount of all interest payments owing to the Issuer that represent Principal Financed Accrued Interest and that have not yet been received by the Issuer.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Statements”: The meaning specified in Section 9-102(a)(39) of the UCC.

“First Interest Determination End Date”: April 20, 2022.

“Fixed Rate Obligation”: Any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Obligation”: Any Collateral Obligation that bears a floating rate of interest.

“FRB”: The meaning specified in the definition of the terms “Deliver”, “Delivered” or “Delivery”.

“GAAP”: The meaning specified in Section 6.3(j).

“Global Notes”: The Global Secured Notes and the Global Subordinated Notes.

“Global Secured Note”: Any Regulation S Global Secured Note or Rule 144A Global Secured Note.

“Global Subordinated Note”: Any Regulation S Global Subordinated Note or Rule 144A Global Subordinated Note.

“Golub Risk Grade”: The performance rating assigned by the Collateral Manager or its Affiliates.

“Government Security”: The meaning specified in the definition of the terms “Deliver”, “Delivered” or “Delivery”.

“Grant” or “Granted”: To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Assets, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, manager, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager or director of any Person will fail to be Independent solely because such Person acts as an independent manager or independent director thereof or of any such Person’s Affiliates.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Collateral Manager and their Affiliates.

“Independent Manager”: A natural person who, (A) for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer or direct or indirect legal or beneficial owner (or a Person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer, the member of the Issuer or any of their respective Affiliates (other than his or her service as a special member or an independent manager of the Issuer or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer, consultant, creditor, contractor or supplier (or a Person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer, the member of the Issuer or any of their respective Affiliates (other than his or her service as a special member or an independent manager of the Issuer); (iii) affiliated with a tax-exempt entity that receives significant contributions from the member of the Issuer or any of its Affiliates; or (iv) any member of the immediate family of a person described in clause (i), (ii) or (iii) above (other than with respect to clause (i), (ii) or (iii) relating to his or her service as (y) an Independent Manager of the Issuer or (z) an independent manager of any Affiliate of the Issuer which is a bankruptcy remote limited purpose entity), and (B) has, (i) prior experience as an Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Information Agent”: The Collateral Administrator.

“Initial Outstanding Amount”: The aggregate unpaid principal amount of the Notes Outstanding as of the Closing Date.

“Initial Pool Balance”: The Pool Balance of the Collateral Obligations as of the Closing Date.

“Initial Purchaser”: Deutsche Bank Securities Inc., in its capacity as initial purchaser of and placement agent for the Secured Notes under the Purchase Agreement.

“Initial Rating”: With respect to the Secured Notes, the rating or ratings, if any, indicated in Section 2.3.

“Institutional Accredited Investor”: An Accredited Investor identified in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: (i) With respect to the initial Payment Date following the Closing Date (or, in the case of a Class that is subject to Refinancing or Notes issued in connection with an additional issuance, the first Payment Date following the Refinancing or the date of such additional issuance, respectively), the period from and including the Closing Date (or, in the case of a Refinancing, the date of issuance of the replacement notes or debt obligations) to but excluding such Payment Date; and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date (or, in the case of a Class that is being redeemed on a Partial Redemption Date, to but excluding such Partial Redemption Date) until the principal of the Secured Notes is paid or made available for payment.

“Interest Collection Subaccount”: The meaning specified in Section 10.2(a).

“Interest Determination Date”: (a) With respect to the first Interest Accrual Period (x) for the period from and including the Closing Date to but excluding the First Interest Determination End Date, the second U.S. Government Securities Business Day preceding the Closing Date and (y) for the period from and including the First Interest Determination End Date to but excluding the first Payment Date, the second U.S. Government Securities Business Day preceding the First Interest Determination End Date and (b) with respect to each Interest Accrual Period thereafter, the second U.S. Government Securities Business Day preceding the first day of each Interest Accrual Period; provided that, in connection with any Refinancing upon a redemption of the Secured Notes in whole, but not in part, solely with respect to the first Interest Accrual Period following the related Redemption Date, the Interest Determination Date for the replacement securities issued in connection with such Refinancing will be determined by the Collateral Manager in connection with such Refinancing.

“Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of:

(a)	all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest;

(b)	all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(c)	all amendment and waiver fees, late payment fees and other fees received by the Issuer during the related Collection Period, except for those in connection with (a) the lengthening of the maturity of the related Collateral Obligation or (b) except with respect to call premiums or prepayment fees, the reduction of the par amount of the related Collateral Obligation, in each case, as determined by the Collateral Manager with notice to the Trustee and the Collateral Administrator;

(d)	any amounts deposited in the Expense Reserve Account as Interest Proceeds pursuant to Section 10.3(e);

(e)	any Principal Proceeds designated by the Collateral Manager (with notice to the Collateral Administrator) as Interest Proceeds in connection with any Refinancing pursuant to which the Secured Notes are being refinanced in whole;

(f)	any Contributions made to the Issuer which are designated as Interest Proceeds as permitted by this Indenture; and

(g)	all payments of or with respect to capitalized interest, including interest payable on capitalized interest and Sale Proceeds with respect to capitalized interest;

provided that any amounts received in respect of any Defaulted Obligation will constitute Principal Proceeds (and not Interest Proceeds) until (as determined by the Collateral Manager with notice to the Trustee) the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the par value of such Collateral Obligation at the time it became a Defaulted Obligation.

“Interest Rate”: With respect to each Class of Secured Notes, the per annum stated interest rate payable on such Class with respect to each Interest Accrual Period equal to the rate specified in Section 2.3.

“Intervening Event”: With respect to any Trading Plan, the prepayment of any Collateral Obligation included in such Trading Plan or any change in any characteristic of any Collateral Obligation (or the obligor thereof) relevant to any Investment Criteria, in each case to the extent beyond the Issuer’s or the Collateral Manager’s control, so long as no other Collateral Obligation (or obligor thereof) included in such Trading Plan had any change in any characteristic relevant to any Investment Criteria since the first day of the related Trading Plan Period.

“Investment Advisers Act”: The Investment Advisers Act of 1940, as amended.

“Investment Criteria”: The criteria specified in Section 12.2.

“IRS”: The U.S. Internal Revenue Service.

“Issuer”: The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”: A written order or request (which may be a standing order or request) dated and signed (or, if applicable, sent) in the name of the Issuer or by a Responsible Officer of the Issuer, as applicable, or by the Collateral Manager by a Responsible Officer thereof, on behalf of the Issuer. An order or request provided in a facsimile, email or other electronic communication by a Responsible Officer of the Issuer or by a Responsible Officer of the Collateral Manager on behalf of the Issuer shall constitute an Issuer Order, in each case except to the extent the Trustee requests otherwise.

“Issuer’s Website”: The internet website of the Issuer, initially located at www.structuredfn.com access to which is limited to the Rating Agency and to NRSRO’s that have provided an NRSRO Certification.

“Junior Class”: With respect to a particular Class of Notes, each Class of Notes that is subordinated to such Class, as indicated in Section 2.3.

“KBRA”: Kroll Bond Rating Agency, LLC and any successor or successors thereto.

“Knowledgeable Employee”: The meaning set forth in Rule 3c-5(a)(4) promulgated under the 1940 Act.

“Level 1 Portfolio Test”: Each of (i) the Minimum Floating Spread Test when measured against the Minimum Floating Spread specified in clause (a) of the definition thereof and (ii) the Weighted Average Life Test when measured against the Weighted Average Life specified in clause (a) of the definition of Weighted Average Life Test.

“Level 2 Portfolio Test”: Each of (i) the Minimum Floating Spread Test when measured against the Minimum Floating Spread specified in clause (b) of the definition thereof and (ii) the Weighted Average Life Test when measured against the Weighted Average Life specified in clause (b) of the definition of Weighted Average Life Test.

“Libor”: The London interbank offered rate.

“Loan”: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

“Majority”: With respect to any Class or Classes of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class or Classes, as applicable.

“Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock.”

“Market Value”: With respect to any loans or other assets, the mid-point between the “bid” and “ask” prices to the extent such prices are obtained from a nationally recognized independent pricing service or, if unavailable or determined by the Collateral Manager to be unreliable, the fair market value of such Collateral Obligation as reasonably determined by the Collateral Manager (so long as the Collateral Manager is a Registered Investment Adviser) consistent with the Collateral Manager Standard and certified by the Collateral Manager to the Trustee.

“Master Loan Sale Agreements”: Collectively, the Closing Date Master Loan Sale Agreement and the Retention Holder Master Loan Sale Agreement.

“Maturity”: With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Measurement Date”: (i) Any day on which a purchase of a Collateral Obligation occurs, (ii) any Determination Date, (iii) the date as of which the information in any Distribution Report prepared under this Indenture is calculated, and (iv) with five Business Days’ prior written notice, any Business Day requested by the Rating Agency.

“Merging Entity”: The meaning specified in Section 7.10.

“Middle Market Loan”: A debt obligation (other than a Broadly Syndicated Loan) underwritten based upon the Obligor’s cash flows or EBITDA.

“Minimum Floating Spread”: (a) For purposes of compliance with the Level 1 Portfolio Test 5.25% and (b) for purposes of compliance with the Level 2 Portfolio Test 4.25%.

“Minimum Floating Spread Test”: The test that is satisfied on any date of determination if the Weighted Average Floating Spread plus the Excess Weighted Average Coupon equals or exceeds the applicable level of the Minimum Floating Spread.

“Minimum Weighted Average Coupon”: If any of the Collateral Obligations are Fixed Rate Obligations, 7.00%.

“Money”: The meaning specified in Section 1-201(24) of the UCC.

“Monthly Report”: The meaning specified in Section 10.6(b).

“Monthly Report Determination Date”: With respect to any calendar month, the 10th Business Day prior to the 20th calendar day of such calendar month.

“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.

“Net Purchased Loan Balance”: As of any date of determination, an amount equal to (a) the sum of (i) the Aggregate Principal Balance of all Collateral Obligations conveyed by the E.U./U.K. Retention Provider to the Issuer prior to such date, calculated as of the respective Cutoff Dates of such Collateral Obligations, and (ii) the aggregate principal balance of all Collateral Obligations acquired by the Issuer other than from the E.U./U.K. Retention Provider prior to such date minus (b) the Aggregate Principal Balance of all Collateral Obligations sold to or repurchased or substituted by, or otherwise transferred to, the E.U./U.K. Retention Provider prior to such date.

“Non-Call End Date”: January 20, 2023.

“Non-Emerging Market Obligor”: An Obligor that is Domiciled in (a) the United States of America, (b) any country that has a foreign currency government bond rating of at least “Aa3” by Moody’s and foreign currency issuer credit rating of at least “AA” by S&P or (c) a Tax Jurisdiction.

“Non-Foreign Status Certificate”: The meaning specified in Section 2.12(l).

“Non-Permitted ERISA Holder”: The meaning specified in Section 2.11(d).

“Non-Permitted Holder”: The meaning specified in Section 2.11(b).

“Noteholder” or “Holder”: With respect to any Note, the Person whose name appears on the Register as the registered holder of such Note.

“Note Interest Amount”: With respect to any Class of Secured Notes and any Payment Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 of outstanding principal amount of such Class of Secured Notes.

“Notes”: Collectively, the Secured Notes and the Subordinated Notes authorized by, and authenticated and delivered under, this Indenture (as specified in Section 2.4) or any supplemental indenture (and including any Additional Notes issued hereunder pursuant to Section 2.13).

“NRSRO”: A nationally recognized statistical rating organization registered with the Securities and Exchange Commission under the Exchange Act.

“NRSRO Certification”: A certification substantially in the form of Exhibit D executed by a NRSRO in favor of the Issuer that states that such NRSRO has provided the Issuer with the appropriate certifications under Exchange Act Rule 17g-5(e) and that such NRSRO has access to the Issuer’s Website.

“Obligor”: With respect to any Collateral Obligation, any Person or Persons obligated to make payments pursuant to or with respect to such Collateral Obligation, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit on which the related Collateral Obligation is principally underwritten.

“Offer”: The meaning specified in Section 10.7(c).

“Offering”: The offering of any Notes pursuant to the relevant Offering Circular.

“Offering Circular”: Each offering circular relating to the offer and sale of the Notes, including any supplements thereto.

“Officer”: (a)  With respect to the Issuer, and any limited liability company, any managing member or manager thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company and (b) with respect to the Collateral Manager, any manager of the Collateral Manager or any duly authorized officer of the Collateral Manager (as indicated on an incumbency certificate delivered to the Trustee) with direct responsibility for the administration of the Collateral Management Agreement and this Indenture and also, with respect to a particular matter, any other duly authorized officer of the Collateral Manager to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Opinion of Counsel”: A written opinion addressed to the Trustee and, if required by the terms hereof, the Rating Agency, in form and substance reasonably satisfactory to the Trustee (and, if so addressed, the Rating Agency), of an attorney admitted to practice, or a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice, before the highest court of any State of the United States or the District of Columbia, which attorney or law firm, as the case may be, may, except as otherwise expressly provided herein, be counsel for the Issuer and which attorney or law firm, as the case may be, shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee (and, if required by the terms hereof, the Rating Agency) or shall state that the Trustee (and, if required by the terms hereof, the Rating Agency) shall be entitled to rely thereon.

“Optional Redemption”: A redemption of the Notes in accordance with Section 9.1.

“Other Plan Law”: Any state, local, federal, non-U.S. or other laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“Outstanding”: With respect to the Notes or the Notes of any specified Class, as of any date of determination, all of the Notes or all of the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i)            Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation in accordance with the terms of Section 2.9;

(ii)           Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)          Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a “protected purchaser” (within the meaning of Section 8-303 of the UCC); and

(iv)          Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided that in determining whether the Holders of the requisite Aggregate Outstanding Amount of any Class of Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) Notes owned by the Issuer or (only in the case of a vote on (i) the removal of the Collateral Manager for “cause” and (ii) the waiver of any event constituting “cause”, in each case, unless all Notes of such Class are Collateral Manager Notes) Collateral Manager Notes shall be disregarded and deemed not to be Outstanding, except that (x) in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Trust Officer of the Trustee actually knows, based solely on transfer certificates received pursuant to the terms of Section 2.5, to be so owned shall be so disregarded and (y) if all Notes of such Class are Collateral Manager Notes, Collateral Manager Notes shall not be so disregarded and (b) Notes so owned that have been pledged in good faith shall be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not one of the Persons specified above.

“Partial Redemption Date”: Any date on which a Refinancing of one or more but not all Classes of Secured Notes occurs.

“Partial Refinancing Interest Proceeds”: In connection with a Refinancing in part by Class of one or more Classes of Secured Notes, with respect to each such Class, Interest Proceeds up to the amount of accrued and unpaid interest on such Class, but only to the extent that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the date of a Refinancing of such Class or, in the case of a Refinancing occurring on a date other than a Payment Date (without giving effect to clause (ii) of the definition thereof), only to the extent that the Collateral Manager determines that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the next Payment Date, taking into account Scheduled Distributions on the Assets that are expected to be received prior to the next Determination Date.

“Participation Interest”: An undivided 100% participation interest in a loan that, at the time of acquisition, or the Issuer’s commitment to acquire the same, satisfies each of the following criteria: (i) such participation would constitute a Collateral Obligation were it acquired directly, (ii) the seller of the participation is the lender on the loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the Selling Institution or its affiliates) at the time of its acquisition (or at the time of funding of any Revolving Loan or Delayed Draw Loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation, and (vii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants. For the avoidance of doubt a Participation Interest shall not include a sub-participation interest in any loan.

“Partner”: The meaning specified in Section 7.17(a).

“Partnership Interest”: The meaning specified in Section 7.17(a).

“Partnership Representative”: The meaning specified in Section 7.17(l).

“Partnership Tax Audit Rules”: The meaning specified in Section 7.17(l).

“Paying Agent”: Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2.

“Payment Account”: The payment account of the Trustee established pursuant to Section 10.3(a).

“Payment Date”: (i) Each of the 20th day of January, April, July and October of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in July 2022, except that the final Payment Date (subject to any earlier redemption or payment of the Notes) shall be the latest Stated Maturity, (ii) each Redemption Date (other than a Redemption Date in connection with a Failed Optional Redemption or a Redemption Date in connection with a redemption of Secured Notes in part by Class) and (iii) after the date on which no Secured Notes are deemed or considered Outstanding, any Business Day that the Collateral Manager shall designate as a “Payment Date” pursuant to Section 11.1(f).

“PBGC”: The United States Pension Benefit Guaranty Corporation.

“Permitted Collateral Obligation”: A debt obligation received by the Issuer in exchange for a Collateral Obligation or received in connection with the insolvency, bankruptcy, reorganization, restructuring or workout of a Collateral Obligation or the related Obligor that does not satisfy one or more of the criteria in the definition of “Collateral Obligation”.

“Permitted Liens”: With respect to the Assets: (i) security interests, liens and other encumbrances created pursuant to the Transaction Documents, (ii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (iii) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor and (iv) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

“Permitted Use”: With respect to any amount on deposit in the Collection Account from a Contribution or from an additional issuance of Secured Notes, any of the following uses: (i) the transfer of amounts to the Principal Collection Subaccount for application as Principal Proceeds; (ii) the transfer of amounts to the Interest Collection Subaccount for application as Interest Proceeds; (iii) the purchase of assets as described in Section 10.2(e) and Section 12.2(c); (iv) to pay expenses or other amounts due in connection with an Optional Redemption and (v) any other application or purpose not specifically prohibited by this Indenture.

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, statutory trust, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Pool Balance”: As of any date of determination, the Aggregate Principal Balance of the Collateral Obligations owned by the Issuer (other than Defaulted Obligations except as otherwise expressly set forth herein).

“Portfolio Company”: Any company that at the time the Loan is acquired by the Issuer is controlled by the Collateral Manager, an Affiliate thereof, or an account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof.

“Portfolio Tests”: (i) the Minimum Floating Spread Test and (ii) the Weighted Average Life Test.

“Post-Reinvestment Period Settlement Obligation”: The meaning specified in Section 12.2.

“Prefunding Account”: The trust account established pursuant to Section 10.3(c).

“Prefunding Period”: The period from and including the Closing Date to and including the earliest of (i) April 25, 2022 and (ii) the occurrence of a Rapid Amortization Event that is not waived by a Majority of the Controlling Class or cured in accordance with its terms.

“Principal Balance”: Subject to Section 1.3, with respect to any Asset, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest); provided that for all purposes the Principal Balance of any Equity Security or interest only strip shall be deemed to be zero.

“Principal Collection Subaccount”: The meaning specified in Section 10.2(a).

“Principal Financed Accrued Interest”: The amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on a Collateral Obligation.

“Principal Proceeds”: With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds and any other amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture. For the avoidance of doubt, Principal Proceeds shall include interest purchased with Principal Proceeds on the Closing Date.

“Priority Class”: With respect to any specified Class of Notes, each Class of Notes that ranks senior to such Class, as indicated in Section 2.3.

“Priority of Payments”: The meaning specified in Section 11.1(a).

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Agreement”: The note purchase agreement dated as of the Closing Date by and among the Issuer and the Initial Purchaser, as amended from time to time.

“QIB/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both a Qualified Institutional Buyer and a Qualified Purchaser.

“Qualified Institutional Buyer”: The meaning specified in Rule 144A under the Securities Act.

“Qualified Purchaser”: The meaning specified in Section 2(a)(51) of the 1940 Act and Rule 2a51-1, 2a51-2 or 2a51-3 under the 1940 Act.

“Rapid Amortization Event”: Each of the following events:

(i)            an Event of Default has occurred and remained unremedied beyond the expiration of the applicable cure period and either a Supermajority of the Controlling Class has declared that the principal of and accrued interest on the Secured Notes and all other amounts whatsoever payable by the Issuer to be immediately due and payable, or such acceleration has automatically occurred unless such acceleration has been rescinded by a Supermajority of the Controlling Class;

(ii)           the Aggregate Principal Balance of the Collateral Obligations owned by the Issuer that are Delinquent Obligations exceeds 10% of the sum of (a) the aggregate Pool Balance (including, for the purpose of this computation, Defaulted Obligations) plus (b) Current Cash Balances for six (6) consecutive months and the amount of such excess Aggregate Principal Balance of Delinquent Obligations not been offset by (a) an increase (including by a Contribution) in the amounts on deposit in the Principal Collection Subaccount or Reinvestment Collection Subaccount or (b) a reduction in the Aggregate Outstanding Amount of the Notes, in either case, in an amount equal to such excess;

(iii)          the Aggregate Principal Balance of the Collateral Obligations owned by the Issuer that are Defaulted Obligations exceeds 5% of the greater of (a) $400,000,000 and (b) the sum of (1) the aggregate Pool Balance (including, for the purpose of this computation, Defaulted Obligations) plus (2) Current Cash Balances for three (3) consecutive months;

(iv)         the Borrowing Base Condition shall fail to have been satisfied on two (2) consecutive Payment Dates after giving effect to the distributions made on such Payment Dates;

(v)           the Collateral Obligations owned by the Issuer at any time, together with any Collateral Obligations that, at such time, the Issuer is under a binding commitment to purchase, consist of obligations issued by fewer than ten (10) Obligors (solely for the purpose of the definition of “Rapid Amortization Event,” the obligations issued by any Obligor and its Affiliates shall be treated as the obligations of a single Obligor); and

(vi)          the occurrence, at any time following the end of the Prefunding Period, of a failure to be in compliance with any Level 2 Portfolio Test on any Determination Date, which failure remains uncured on the immediately succeeding Determination Date.

The Rapid Amortization Events described in clauses (i) through (v) above shall be un-curable. The Rapid Amortization Event described in clause (vi) above shall be curable and the effects of such Rapid Amortization Event shall cease upon the first Determination Date following such Rapid Amortization Event on which the Level 2 Portfolio Test is satisfied. The Collateral Manager shall notify the Trustee and Collateral Administrator promptly upon obtaining actual knowledge of the occurrence of a Rapid Amortization Event. Until so notified or until a trust officer of the Trustee obtains actual knowledge that a Rapid Amortization Event has occurred, the Trustee shall not be deemed to have any notice or knowledge of a Rapid Amortization Event.

“Rating Agency”: KBRA, or, with respect to Assets generally, if at any time KBRA ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Collateral Manager on behalf of the Issuer).

“Rating Agency Condition”: With respect to any action, that the Rating Agency shall have been given ten days’ prior notice thereof by the Collateral Manager and that the Rating Agency has not notified the Collateral Manager and the Trustee in writing that such action will result in a reduction or withdrawal of the then current rating of the Secured Notes within ten days of receipt of such notice.

“Record Date”: With respect to any applicable Payment Date, Redemption Date or Redemption Distribution Date, (i) with respect to the Global Secured Notes and the Global Subordinated Notes, the date one day prior to such Payment Date, Redemption Date or Redemption Distribution Date, as applicable, and (ii) with respect to the Certificated Secured Notes and the Certificated Subordinated Notes, the last day of the month immediately preceding such Payment Date, Redemption Date or Redemption Distribution Date, as applicable (whether or not a Business Day) (or, after the date on which no Secured Notes, are deemed or considered Outstanding, the third Business Day preceding such Payment Date).

“Recurring Revenue Loan”: A debt obligation underwritten based on the Obligor’s revenues, whether contractual or realized.

“Redemption Date”: Any Business Day specified for a redemption of Notes pursuant to Article IX.

“Redemption Distribution Date”: The meaning set forth in Section 9.1(j).

“Redemption Distribution Direction”: The meaning set forth in Section 10.6(j).

“Redemption Price”: (a) For each Secured Note to be redeemed (i) 100% of the Aggregate Outstanding Amount of such Secured Note, plus (ii) accrued and unpaid interest thereon (including any defaulted interest and any accrued and unpaid interest thereon) to the Redemption Date and (b) for each Subordinated Note, (i) if such Subordinated Note is being redeemed in connection with a liquidation of Assets, its proportional share (based on the outstanding principal amount of such Subordinated Note) of the amount of the proceeds of the Assets remaining after giving effect to the Optional Redemption, Tax Redemption or Clean-Up Call Redemption of the Secured Notes in whole or after all of the Secured Notes have been repaid in full and payment in full of (and/or creation of a reserve for) all expenses (including all Aggregate Collateral Management Fees and Administrative Expenses) of the Issuer or (ii) if such Subordinated Note is being redeemed upon the occurrence of a Refinancing of all of the Secured Notes, the applicable Subordinated Note Redemption Price; provided that, in connection with any Optional Redemption, Tax Redemption or Clean-Up Call Redemption of the Secured Notes in whole, holders of 100% of the Aggregate Outstanding Amount of the Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the holders of the Secured Notes, and such price shall be the “Redemption Price”.

“Refinancing”: A loan or an issuance of replacement securities (“Replacement Notes”), whose terms in each case will be negotiated by the Collateral Manager on behalf of the Issuer, from one or more financial institutions or purchasers to refinance the Notes in connection with an Optional Redemption.

“Refinancing Proceeds”: The Cash proceeds from a Refinancing.

“Register” and “Registrar”: The respective meanings specified in Section 2.5(a).

“Registered”: In registered form for U.S. federal income tax purposes (or in registered or bearer form if not a “registration-required obligation” as defined in Section 163(f)(2)(A) of the Code).

“Registered Investment Adviser”: A Person duly registered as an investment adviser in accordance with and pursuant to Section 203 of the Investment Advisers Act.

“Regulation S”: Regulation S, as amended, under the Securities Act.

“Regulation S Global Secured Note”: The meaning specified in Section 2.2(b)(i).

“Regulation S Global Subordinated Note”: The meaning specified in Section 2.2(b)(i).

“Reinvestment Collection Subaccount”: The meaning specified in Section 10.2(a).

“Reinvestment Period”: The period from and including the Closing Date to and including the earliest of (i) January 25, 2024, (ii) the occurrence of a Rapid Amortization Event that is not waived by a Majority of the Controlling Class or cured in accordance with its terms, (iii) an Optional Redemption in connection with which all Assets are sold or (iv) the date on which notice is provided by the Collateral Manager certifying that it can no longer reinvest in Collateral Obligations in accordance with the terms of this Indenture or the Collateral Management Agreement.

“Related Entity”: The Collateral Manager, its clients, its partners, its members, funds or other investment account managed by the Collateral Manager or any of its Affiliates, or their employees and their Affiliates.

“Relevant Governmental Body”: The Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, including the Alternative Reference Rates Committee (“ARRC”), or any successor thereto.

“Replacement Notes”: The meaning specified in the definition of “Refinancing”.

“Reset Amendment”: The meaning specified in Section 8.2.

“Resolution”: With respect to the Issuer, a resolution of the board of directors of the designated manager of the Issuer.

“Responsible Officer”: With respect to any Person, any duly authorized director, officer or manager of such Person with direct responsibility for the administration of the applicable agreement and also, with respect to a particular matter, any other duly authorized director, officer or manager of such Person to whom such matter is referred because of such director’s, officer’s or manager’s knowledge of and familiarity with the particular subject. Each party may receive and accept a certification of the authority of any other party (which may contain contact information including an email address) as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Restructured Obligation”: A Collateral Obligation that has been modified, restructured or extended due to underperformance of the Obligor and that is deferring the payment of the cash interest due thereon and has been so deferring the payment of cash interest due thereon for three (3) consecutive months; provided that, if such obligation is paying an amount at least equal to, in the case of a Floating Rate Obligation, the floating rate of interest determined in accordance with the terms of such Collateral Obligation plus 1.00% as of such date of determination, and, in the case of a Fixed Rate Obligation, the zero coupon swap rate in a fixed/floating interest rate swap with a term equal to 5 years, it shall not be a Restructured Obligation.

“Retained Amount”: The meaning specified in the definition of “E.U./U.K. Retained Interest.”

“Retention Holder”: Golub Capital BDC 3 ABS 2022-1 Depositor LLC, a Delaware limited liability company, in its capacity as U.S. Retention Provider and the entity that will hold the Retained Amount, in the applicable capacity.

“Retention Holder Master Loan Sale Agreement”: An agreement, dated as of the Closing Date, among the BDC, as seller, the Retention Holder, as intermediate seller, and the Issuer, as buyer.

“Revolver Funding Account”: The account established pursuant to Section 10.3(d).

“Revolving Loan”: Any Collateral Obligation (other than a Delayed Draw Loan) that is a Loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the Obligor by the Issuer; provided that any such Collateral Obligation shall be a Revolving Loan only until all commitments to make advances to the Obligor expire or are terminated or irrevocably reduced to zero.

“Risk Retention Issuance”: An additional issuance of Notes directed by the Collateral Manager in connection with compliance with the U.S. Risk Retention Rules and/or the E.U. Securitization Laws and the U.K. Securitization Laws.

“Risk Retention Letter”: The letter relating to the retention of net economic interest by the E.U./U.K. Retention Provider, and addressed to the Issuer and the Trustee.

“Rule 144A”: Rule 144A, as amended, under the Securities Act.

“Rule 144A Global Secured Note”: The meaning specified in Section 2.2(b)(ii).

“Rule 144A Global Subordinated Note”: The meaning specified in Section 2.2(b)(ii).

“Rule 144A Information”: The meaning specified in Section 7.15.

“Rule 17g-5”: Rule 17g-5 under the Exchange Act.

“S&P”: S&P Global Ratings, an S&P Global Ratings Inc. business, and any successor or successors thereto.

“Sale”: The meaning specified in Section 5.17(a).

“Sale Proceeds”: All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets in accordance with Article XII less any reasonable expenses incurred by the Collateral Manager, the Collateral Administrator or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales. Sale Proceeds will include Principal Financed Accrued Interest received in respect of such sale.

“Schedule of Collateral Obligations”: The schedule of Collateral Obligations attached as Schedule 1 hereto.

“Scheduled Distribution”: With respect to any Collateral Obligation, each payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Collateral Obligation (determined in accordance with the assumptions specified in Section 1.3 hereof) after the related Cutoff Date, as adjusted pursuant to the terms of the related Underlying Instruments.

“Second Lien Loan”: Any assignment of or Participation Interest in a Loan that: (i) (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan but which is subordinated (with respect to liquidation preferences with respect to pledged collateral but subject to exceptions for customary permitted liens) to a Senior Secured Loan of the Obligor; and (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral or which is (ii) a first-lien, last-out loan as certified by the Collateral Manager.

“Secured Note”: A Class A Note.

“Secured Obligations”: The meaning specified in the Granting Clauses.

“Secured Parties”: The meaning specified in the Granting Clauses.

“Securities Account Control Agreement”: The Securities Account Control Agreement dated as of the Closing Date between the Issuer, the Trustee and Deutsche Bank Trust Company Americas, as custodian.

“Securities Act”: The United States Securities Act of 1933, as amended.

“Securities Intermediary”: The meaning specified in Section 8-102(a)(14) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

“Senior Secured Loan”: Any Loan, any senior secured note or any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan or senior secured note, as applicable, (other than with respect to liquidation, trade claims, customary super senior revolving facilities, customary capitalized leases or similar obligations); (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Loan or the senior secured note, as applicable; and (c) the value of the collateral securing the Loan or the senior secured note, as applicable, at the time of purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow or revenue available for debt service and other demands for that cash flow or revenue) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan or the senior secured loan, as applicable, in accordance with its terms and to repay all other Loans or senior secured notes, as applicable, of equal seniority secured by a first lien or security interest in the same collateral. For the avoidance of doubt, a Senior Secured Loan shall not include traditional corporate or high yield bonds.

“Similar Law”: Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or any interest therein) by virtue of its interest and thereby subject the Issuer or the Collateral Manager (or other Persons responsible for the investment and operation of the Issuer’s assets) to Other Plan Law.

“SOFR”: With respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Specified Obligor Information”: The meaning specified in Section 14.15(b).

“STAMP”: The meaning specified in Section 2.5.

“Standby Directed Investment”: Initially, Morgan Stanley Institutional Liquidity Funds – Institutional Class Portfolios – Treasury Portfolios (which for the avoidance of doubt, is an Eligible Investment) or such other Eligible Investment designated by the Issuer (or the Collateral Manager on behalf of the Issuer) by written notice to the Trustee.

“Stated Maturity”: With respect to (i) the Secured Notes, January 18, 2030 and (ii) with respect to the Subordinated Notes, January 25, 2122.

“Step-Down Obligation”: An obligation or security which by the terms of the related Underlying Instruments provides for a reduction in the per annum interest rate on such obligation or security, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.

“Step-Up Obligation”: An obligation or security which by the terms of the related Underlying Instruments provides for an increase in the per annum interest rate on such obligation or security, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Up Obligation.

“Structured Finance Obligation”: Any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities; provided that any ABL Facility and loans directly to financial service companies, factoring businesses, health care providers and other genuine operating businesses do not constitute Structured Finance Obligations.

“Subordinated Note Purchase Agreement”: Each of the agreements dated as of the Closing Date by and between the Issuer and the Retention Holder and between the Issuer and GC Advisors LLC, each as amended from time to time in accordance with the terms thereof.

“Subordinated Note Redemption Price”: The price for such Subordinated Note, as determined by the Collateral Manager on the date of a Refinancing, equal to the following: (a) amounts on deposit in the Principal Collection Subaccount, Interest Collection Subaccount, Reinvestment Collection Subaccount and Revolver Funding Account immediately prior to such Refinancing plus (b) an amount equal to the sum of the products of (x) the average of the “bid” and “ask” price for each Collateral Obligation held by the Issuer (as determined in the sole discretion by the Collateral Manager) and (y) the principal balance of each such Collateral Obligation (excluding solely for purposes of this definition the unfunded commitments under any Revolving Loan or Delayed Draw Loan) plus (c) an amount equal to the sum of the products of (x) the average of the “bid” and “ask” price of each Revolving Loan and Delayed Draw Loan minus 100% and (y) the unfunded commitments under each Revolving Loan and Delayed Draw Loan plus (d) an amount equal to the accrued interest on the Collateral Obligations held by the Issuer immediately prior to such Refinancing plus (e) the sum of the “fair market values” (as determined in the sole discretion of the Collateral Manager) of each Asset not included in clauses (a) through (d) above minus (f) the Redemption Prices of the Secured Notes minus (g) any fees and expenses incurred in connection with such Refinancing and the associated supplemental indenture that are allocable to the redemption of the applicable Notes as determined by the Collateral Manager.

“Subordinated Notes”: The subordinated notes issued pursuant to this Indenture on the Closing Date and having the characteristics specified in Section 2.3 in the form of 144A Global Subordinated Notes, Regulation S Global Subordinated Notes and the Certificated Subordinated Notes, collectively.

“Successor Entity”: The meaning specified in Section 7.10(a).

“Supermajority”: With respect to any Class of Notes, the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of the Notes of such Class.

“Synthetic Security”: A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Tax”: Any tax, levy, impost, duty, charge, assessment, deduction, withholding, or fee of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.

“Tax Event”: An event that occurs if either (i) (x) one or more Collateral Obligations that were not subject to withholding tax when the Issuer committed to purchase them have become subject to withholding tax or the rate of withholding has increased on one or more Collateral Obligations that were subject to withholding tax when the Issuer committed to purchase them and (y) in any Collection Period, the aggregate of the payments subject to withholding tax on new withholding tax obligations and the increase in payments subject to withholding tax on increased rate withholding tax obligations, in each case to the extent not “grossed-up” (on an after-tax basis) by the related obligor, represent 5% or more of the aggregate amount of Interest Proceeds that have been received or that is expected to be received for such Collection Period; or (ii) taxes, fees, assessments, or other similar charges are imposed on the Issuer in an aggregate amount in any twelve-month period in excess of U.S.$2,000,000, other than any deduction or withholding for or on account of any tax described in (i)(x) of this definition.

Notwithstanding anything in this Indenture, the Collateral Manager shall give the Trustee prompt written notice of the occurrence of a Tax Event upon its discovery thereof. Until the Trustee receives written notice from the Collateral Manager or otherwise, the Trustee shall not be deemed to have notice or knowledge to the contrary.

“Term SOFR”: The forward-looking term rate for the Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator”: The CME Group Benchmark Administration Limited or a successor administrator of the rate currently identified as “3 Month CME Term SOFR”, as applicable.

“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR, as such rate is published by the Term SOFR Administrator on the Term SOFR Source.

“Term SOFR Source”: The CME Market Data Platform (or any alternative source designated by CME Group Benchmark Administration Limited, as administrator of Term SOFR, from time to time) for the rate currently identified as “3 Month CME Term SOFR.”

“Tax Jurisdiction”: A sovereign jurisdiction that is commonly used as the place of organization of special purpose vehicles (including, by way of example, the Cayman Islands, Ireland, Bermuda, Curacao, St. Maarten and the Channel Islands).

“Tax Matters Partner”: The meaning specified in Section 7.17(k).

“Tax Redemption”: The meaning specified in Section 9.3(a) hereof.

“Third Party Credit Exposure”: As of any date of determination, the sum (without duplication) of the outstanding principal balance of each Collateral Obligation that consists of a Participation Interest.

“Third Party Credit Exposure Limits”: Limits that shall be satisfied if the Third Party Credit Exposure with counterparties having the ratings below from S&P do not exceed the percentage of the Pool Balance specified below:

S&P’s credit rating of Selling Institution	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	10%	10%
A+	5%	5%
A	5%	5%
A- or below	0%	0%

provided that a Selling Institution having an S&P credit rating of “A” must also have a short-term S&P rating of “A-1” otherwise its “Aggregate Percentage Limit” and “Individual Percentage Limit” (each as shown above) shall be 0%.

“Trading Plan”: The meaning specified in Section 12.2(a).

“Trading Plan Period”: The meaning specified in Section 12.2(a).

“Transaction Documents”: This Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, each Subordinated Note Purchase Agreement, the Purchase Agreement and the Master Loan Sale Agreements.

“Transaction Parties”: The meaning specified in Section 2.5(d).

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

“Transfer Deposit Amount”: On any date of determination with respect to any Collateral Obligation, an amount equal to the sum of the outstanding principal balance of such Collateral Obligation, together with accrued interest thereon through such date of determination.

“Treasury Regulations”: The United States Department of Treasury regulations promulgated under the Code.

“Trust Officer”: When used with respect to the Trustee, any officer within the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president or officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such Person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.

“Trustee”: The meaning specified in the first sentence of this Indenture.

“U.K. Securitization Laws”: The U.K. Securitization Regulation, together with any supplementary regulatory technical standards, implementing standards and any official guidance published in relation thereto by the U.K. Financial Conduct Authority and/or the U.K. Prudential Regulation Authority, and any implementing laws or regulations, each as in force on the Closing Date.

“U.K. Securitization Regulation”: Regulation (EU) 2017/2402 as it which forms part of U.K. domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the Securitization (Amendment) (EU Exit) Regulations 2019 of the United Kingdom.

“UCC”: The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest, as amended from time to time.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Instruments”: The loan agreement, credit agreement or other customary agreement pursuant to which an Asset has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

“Unfunded Amount”: All amounts due in respect of any Collateral Obligations that the Issuer has entered into a binding commitment to originate or purchase but has not yet settled.

“United States Tax Person”: A “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities as indicated on the SIFMA Website.

“U.S. Person” and “U.S. person”: The meanings specified in Regulation S.

“U.S. Retention Interest”: The “eligible horizontal residual interest” offset, transferred and allocated to the U.S. Retention Provider by the Collateral Manager (as the “sponsor” for purposes of the U.S. Risk Retention Rules).

“U.S. Retention Provider”: On the Closing Date, Golub Capital BDC 3 ABS 2022-1 Depositor LLC, and thereafter any successor, assignee or transferee thereof or any Person permitted under the U.S. Risk Retention Rules to hold the U.S. Retention Interest.

“U.S. Risk Retention Rules”: The federal interagency credit risk retention rules, codified at 17 C.F.R. part 246.

“Unregistered Securities”: The meaning specified in Section 5.17(c).

“Volcker Rule”: Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Weighted Average Coupon”: As of any Measurement Date, the number obtained by dividing:

(a)           the amount equal to the Aggregate Coupon; by

(b)           an amount equal to the Aggregate Principal Balance of all Fixed Rate Obligations as of such Measurement Date.

“Weighted Average Floating Spread”: As of any Measurement Date, the number obtained by dividing:

(a)	the amount equal to the Aggregate Funded Spread; by

(b)	an amount equal to the Aggregate Principal Balance of all Floating Rate Obligations as of such Measurement Date.

“Weighted Average Life”: On any date of determination with respect to any Collateral Obligation (other than any Delinquent Obligation or Defaulted Obligation), the number obtained by (a) summing the products obtained by multiplying (i) the Average Life at such time of each such Collateral Obligation by (ii) the outstanding principal balance of such Collateral Obligation and (b) dividing such sum by the Aggregate Principal Balance at such time of all Collateral Obligations (excluding any Delinquent Obligation or Defaulted Obligation).

For the purposes of the foregoing, the “Average Life” is, on any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

“Weighted Average Life Test”: A test satisfied on any date of determination if the Weighted Average Life of the Collateral Obligations as of such date is less than or equal to (a) for purposes of compliance with the Level 1 Portfolio Test 6.0 years and (b) for purposes of compliance with the Level 2 Portfolio Test 6.5 years.

Section 1.2             Usage of Terms. With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

Section 1.3             Assumptions as to Assets. In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a)           All calculations with respect to Scheduled Distributions on the Assets securing the Notes shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b)           Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations will not be included in the calculation of the Portfolio Tests.

(c)           For purposes of calculating the Borrowing Base Condition, except as otherwise specified in the definitions related thereto, such calculations will not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(d)           For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (including Current Pay Obligations and DIP Collateral Obligations but excluding Defaulted Obligations, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero, except to the extent any payments have actually been received) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if received as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received in prior Collection Periods that were not disbursed on a previous Payment Date.

(e)           For purposes of the applicable determinations required by Section 10.6(a) and Article XII, the expected interest on the Secured Notes and Floating Rate Obligations will be calculated using the then current interest rates applicable thereto.

(f)            References in Section 11.1(a) to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(g)           Each Scheduled Distribution receivable with respect to a Collateral Obligation shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Notes or other amounts payable pursuant to this Indenture.

(h)           For purposes of calculating compliance with the Investment Criteria, upon the direction of the Collateral Manager by notice to the Trustee and the Collateral Administrator, any Eligible Investment representing Principal Proceeds received upon the sale or other disposition of a Collateral Obligation shall be deemed to have the characteristics of such Collateral Obligation as of the date of such sale or other disposition until reinvested in an additional Collateral Obligation and, in accordance with the definition of the Class A Advance Rate, such Eligible Investment shall be deemed to constitute an Obligor until all or a portion thereof is reinvested in an Additional Collateral Obligation. Such calculations shall be based upon the principal amount of such Collateral Obligation, except in the case of Defaulted Obligations and Credit Risk Obligations, in which case the calculations will be based upon the Principal Proceeds received on the disposition or sale of such Defaulted Obligation or Credit Risk Obligation.

(i)            For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.1%. All other calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

(j)            Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in Dollars.

(k)           Any reference herein to an amount of the Trustee’s or the Collateral Administrator’s fees calculated with respect to a period at a per annum rate shall be computed on the basis of the actual number of days in the applicable Interest Accrual Period divided by 360 and shall be based on the aggregate outstanding amount of the Assets as of the beginning of the applicable Collection Period.

(l)            To the extent of any ambiguity in the interpretation of any definition or term contained herein or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Manager may direct the Collateral Administrator or the Collateral Administrator may, but shall not be obligated to, request direction from the Collateral Manager, as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(m)          To the fullest extent permitted by applicable law and notwithstanding anything to the contrary contained herein, whenever in this Indenture the Collateral Manager is permitted or required to make a decision in its “sole discretion,” “reasonable discretion” or “discretion” or under a grant of similar authority or latitude, the Collateral Manager shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Issuer, Holders or any other Person.  The intent of granting authority to act in its “discretion” to the Collateral Manager is that no other express consent of another party is required to be obtained by the Collateral Manager when acting pursuant to such grant of authority hereunder; provided that any action taken pursuant to such grant of discretion is consistent with the legal, contractual and fiduciary duties owed by the Collateral Manager.

(n)           For purposes of calculating compliance with any tests under this Indenture, the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(o)           For all purposes where expressly used in this Indenture, the “principal balance” and “outstanding principal balance” shall exclude capitalized interest, if any.

(p)           For purposes of the definition of Collateral Obligation, the reference to the “purchase” of an obligation shall include the purchase of an obligation with cash, the receipt of an obligation by the Issuer in connection with a Contribution and the receipt of a new obligation in connection with the redemption and re-issuance of an obligation in a cashless roll where the redemption proceeds with respect to the Collateral Obligation being redeemed are “rolled” into the new obligation.

(q)           For purposes of calculating the Sale Proceeds of a Collateral Obligation in sale transactions, Sale Proceeds will include any Principal Financed Accrued Interest received in respect of such sale.

(r)            Any direction or Issuer Order required hereunder relating to the purchase, acquisition, sale, disposition or other transfer of Assets may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (collectively, a “trade ticket”) (including by email or other electronic communication) from the Collateral Manager on which the Trustee and Collateral Administrator may rely.

ARTICLE II

The Notes

Section 2.1            Forms Generally. The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Responsible Officers of the Issuer executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2             Forms of Notes. (a) The forms of the Notes, including the forms of Certificated Secured Notes, Certificated Subordinated Notes, Regulation S Global Secured Notes, Rule 144A Global Secured Notes, Rule 144A Global Subordinated Notes and Regulation S Global Subordinated Notes, shall be as set forth in the applicable part of Exhibit A hereto.

(b)           Secured Notes and Subordinated Notes.

(i)                The Notes of each Class sold to persons who are not U.S. persons in offshore transactions (as defined in Regulation S) in reliance on Regulation S shall each be issued initially in the form of one permanent global note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto, in the case of the Secured Notes (each, a “Regulation S Global Secured Note”) and in the form of one permanent global Subordinated Note in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-2 hereto, in the case of the Subordinated Notes (each, a “Regulation S Global Subordinated Note”), and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(ii)               The Notes of each Class sold to Persons that are QIB/QPs shall each be issued initially in the form of one permanent global note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto, in the case of the Secured Notes (each, a “Rule 144A Global Secured Note”) and in the form of one permanent global Subordinated Note in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-2 hereto, in the case of the Subordinated Notes (each, a “Rule 144A Global Subordinated Note”) and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of Cede & Co., a nominee of, DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(iii)              The Secured Notes sold to persons that, at the time of the acquisition, purported acquisition or proposed acquisition of any such Secured Note, are Institutional Accredited Investors (that are not Qualified Institutional Buyers) and Qualified Purchasers shall be issued in the form of definitive, fully registered notes without coupons substantially in the applicable form attached as Exhibit A-3 hereto (a “Certificated Secured Note”) which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(iv)              The Subordinated Notes sold to U.S. Persons that are Accredited Investors (that are not Qualified Institutional Buyers) and either Qualified Purchasers, Knowledgeable Employees with respect to the Issuer, Collateral Manager, or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is either a Qualified Purchaser or a Knowledgeable Employee with respect to the Issuer or the Collateral Manager and shall be issued in the form of definitive, fully registered notes without coupons substantially in the form attached as Exhibit A-4 hereto (each, a “Certificated Subordinated Note” and, together with the Certificated Secured Notes, “Certificated Notes”) which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(v)              The aggregate principal amount of the Regulation S Global Secured Notes, the Rule 144A Global Secured Notes, the Rule 144A Global Subordinated Notes and the Regulation S Global Subordinated Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(c)           Book Entry Provisions. This Section 2.2(c) shall apply only to Global Secured Notes and Regulation S Global Subordinated Notes deposited with or on behalf of DTC.

The provisions of the “Operating Procedures of the Euroclear System” of Euroclear and the “Terms and Conditions Governing Use of Participants” of Clearstream, respectively, will be applicable to the Global Secured Notes and the Global Subordinated Notes insofar as interests in such Global Secured Notes and Global Subordinated Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

Agent Members shall have no rights under this Indenture with respect to any Global Secured Notes or Global Subordinated Notes held on their behalf by the Trustee, as custodian for DTC, and DTC may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.3            Authorized Amount; Stated Maturity; Denominations. The aggregate principal amount of Secured Notes and Subordinated Notes that may be authenticated and delivered under this Indenture is limited to U.S.$401,750,000 (except for (i) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, Section 2.6 or Section 8.5 of this Indenture or (ii) Additional Notes issued in accordance with Sections 2.13 and 3.2).

Such Notes shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Notes

Class Designation	Class A Notes	Subordinated Notes
Original Principal Amount	U.S. $252,000,000	U.S. $149,750,000
Stated Maturity	January 18, 2030	January 25, 2122
Fixed Rate Note	No	N/A
Interest Rate	Benchmark + 2.00%	N/A
Floating Rate Note	Yes	N/A
Initial Rating(s):
KBRA	“A(sf)”	N/A
Pari Passu Classes	None	None
Junior Classes	Subordinated	None
Interest Deferrable	No	N/A

The Secured Notes shall be issued in minimum denominations of U.S. $100,000 and integral multiples of U.S. $1,000 in excess thereof. The Subordinated Notes shall be issued in minimum denominations of U.S. $1,700,000 and integral multiples of U.S. $1,000 in excess thereof; provided, that the Subordinated Notes issued to the initial Holders of the Subordinated Notes on the Closing Date will not be subject to such minimum denomination threshold amounts and the initial Holders of the Subordinated Notes may sell and/or transfer such Subordinated Notes to any Affiliate thereof in amounts that do not meet the minimum denomination threshold. Notes shall only be transferred or resold in compliance with the terms of this Indenture.

Section 2.4             Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by one of its Officers. The signature of such Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at the time of execution the Officers of the Issuer shall bind the Issuer notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order (which shall be deemed to be provided upon delivery of such executed Notes), shall authenticate and deliver such Notes as provided herein and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced. If any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5             Registration, Registration of Transfer and Exchange. (a) The Issuer shall cause the Notes to be Registered and shall cause to be kept a register (the “Register”) at the office of the Trustee in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed registrar (the “Registrar”) for the purpose of registering Notes and transfers of such Notes with respect to the Register maintained in the United States as herein provided. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Registrar.

If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon written request at any time the Registrar shall provide to the Issuer, the Collateral Manager, the Initial Purchaser or any Holder a current list of Holders as reflected in the Register.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal or face amount. At any time, the Issuer, the Collateral Manager or the Initial Purchaser may request a list of Holders from the Trustee.

In addition, the Issuer, the Trustee and the Collateral Manager shall be entitled to rely conclusively upon any certificate of ownership provided to the Trustee by a beneficial owner of a Note (including a Beneficial Ownership Certificate) and/or other forms of reasonable evidence of such ownership as to the names and addresses of such beneficial owner and the Classes, principal amounts and CUSIP numbers of Notes beneficially owned thereby. At any time, upon request of the Issuer, the Collateral Manager or the Initial Purchaser, the Trustee shall provide such requesting Person a copy of each Beneficial Ownership Certificate that the Trustee has received; provided, however, the Trustee shall have no obligation or duty to verify information with respect to such Beneficial Ownership Certificate and shall only be required to retain copies of such documents presented to it.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in a form reasonably satisfactory to the Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any transfer, tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee.

(b)            No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause the Issuer to become subject to the requirement that it register as an investment company under the 1940 Act.

(c)            No transfer of any Subordinated Note (or any interest therein) will be effective if after giving effect to such transfer 25% or more of the Aggregate Outstanding Amount of the Subordinated Notes would be held by Persons who have represented that they are Benefit Plan Investors. For purposes of these calculations and all other calculations required by this sub-section, (A) any Notes of the Issuer held by a Person (other than a Benefit Plan Investor) who is a Controlling Person, the Trustee, the Collateral Manager, the Retention Holder, the Initial Purchaser or any of their respective affiliates (other than those interests held by a Benefit Plan Investor) shall be disregarded and not treated as Outstanding and (B) an “affiliate” of a Person shall include any Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the Person, and “control” with respect to a Person other than an individual shall mean the power to exercise a controlling influence over the management or policies of such Person. The Trustee shall be entitled to rely exclusively upon the information set forth in the face of the transfer certificates received pursuant to the terms of this Section 2.5 and only Notes that a Trust Officer of the Trustee actually knows to be so held shall be so disregarded. In addition, no Global Subordinated Notes (other than Global Subordinated Notes purchased from the Issuer as part of the initial offering or on the Closing Date) may be held by or transferred to a Benefit Plan Investor or Controlling Person and each beneficial owner of a Global Subordinated Note acquiring its interest in the Subordinated Notes in the initial offering or on the Closing Date shall provide to the Issuer a written certification in the form of Exhibit B-5 attached hereto.

(d)            If the purchaser or transferee of any Note or beneficial interest therein is a Benefit Plan Investor, or is purchasing or holding such Note or interest on behalf of any Benefit Plan Investor then, such purchaser or transferee, and any fiduciary or other person investing the assets of the Benefit Plan Investor (“Plan Fiduciary”) in such Notes or interest therein each acknowledges and agrees on each date on which it purchases or holds any Note or any interest therein that none of the Issuer, the Collateral Manager, the Retention Holder, the Trustee, the Collateral Administrator and the Initial Purchaser (“Transaction Parties”) or other persons that provide marketing services, nor any of their affiliates, has provided, and none of them will provide, any investment advice on which such purchaser or transferee or the Plan Fiduciary has relied or will rely as a primary basis in connection with such purchaser’s or transferee’s or such Plan Fiduciary’s decision to invest in the Notes, and the Transaction Parties are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Benefit Plan Investor or the Plan Fiduciary in connection with the Benefit Plan Investor’s acquisition of the Notes.

(e)            Each subsequent transferee of a Note, by acceptance of such Note or an interest in such Note, shall be deemed to have agreed to comply with Section 2.12.

(f)            Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code, the 1940 Act, or the terms hereof; provided that if a certificate is specifically required by the terms of this Section 2.5 to be provided to the Trustee by a prospective transferor or transferee, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same and the Issuer if such certificate does not comply with such terms.

(g)           [Reserved].

(h)           Transfers of Global Secured Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(h).

(i)             Rule 144A Global Secured Note to Regulation S Global Secured Note. If a holder of a beneficial interest in a Rule 144A Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Secured Note for an interest in the corresponding Regulation S Global Secured Note, or to transfer its interest in such Rule 144A Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Secured Note, such holder; provided that such holder or, in the case of a transfer, the transferee is not a U.S. person and is acquiring such interest in an offshore transaction (as defined in Regulation S) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Secured Note. Upon receipt by the Registrar of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Secured Note, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B-1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Secured Notes, including that the holder or the transferee, as applicable, is not a U.S. person, and is acquiring such interest in an offshore transaction pursuant to and in accordance with Regulation S, and (D) a written certification in the form of Exhibit B-7 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a non-U.S. person that is a Qualified Purchaser purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, then the Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Secured Note and to increase the principal amount of the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Regulation S Global Secured Note equal to the reduction in the principal amount of the Rule 144A Global Secured Note.

(ii)            Regulation S Global Secured Note to Rule 144A Global Secured Note. If a holder of a beneficial interest in a Regulation S Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Secured Note for an interest in the corresponding Rule 144A Global Secured Note or to transfer its interest in such Regulation S Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Secured Note. Upon receipt by the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Secured Note in an amount equal to the beneficial interest in such Regulation S Global Secured Note, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B-3 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Secured Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Secured Note is a Qualified Purchaser and a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-6 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and a Qualified Purchaser, then the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Secured Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Rule 144A Global Secured Note equal to the reduction in the principal amount of the Regulation S Global Secured Note.

(iii)           Global Secured Note to Certificated Secured Note. Subject to Section 2.10(a), if a holder of a beneficial interest in a Global Secured Note deposited with DTC wishes at any time to transfer its interest in such Global Secured Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Secured Note. Upon receipt by the Registrar of (A) certificates substantially in the form of Exhibit B-2 attached hereto executed by the transferee and (B) appropriate instructions from DTC, if required, the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Global Secured Note by the aggregate principal amount of the beneficial interest in the Global Secured Note to be transferred, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more corresponding Certificated Secured Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Secured Note transferred by the transferor), and in authorized denominations.

(i)            Transfers of Certificated Secured Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(i).

(i)             Certificated Secured Notes to Global Secured Notes. If a holder of a Certificated Secured Note wishes at any time to transfer such Certificated Secured Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Global Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Secured Note for a beneficial interest in a corresponding Global Secured Note. Upon receipt by the Registrar of (A) a Holder’s Certificated Secured Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-1 or Exhibit B-3 (as applicable) attached hereto executed by the transferor and a certificate substantially in the form of Exhibit B-6 or B-7 (as applicable) attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Global Secured Notes in an amount equal to the Certificated Secured Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the Agent Member’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall cancel such Certificated Secured Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Global Secured Note equal to the principal amount of the Certificated Secured Note transferred or exchanged.

(ii)            Certificated Secured Notes to Certificated Secured Notes. Upon receipt by the Registrar of (A) a Holder’s Certificated Secured Note properly endorsed for assignment to the transferee, and (B) certificates substantially in the form of Exhibit B-2 attached hereto executed by the transferee, the Registrar shall cancel such Certificated Secured Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Secured Notes bearing the same designation as the Certificated Secured Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Secured Note surrendered by the transferor), and in authorized denominations.

(j)            Transfers and exchanges of Subordinated Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(j).

(i)             Rule 144A Global Subordinated Note to Regulation S Global Subordinated Note. If a holder of a beneficial interest in a Rule 144A Global Subordinated Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Subordinated Note for an interest in the corresponding Regulation S Global Subordinated Note, or to transfer its interest in such Rule 144A Global Subordinated Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Subordinated Note, such holder (provided that such holder or, in the case of a transfer, the transferee is a Qualified Purchaser that is is not a U.S. person and is acquiring such interest in an offshore transaction (as defined in Regulation S)) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Subordinated Note. Upon receipt by the Registrar of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Subordinated Note, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Subordinated Note to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B-9 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Regulation S Global Subordinated Notes, including that the holder or the transferee, as applicable, is not a U.S. person, and is acquiring such interest in an offshore transaction pursuant to and in accordance with Regulation S, and (D) a written certification in the form of Exhibit B-8 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is Qualified Purchaser who is a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, then the Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Subordinated Note and to increase the principal amount of the Regulation S Global Subordinated Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Subordinated Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Regulation S Global Subordinated Note equal to the reduction in the principal amount of the Rule 144A Global Subordinated Note.

(ii)            Regulation S Global Subordinated Note to Rule 144A Global Subordinated Note. If a holder of a beneficial interest in a Regulation S Global Subordinated Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Subordinated Note for an interest in the corresponding Rule 144A Global Subordinated Note or to transfer its interest in such Regulation S Global Subordinated Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Subordinated Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Subordinated Note. Upon receipt by the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Subordinated Note in an amount equal to the beneficial interest in such Regulation S Global Subordinated Note, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B-10 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Subordinated Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Subordinated Note is a Qualified Purchaser and a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-11 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and a Qualified Purchaser, then the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Subordinated Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Subordinated Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Rule 144A Global Subordinated Note equal to the reduction in the principal amount of the Regulation S Global Subordinated Note.

(iii)           Certificated Subordinated Note to Certificated Subordinated Note. Upon receipt by the Registrar of (A) a Holder’s Certificated Subordinated Note properly endorsed for assignment to the transferee, and (B) certificates in the form of Exhibits B-4 and B-5 attached hereto given by the transferee of such Certificated Subordinated Note, the Registrar shall cancel such Certificated Subordinated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Subordinated Notes bearing the same designation as the Certificated Subordinated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Subordinated Note surrendered by the transferor), and in authorized denominations.

(iv)          Global Subordinated Note to Certificated Subordinated Note. Subject to Section 2.10(a), if a holder of a beneficial interest in a Global Subordinated Note deposited with DTC wishes at any time to transfer its interest in such Global Subordinated Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Subordinated Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Subordinated Note. Upon receipt by the Registrar of (A) certificates substantially in the form of Exhibits B-4 and B-5 attached hereto executed by the transferee and (B) appropriate instructions from DTC, if required, the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Global Subordinated Note by the aggregate principal amount of the beneficial interest in the Global Subordinated Note to be transferred, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more corresponding Certificated Subordinated Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Subordinated Note transferred by the transferor), and in authorized denominations.

(v)           Certificated Subordinated Notes to Regulation S Global Subordinated Notes. If a holder of a Certificated Subordinated Note wishes at any time to transfer such Certificated Subordinated Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Regulation S Global Subordinated Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Subordinated Note for a beneficial interest in a corresponding Regulation S Global Subordinated Note. Upon receipt by the Registrar of (A) a Holder’s Certificated Subordinated Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-9 attached hereto executed by the transferor and a certificate substantially in the form of Exhibit B-8 attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Regulation S Global Subordinated Note in an amount equal to the Certificated Subordinated Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the Agent Member’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall cancel such Certificated Subordinated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Regulation S Global Subordinated Note equal to the principal amount of the Certificated Subordinated Note transferred or exchanged.

(vi)          Certificated Subordinated Notes to Rule 144A Global Subordinated Notes. If a holder of a Certificated Subordinated Note wishes at any time to transfer such Certificated Subordinated Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Rule 144A Global Subordinated Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Subordinated Note for a beneficial interest in a corresponding Rule 144A Global Subordinated Note (provided that no Accredited Investors may hold an interest in a Rule 144A Global Subordinated Note). Upon receipt by the Registrar of (A) a Holder’s Certificated Subordinated Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-10 attached hereto executed by the transferor and a certificate substantially in the form of Exhibit B-11 attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Rule 144A Global Subordinated Note in an amount equal to the Certificated Subordinated Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the Agent Member’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall cancel such Certificated Subordinated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Rule 144A Global Subordinated Note equal to the principal amount of the Certificated Subordinated Note transferred or exchanged.

(k)            If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the Issuer such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Issuer (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the 1940 Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Issuer shall, after due execution by the Issuer authenticate and deliver Notes that do not bear such applicable legend.

(l)             Each Person who becomes a beneficial owner of Notes represented by an interest in a Global Secured Note or a Global Subordinated Note will be deemed to have represented and agreed as follows:

(i)             In connection with the purchase of such Notes: (A) none of the Issuer, the Collateral Manager, the Initial Purchaser, the Trustee, the Collateral Administrator, the Retention Holder or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, the Initial Purchaser, the Retention Holder or any of their respective Affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Initial Purchaser, the Retention Holder or any of their respective Affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Secured Note or Rule 144A Global Subordinated Note)  both (a) a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act) that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(d) or (a)(1)(e) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(f) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act or (2) a Qualified Purchaser that is not a “U.S. person” as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the minimum denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; and (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees.

(ii)            Each Person who acquires a Secured Note or any interest therein will be required or deemed to represent, warrant and agree that (A) if such Person is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such interest do not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (B) if such Person is, or is acting on behalf of, a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, such Person’s acquisition, holding and disposition of such Note will not constitute or result in a non-exempt violation of any such Other Plan Law.

(iii)           With respect to a Global Subordinated Note or any interest therein (1) if it is a purchaser of Global Subordinated Notes from the Issuer as part of the initial offering on the Closing Date, it will be required to represent and warrant (a) whether or not it is, or is acting on behalf of, a Benefit Plan Investor, (b) whether or not it is a Controlling Person and (c) (i) if it is, or is acting on behalf of, a Benefit Plan Investor, that its acquisition, holding and disposition of such Subordinated Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) if it is, or is acting on behalf of, a governmental, church, non-U.S. plan or other plan, (x) it is not, and for so long as it holds such Subordinated Notes or interest therein will not be, subject to Similar Law and (y) its acquisition, holding and disposition of such Subordinated Notes will not constitute or result in a non-exempt violation of any Other Plan Law and (2) each purchaser or subsequent transferee, as applicable, of an interest in a Global Subordinated Note other than from the Issuer as part of the initial offering on the Closing Date, on each day from the date on which such beneficial owner acquires its interest in such Subordinated Notes through and including the date on which such beneficial owner disposes of its interest in such Subordinated Notes, will be deemed to have represented and agreed that (a) it is not, and is not acting on behalf of, a Benefit Plan Investor or a Controlling Person and (b) if it is, or is acting on behalf of, a governmental, church, non-U.S. or other plan, (x) it is not, and for so long as it holds such Subordinated Notes or interest therein will not be, subject to Similar Law and (y) its acquisition, holding and disposition of such Subordinated Notes will not constitute or result in a non-exempt violation of any Other Plan Law.

(iv)          Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. Such beneficial owner understands that the Issuer has not been registered under the 1940 Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the 1940 Act.

(v)           Such beneficial owner is aware that, except as otherwise provided herein, any Notes being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Secured Notes or Regulation S Global Subordinated Notes, as applicable, and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

(vi)          Such beneficial owner will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 2.5, including the Exhibits referenced herein.

(vii)         Such beneficial owner agrees, acknowledges and represents as to the transfer restrictions set forth in Section 2.12.

(m)           Each Person who becomes an owner of a Certificated Secured Note will be required to make the representations and agreements set forth in Exhibit B-2. Each Person who purchases an interest in a Global Subordinated Note from the Issuer as part of the initial offering on the Closing Date will be required to make the representations and agreements set forth in Exhibit B-5. Each Person who becomes an owner of a Certificated Subordinated Note (including a transfer of an interest in a Global Subordinated Note to a transferee acquiring a Subordinated Note in certificated form) will be required to make the representations and agreements set forth in Exhibit B-4 and Exhibit B-5.

(n)           Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.

(o)           To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

(p)           The Registrar, the Trustee and the Issuer shall be entitled to conclusively rely on the information set forth on the face of any transferor and transferee certificate delivered pursuant to this Section 2.5 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation. Notwithstanding anything in this Indenture to the contrary, the Trustee shall not be required to obtain any certificate specifically required by the terms of this Section 2.5 if the Trustee is not notified of or in a position to know of any transfer requiring such a certificate to be presented by the proposed transferor or transferee. Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from DTC and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

(q)           For the avoidance of doubt, notwithstanding anything in this Indenture to the contrary, the Initial Purchaser may hold a position in a Regulation S Global Note prior to the distribution of the applicable Notes represented by such position.

(r)            Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from the depository and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.6             Mutilated, Defaced, Destroyed, Lost or Stolen Note. If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Issuer, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Trustee or such Transfer Agent that such Note has been acquired by a protected purchaser, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in their discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7             Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved. (a) The Secured Notes shall accrue interest during each Interest Accrual Period at the Interest Rate and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date), except as otherwise set forth below; provided that, for the avoidance of doubt, with respect to any payment of interest on a Redemption Date, such interest shall be determined in accordance with the calculation above solely for the period from, and including, the first day of such Interest Accrual Period through, but excluding, such Redemption Date. Payments of available Interest Proceeds to the Holders of the Subordinated Notes will be subordinated to the payment of interest on the Secured Notes as provided in Section 11.1.

(b)           The principal of each Secured Note of each Class matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Secured Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of Secured Notes (and payments of Principal Proceeds to the Holders of the Subordinated Notes) may only occur in accordance with the Priority of Payments. Payments of principal on any Class of Secured Notes, and distributions of Principal Proceeds to Holders of Subordinated Notes, which are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity of such Class of Notes or any Redemption Date), because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Priority Classes with respect to such Class have been paid in full.

(c)            Principal payments on the Notes will be made in accordance with the Priority of Payments and Article IX.

(d)           The Paying Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a United States Tax Person or the appropriate IRS Form W-8 (or applicable successor form) in the case of a Person that is not a United States Tax Person) or other certification acceptable to it to enable the Issuer, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Note or the Holder or beneficial owner of such Note under any present or future law or regulation of the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation and to determine if payments by the Issuer are subject to withholding. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges with respect to the Notes. Nothing herein shall be construed to obligate the Paying Agent or the Trustee to determine the duties or liabilities of the Issuer or any other paying agent with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

(e)            Payments in respect of interest on and principal of any Secured Notes and any payment with respect to any Subordinated Note shall be made by the Trustee in Dollars to DTC or its designee with respect to a Global Secured Note or Global Subordinated Note and to the Holder or its nominee with respect to a Certificated Note, by wire transfer, as directed by the Holder, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to a Global Secured Note or a Global Subordinated Note, and to the Holder or its nominee with respect to a Certificated Note; provided that in the case of a Certificated Note (1) the Holder thereof shall have provided written wiring instructions to the Trustee on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Register. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided that if the Trustee and the Issuer shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. None of the Issuer, the Trustee, the Collateral Manager, nor any Paying Agent will have any responsibility or liability for any aspects of the records (or for maintaining, supervising or reviewing such records) maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Secured Note or Global Subordinated Note. In the case where any final payment of principal and interest is to be made on any Secured Note (other than on the Stated Maturity thereof) or any final payment is to be made on any Subordinated Note (other than on the Stated Maturity thereof), the Trustee, in the name and at the expense of the Issuer shall prior to the date on which such payment is to be made, mail (by first class mail, postage prepaid) to the Persons entitled thereto at their addresses appearing on the Register a notice which shall specify the date on which such payment will be made, the amount of such payment per U.S.$1,000 original principal amount of Secured Notes, original principal amount of Subordinated Notes and the place where such Notes may be presented and surrendered for such payment.

(f)             Payments of principal to Holders of the Secured Notes shall be made in the proportion that the Aggregate Outstanding Amount of the Secured Notes registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Secured Notes on such Record Date. Payments to the Holders of the Subordinated Notes from Interest Proceeds and Principal Proceeds shall be made in the proportion that the Aggregate Outstanding Amount of the Subordinated Notes registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Subordinated Notes on such Record Date.

(g)            Interest on the Secured Notes will be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

(h)            All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(i)             Notwithstanding any other provision of this Indenture, the obligations of the Issuer under the Notes, this Indenture and the other Transaction Documents are limited recourse obligations of the Issuer, payable solely from the Assets and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, manager, trustee, beneficial owner, partner, member, employee, shareholder, authorized Person or incorporator of the Issuer, the Collateral Manager, the Retention Holder or their respective Affiliates, successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph (i) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity. The Subordinated Notes are not secured hereunder.

(j)             Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note.

Section 2.8             Persons Deemed Owners. The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat as the owner of each Note the Person in whose name such Note is registered on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date and for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.9             Cancellation. All Notes surrendered for registration of transfer, exchange or redemption, or deemed lost or stolen, shall be promptly canceled by the Trustee and may not be reissued or resold. No Note may be surrendered (including any surrender in connection with any abandonment, gift, donation or other cause or event) except for payment as provided herein, for registration of transfer, exchange or redemption in accordance with Article IX hereof, or for replacement in connection with any Note deemed lost or stolen. Any Notes surrendered for cancellation as permitted by this Section 2.9 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order received prior to destruction that they be returned to it.

Section 2.10           DTC Ceases to be Depository. (a) A Global Secured Note or Global Subordinated Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a corresponding Certificated Note to the beneficial owners thereof only if (A) such transfer complies with Section 2.5 of this Indenture and (B) either (x) (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Secured Note or Global Subordinated Note or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days after such event or (y) an Event of Default has occurred and is continuing and such transfer is requested by any beneficial owner of an interest in such Global Secured Note or Global Subordinated Note.

(b)            Any Global Secured Note or Global Subordinated Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall execute and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Secured Note or Global Subordinated Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized denominations. Any Certificated Note delivered in exchange for an interest in a Global Secured Note or Global Subordinated Note shall, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c)            Subject to the provisions of paragraph (b) of this Section 2.10, the Holder of a Global Secured Note or Global Subordinated Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.

(d)            In the event of the occurrence of any of the events specified in clause (B) of sub-section (a) of this Section 2.10, the Issuer will promptly make available to the Trustee a reasonable supply of Certificated Notes.

If Certificated Notes are not so issued by the Issuer to such beneficial owners of interests in Global Secured Notes or Global Subordinated Notes as required by sub-section (a) of this Section 2.10, the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Secured Note or Global Subordinated Note would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner’s interest in the Global Secured Note or Global Subordinated Note) as if corresponding Certificated Notes had been issued; provided that the Trustee shall be entitled to rely upon any certificate of ownership provided by such beneficial owners (including a certificate in the form of Exhibit C) and/or other forms of reasonable evidence of such ownership.

Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from the depository and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.11           Non-Permitted Holders. (a) Notwithstanding anything to the contrary elsewhere herein, (x) any transfer of a beneficial interest in any Secured Note to a U.S. person that is not a QIB/QP (other than a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser) and (y) any transfer of a beneficial interest in any Subordinated Note to a U.S. person that is not (A) a Qualified Institutional Buyer or an Accredited Investor and (B) a Qualified Purchaser, a Knowledgeable Employee with respect to the Issuer, Collateral Manager or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Knowledgeable Employee with respect to the Issuer or Collateral Manager shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(b)            If (w) any U.S. person that is not a QIB/QP (other than a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser) shall become the beneficial owner of an interest in any Secured Note or (x) any U.S. person that is not a Qualified Institutional Buyer or an Accredited Investor and a Qualified Purchaser, a Knowledgeable Employee with respect to the Issuer, Collateral Manager or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Knowledgeable Employee with respect to the Issuer or Collateral Manager shall become the beneficial owner of an interest in any Subordinated Note (any such Person a “Non-Permitted Holder”), the acquisition of Notes by such holder shall be null and void ab initio. The Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such person is a Non-Permitted Holder by the Issuer or the Trustee or upon notice to the Issuer from the Trustee (if a Trust Officer of the Trustee obtains actual knowledge) (and who agrees to notify the Issuer of such discovery, if any), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Notes held by such Person to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice. If such Non-Permitted Holder fails to so transfer such Notes, the Issuer or the Collateral Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Collateral Manager acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder; provided that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager shall be entitled to bid in any such sale. However, the Issuer or the Collateral Manager may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Collateral Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

(c)            Notwithstanding anything to the contrary elsewhere herein, any transfer of a beneficial interest in any Subordinated Note to a Person who has made an ERISA-related representation required by Section 2.5(c) that is subsequently shown to be false or misleading shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(d)            If any Person shall become the beneficial owner of an interest in any Note who has made or is deemed to have made a prohibited transaction, Benefit Plan Investor, Controlling Person, Similar Law or Other Plan Law representation required by Section 2.5 that is subsequently shown to be false or misleading or whose beneficial ownership otherwise causes Benefit Plan Investors to hold 25% or more of the value of the Subordinated Notes (any such Person a “Non-Permitted ERISA Holder”), the Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such Person is a Non-Permitted ERISA Holder by the Issuer or upon notice from the Trustee (if a Trust Officer of the Trustee obtains actual knowledge) (and who agrees to notify the Issuer of such discovery), send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer all or any portion of the Notes held by such Person to a Person that is not a Non-Permitted ERISA Holder within 10 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer such Notes, the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose. The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and selling such Notes to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by the Issuer in its sole discretion. The Holder of each Note, the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

Section 2.12           Treatment and Tax Certification. (a) Each Holder (including, for purposes of this Section 2.12, any beneficial owner of an interest in Notes) of Secured Notes agrees to treat the Secured Notes as indebtedness for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by law.

(b)            Each Holder of a Subordinated Note agrees to treat the Subordinated Notes as equity for U.S. federal, state and local income and franchise tax purposes.

(c)            Each Holder of a Note agrees and understands that the failure to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a person that is a United States Tax Person or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a United States Tax Person) may result in withholding from payments in respect of such Note, including U.S. federal withholding or back-up withholding.

(d)            Each Holder of a Subordinated Note represents and warrants that it is a United States Tax Person, agrees to provide the Issuer and the Trustee (and any of their agents) with a correct, complete and properly executed IRS Form W-9 (or applicable successor form), and acknowledges that if it fails to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications specified above, the acquisition of its interest in such Note shall be void ab initio.

(e)            Each Holder of a Note agrees to provide the Issuer, the Trustee and any relevant intermediary with any information or documentation that is required under FATCA or that the Issuer or relevant intermediary deems appropriate to enable the Issuer or relevant intermediary to determine their duties and liabilities with respect to any taxes they may be required to withhold pursuant to FATCA in respect of such Note or the Holder of such Note. In addition, each purchaser and subsequent transferee of such Notes (or any interest therein) understands and acknowledges that the Issuer has the right under this Indenture to withhold on any Holder of a Note that fails to comply with FATCA.

(f)            Each Holder of a Secured Note that is not a United States Tax Person represents that either (a) it is not (i) a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), (ii) a “10 percent shareholder” with respect to the Issuer within the meaning of Section 871(h)(3) or Section 881(c)(3)(D) of the Code, or (iii) a “controlled foreign corporation” that is related to the Issuer within the meaning of Section 881(c)(3)(C) of the Code; (b) it is a person that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States; or (c) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it on the Notes are effectively connected with the conduct of a trade or business in the United States.

(g)           Each Holder of a Subordinated Note represents, acknowledges and agrees that:

(i)            such Note may not be acquired or owned by any person that is classified for U.S. federal income tax purposes as a partnership, Subchapter S corporation or grantor trust unless (i) (a) except in the case of the Retention Holder, none of the direct or indirect beneficial owners of any interest in such person have or ever will have more than 40% of the value of its interest in such person attributable to the aggregate interest of such person in the combined value of the Subordinated Notes (and any other interest treated as equity in the Issuer for U.S. federal income tax purposes), and (b) it is not and will not be a principal purpose of the arrangement involving the investment of such person in any Subordinated Notes and any other equity interests of the Issuer to permit any partnership to satisfy the 100 partner limitation of Treasury Regulations Section 1.7704-1(h)(1)(ii) or (ii) such person obtains written advice of Dechert LLP or an opinion of nationally recognized U.S. tax counsel reasonably acceptable to the Issuer that such transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation;

(ii)           it will not participate in the creation or other transfer of any financial instrument or contract the value of which is determined in whole or in part by reference to the Issuer (including the amount of distributions by the Issuer, the value of the Issuer’s assets, or the results of the Issuer’s operations) or the Subordinated Notes;

(iii)          it will not acquire, or sell, transfer, assign, participate, pledge or otherwise dispose of the Subordinated Note or cause the Subordinated Note to be marketed, (i) on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and Treasury Regulations Section 1.7704-1(b), including without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations or (ii) if such acquisition, sale, transfer, assignment, participation, pledge or other disposition would cause the combined number of holders of the Subordinated Notes and any other equity interests in the Issuer to be more than 90; and

(iv)          it acknowledges and agrees that any sale, transfer, assignment, participation, pledge, or other disposition of the Subordinated Note that would violate any of the three preceding paragraphs above or otherwise cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h) will be void and of no force or effect, and it will not transfer any interest in the Subordinated Note to any person that does not agree to be bound by the three preceding paragraphs above or by this paragraph.

(h)            Each Holder of a Secured Note that is not a United States Tax Person represents and acknowledges that it is not and will not become a member of an “expanded group” (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if either (i) the Issuer is an entity disregarded as separate from such domestic corporation for U.S. federal income tax purposes or (ii) the Issuer is a “controlled partnership” (within the meaning of the regulations) with respect to such expanded group or an entity disregarded as separate from such controlled partnership for U.S. federal income tax purposes.

(i)             Each Holder of a Subordinated Note acknowledges and agrees that, for so long as the Issuer is classified as a partnership for U.S. federal income tax purposes, it shall not acquire any Subordinated Notes (or any other interest treated as equity in the Issuer for U.S. federal income tax purposes) if such transfer would result in the Issuer being treated as a disregarded entity for U.S. federal income tax purposes.

(j)             Each Holder of a Subordinated Note acknowledges and agrees that, for so long as the Issuer is disregarded as separate from it for U.S. federal income tax purposes, a Note may not be transferred by it (except to a person that is disregarded as separate from such Holder for U.S. federal income tax purposes), unless it has received written advice of Dechert LLP or an opinion of nationally recognized U.S. tax counsel reasonably acceptable to the Issuer that such transfer will not result in the Issuer becoming classified as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will not cause the Issuer to be subject to U.S. federal income tax on a net basis.

(k)            Each Holder of a Subordinated Note acknowledges and agrees that, it shall not transfer any Secured Note (except to a Person that is disregarded as separate from it for U.S. federal income tax purposes) if at any time prior to such transfer the Issuer was disregarded as separate from such Holder for U.S. federal income tax purposes, unless it shall have received written advice of Dechert LLP or an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters that, immediately following such transfer, such Note and other outstanding Notes of the same Class (other than any Notes that it holds immediately after such transfer) will be fungible for U.S. federal income tax purposes.

(l)             Each Holder of a Subordinated Note agrees to deliver to the transferee, with a copy to the Trustee, prior to the transfer of such Note, a properly completed certificate, in a form reasonably acceptable to the transferee and the Trustee, stating, under penalty of perjury, the transferor’s United States taxpayer identification number and that the transferor is not a foreign person within the meaning of Section 1446(f)(2) of the Code (such certificate, a “Non-Foreign Status Certificate”). Each Holder of a Subordinated Note acknowledges that the failure to provide a Non-Foreign Status Certificate to the transferee may result in withholding on the amount realized on its disposition of such Note.

(m)           Each Holder of a Note agrees that it will indemnify the Issuer, the Trustee, and their respective agents from any and all damages, cost and expenses (including any amount of taxes, fees, interest, additions to tax, or penalties) resulting from the failure by it to comply with its obligations under the Note. It acknowledges that the indemnification will continue with respect to any period during which t held such Note, notwithstanding it ceasing to be a Holder of the Note.

Section 2.13           Additional Issuance. (a) At any time within the Reinvestment Period, the Issuer may, pursuant to a supplemental indenture in accordance with Section 8.1 hereof, issue Additional Notes of any Class and use the proceeds to purchase additional Collateral Obligations or as otherwise permitted under this Indenture (including Permitted Uses); provided that the following conditions are met:

(i)             the Collateral Manager and the Retention Holder each consent to such issuance and such issuance is consented to by a Supermajority of the Subordinated Notes;

(ii)            the aggregate principal amount of Additional Notes of any Class issued in all additional issuances shall not exceed 100% of the respective original outstanding principal amount of the Notes of such Class;

(iii)           the terms of the Notes issued must be identical to the respective terms of previously issued Notes of the applicable Class (except that the interest due on additional Secured Notes will accrue from the issue date of such additional Secured Notes and that the spread over the Benchmark and prices of such may be lower (but not higher) than those of the initial Notes of that Class) and such additional issuance shall not be considered a Refinancing hereunder;

(iv)          the net proceeds of the issuance of any additional Subordinated Notes shall be deposited in the Principal Collections Subaccount and employed in connection with any Permitted Use; provided that this subclause (iv) shall only apply if such additional Subordinated Notes are the only Notes included in such additional issuance;

(v)           the proceeds of any Additional Notes (net of fees and expenses incurred in connection with such issuance) shall be treated as Principal Proceeds, used to purchase additional Collateral Obligations or as another Permitted Use;

(vi)          to the extent such issuance would be of additional Secured Notes (other than in connection with a Risk Retention Issuance), the prior written consent of a Majority of the Controlling Class has been obtained;

(vii)         the Borrowing Base Condition is satisfied after giving effect to such issuance;

(viii)        written advice of Dechert LLP or an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters will be delivered to the Issuer (with a copy to the Trustee), in form and substance satisfactory to the Collateral Manager, to the effect that (A) such additional issuance will not result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax on a net basis and (B) any additional Secured Notes (other than Subordinated Notes) will be characterized as indebtedness for U.S. federal income tax purposes; provided, however, that the advice or opinion described in this clause (B) will not be required with respect to any additional Secured Notes that bear a different CUSIP number (or equivalent identifier) from the Secured Notes of the same Class that are outstanding at the time of the additional issuance;

(ix)           such additional issuance will be effected in a manner that allows the Issuer to accurately provide the tax information relating to original issue discount to the holders of Secured Notes;

(x)            unless such additional issuance is solely of Subordinated Notes or Secured Notes junior to the existing Secured Notes, the Rating Agency Condition is satisfied; and

(xi)           an Officer’s certificate of the Issuer shall be delivered to the Trustee stating that the conditions of this Section 2.13(a) have been satisfied.

(b)           The terms and conditions of the Additional Notes of each Class issued pursuant to this Section 2.13 shall be identical to those of the initial Notes of that Class (except that the interest due on the Additional Notes that are Secured Notes shall accrue from the issue date of such Additional Notes and the interest rate and price of such Additional Notes may be lower (but not higher) than those of the initial Secured Notes). Interest on the Additional Notes that are Secured Notes shall be payable commencing on the first Payment Date following the issue date of such Additional Notes (if issued prior to the applicable Record Date). The Additional Notes shall rank pari passu in all respects with the initial Notes of that Class.

(c)            In addition, Additional Notes may be issued in connection with any Refinancing of the Secured Notes in whole without regard to the restrictions in this Section 2.13.

(d)           For the avoidance of doubt, at any time the Holders of the Subordinated Notes may make additional capital contributions to the Issuer.

ARTICLE III

Conditions Precedent

Section 3.1             Conditions to Issuance of Notes on Closing Date. The Notes to be issued on the Closing Date may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(i)             Officers’ Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (A) evidencing the authorization by Resolution of the execution and delivery of this Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Master Loan Sale Agreements and related transaction documents and in each case the execution, authentication and delivery of the Notes applied for by it and specifying the Stated Maturity, principal amount and Interest Rate of the Secured Notes to be authenticated and delivered and the Stated Maturity and principal amount of Subordinated Notes to be authenticated and delivered, and (B) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such Resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)            Governmental Approvals. From the Issuer either (A) a certificate of the Issuer or other official document evidencing the approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other approval or consent of any governmental body is required for the valid issuance of the Notes or (B) an Opinion of Counsel of the Issuer that no such approval or consent of any governmental body is required for the valid issuance of such Notes except as has been given.

(iii)           U.S. Counsel Opinions. Opinions of (A) Dechert LLP, U.S. counsel to the Issuer, the Collateral Manager, the Retention Holder and Special U.S. Tax Counsel to the Issuer, (B) Clark Hill PLC, Delaware counsel to the Issuer and (C) Nixon Peabody LLP, counsel to the Trustee and Collateral Administrator, each dated the Closing Date.

(iv)           Officers’ Certificate of the Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, the Issuer is not in default under this Indenture and that the issuance of the Notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided herein relating to the authentication and delivery of the Notes applied for by it have been complied with; and that all expenses due or accrued with respect to the Offering of such Notes applied for by it or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that, to the best of the signing Officer’s knowledge, all of its representations and warranties contained herein are true and correct as of the Closing Date.

(v)           Transaction Documents and Risk Retention Letter. An executed counterpart of each Transaction Document and the Risk Retention Letter.

(vi)          Certificate of the Collateral Manager. An Officer’s certificate of the Collateral Manager, dated as of the Closing Date, to the effect that immediately before the Delivery of the Collateral Obligations on the Closing Date:

(A)          the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations is true and correct and such schedule is complete with respect to each such Collateral Obligation;

(B)           each Collateral Obligation in the Schedule of Collateral Obligations satisfies the requirements of the definition of “Collateral Obligation”;

(C)           the Issuer purchased or entered into each Collateral Obligation in the Schedule of Collateral Obligations in compliance with Section 12.2; and

(D)           the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired, entered into binding commitments to purchase, or identified for purchase on or prior to the Closing Date is U.S.$375,357,200.

(vii)         Grant of Collateral Obligations. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including each promissory note and all other Underlying Instruments related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected.

(viii)        Certificate of the Issuer Regarding Assets. An Officer’s certificate of the Issuer, dated as of the Closing Date, to the effect that:

(A)          in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (VI)(ii) below) on the Closing Date;

(I)            the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date; (ii) those Granted pursuant to this Indenture and (iii) any other Permitted Liens;

(II)          the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (I) above;

(III)         the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(IV)         the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Trustee;

(V)          based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), the information set forth with respect to such Collateral Obligation in the Schedule of Collateral Obligations is true and correct;

(VI)         (i) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), each Collateral Obligation included in the Assets satisfies the requirements of the definition of “Collateral Obligation” and (ii) the requirements of Section 3.1(vii) have been satisfied;

(VII)        upon the Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture; and

(B)           based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired, entered into binding commitments to purchase, or identified for purchase on or prior to the Closing Date is U.S.$375,357,200.

(ix)           Rating Letter. An Officer’s certificate of the Issuer to the effect that attached thereto is a true and correct copy of a letter signed by the Rating Agency and confirming that each Class of Secured Notes have been assigned the Initial Rating and that such rating is in effect on the Closing Date.

(x)            Accounts. Evidence of the establishment of each of the Accounts.

(xi)           Issuer Order for Deposit of Funds into Accounts. (A) An Issuer Order signed in the name of the Issuer by an Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of U.S.$250,250,000 from the proceeds of the issuance of the Notes into the Prefunding Account for use pursuant to Section 10.3(c) and (B) an Issuer Order signed in the name of the Issuer by an Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of U.S.$867,591 from the proceeds of the issuance of the Notes into the Expense Reserve Account as Interest Proceeds for use pursuant to Section 10.3(e).

(xii)           Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (xii) shall imply or impose a duty on the part of the Trustee to require any other documents.

In addition, upon the execution and delivery of this Indenture and the issuance of the Notes, the Trustee is authorized and directed to release from the lien of this Indenture the amount from the proceeds of the issuance of the Notes designated by the Issuer in writing to pay the aggregate purchase price owing under the Master Loan Sale Agreements.

Section 3.2          Conditions to Additional Issuance. Additional Notes to be issued on an Additional Notes Closing Date pursuant to Section 2.13 may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered to the Issuer by the Trustee upon Issuer Order (setting forth registration, delivery and authentication instructions) and upon receipt by the Trustee of the following:

(i)             Officers’ Certificates of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (A) evidencing the authorization by Resolution of the execution and delivery of a supplemental indenture pursuant to Section 8.1(a)(xi) and the execution, authentication and delivery of the Additional Notes applied for by it, and specifying the Stated Maturity, the principal amount and Interest Rate of such Additional Notes that are Secured Notes and the Stated Maturity and principal amount of the Subordinated Notes to be authenticated and delivered and (B) certifying that (1) the attached copy of such Resolution is a true and complete copy thereof, (2) such Resolutions have not been rescinded and are in full force and effect on and as of the Additional Notes Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)            Governmental Approvals. From the Issuer either (A) a certificate of each Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer, to the effect that no other authorization, approval or consent of any governmental body is required for the valid issuance of such Additional Notes or (B) an Opinion of Counsel of the Issuer to the effect that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Additional Notes except as have been given (provided that the opinion delivered pursuant to Section 3.2(iii) may satisfy the requirement).

(iii)           U.S. Counsel Opinions. Opinions of Dechert LLP, special U.S. counsel to the Issuer or other counsel acceptable to the Trustee, dated the Additional Notes Closing Date, in form and substance satisfactory to the Issuer and the Trustee. An opinion of Special Tax Counsel or tax counsel of nationally recognized standing in the United States experienced in such matters delivered pursuant to Section 2.13(a)(ix).

(iv)          Officers’ Certificates of Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that the Issuer is not in default under this Indenture and that the issuance of the Additional Notes applied for by it shall not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture and the supplemental indenture pursuant to Section 8.1(a)(xi) relating to the authentication and delivery of the Additional Notes applied for have been complied with and that the authentication and delivery of the Additional Notes are authorized or permitted under this Indenture and the supplemental indenture entered into in connection with such Additional Notes; and that all expenses due or accrued with respect to the offering of the Additional Notes or relating to actions taken on or in connection with the Additional Notes Closing Date have been paid or reserved. The Officer’s certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the Additional Notes Closing Date.

(v)           Accountants’ Report. An Accountants’ Report in form and content satisfactory to the Issuer (A) if applicable, comparing the issuer, Principal Balance, coupon/spread, Stated Maturity and country of Domicile with respect to each Collateral Obligation pledged in connection with the issuance of such Additional Notes and the information provided by the Issuer with respect to every other asset included in the Assets, by reference to such sources as shall be specified therein, if additional Assets are pledged directly in accordance with such Additional Notes issuance and (B) specifying the procedures undertaken by them to review data and computations relating to the foregoing statement; provided that if only additional Subordinated Notes are being issued, no such Accountants’ Report shall be required.

(vi)          Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (vii) shall imply or impose a duty on the Trustee to so require any other documents.

Prior to any Additional Notes Closing Date, the Trustee shall provide to the Holders notice of such issuance of Additional Notes as soon as reasonably practicable but in no case less than fifteen (15) days prior to the Additional Notes Closing Date; provided that the Trustee shall receive such notice at least five (5) Business Days prior to the 15th day prior to such Additional Notes Closing Date. On or prior to any Additional Notes Closing Date, the Trustee shall provide to the Holders copies of any supplemental indentures executed as part of such issuance pursuant to the requirements of Section 8.1.

Section 3.3             Custodianship; Delivery of Collateral Obligations and Eligible Investments. (a) The Collateral Manager, on behalf of the Issuer, shall deliver or cause to be delivered to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the “Custodian”) or the Trustee, as applicable, all Assets in accordance with the definition of “Deliver.” The Custodian appointed hereby shall act as custodian for the Issuer and as custodian, agent and bailee for the Trustee on behalf of the Secured Parties for purposes of perfecting the Trustee’s security interest in those Assets in which a security interest is perfected by Delivery of the related Assets to the Custodian. Initially, the Custodian shall be the Trustee. Any successor custodian shall be a state or national bank or trust company that (i) has (A) capital and surplus of at least U.S.$200,000,000 and (B) a credit risk assessment or senior unsecured rating of at least “BBB+” by S&P and (ii) is a Securities Intermediary. Subject to the limited right to relocate Assets as provided in Section 7.5(b), the Trustee or the Custodian, as applicable, shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article X; as to which in each case the Trustee shall have entered into the Securities Account Control Agreement with the Custodian providing, inter alia, that the establishment and maintenance of such Account will be governed by a law of a jurisdiction satisfactory to the Issuer and the Trustee.

(b)            Each time that the Collateral Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Collateral Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Trustee in accordance with this Indenture. The security interest of the Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer in and to any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

ARTICLE IV

Satisfaction And Discharge

Section 4.1          Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights and immunities of the Trustee hereunder and the obligations set forth in Section 4.2, (v) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement, (vi) the rights and immunities of the Collateral Administrator under the Collateral Administration Agreement and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a)            either:

(i)             all Notes theretofore authenticated and delivered to Holders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(ii)            all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Article IX under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Issuer pursuant to Section 9.4 and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “Aaa” by Moody’s and “AAA” by S&P, in an amount sufficient, as recalculated in an Accountants’ Report by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to their Stated Maturity or Redemption Date, as the case may be, and shall have Granted to the Trustee a valid perfected security interest in such Eligible Investment that is of first priority and free of any adverse claim, as applicable, and shall have furnished an Opinion of Counsel with respect thereto; provided that this sub-section (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded, it being understood that the requirements of this clause (a) may be satisfied as set forth in Section 5.7.

(b)            the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including, without limitation, any amounts then due and payable pursuant to the Collateral Administration Agreement and the Collateral Management Agreement, in each case, without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer (other than any expenses that the relevant party has agreed with the Issuer may be paid after the discharge of this Indenture), it being understood that the requirements of this clause (b) may be satisfied as set forth in Section 5.7; and

(c)            the Issuer has delivered to the Trustee Officers’ certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee, the Collateral Manager and, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, 13.1, 14.10, 14.11, 14.12 and 14.16 shall survive.

Section 4.2             Application of Trust Money. All Cash and obligations deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including, without limitation, the Priority of Payments, to the payment of principal and interest (or other amounts with respect to the Subordinated Notes), either directly or through any Paying Agent, as the Trustee may determine; and such Cash and obligations shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3             Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

Section 4.4             Liquidation of Assets. (a) In the event of the liquidation of the Assets as specified in accordance with Article V and the net proceeds from such liquidation and all available Cash has been used for the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority in the definition thereof), Aggregate Collateral Management Fees and interest and principal on the Secured Notes so that the Secured Notes have been redeemed and paid in full, the Subordinated Notes will become the Controlling Class and the Holders of the Subordinated Notes will have all rights of the Holders of the Controlling Class under this Indenture. In addition, the Holders of the Subordinated Notes, as the Holders of the Controlling Class, would be able to cause the satisfaction and discharge of this Indenture.

(b)           To the extent the Assets are liquidated as specified in Article V herein in any way and the net proceeds from such liquidation and all available Cash has been used for the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority in the definition thereof), Aggregate Collateral Management Fees, and interest and principal on the Secured Notes so that the Secured Notes have been redeemed and paid in full, any excess amounts shall be paid on the Subordinated Notes pursuant to Section 11.1(a) and if such amounts are insufficient to pay the Subordinated Notes in full or there are no excess amounts to pay on the Subordinated Notes, the Subordinated Notes shall be deemed to be redeemed and paid in full, unless such Subordinated Notes were previously redeemed or repaid prior thereto as otherwise described herein.

ARTICLE V

Remedies

Section 5.1             Events of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           a default in the payment, when due and payable, of (i) any interest on any Secured Note and the continuation of any such default for two Business Days after a Trust Officer of the Trustee has actual knowledge or receives written notice from any holder of Notes of such payment default or (ii) any principal of, or interest on, or any Redemption Price in respect of, any Secured Note at its Stated Maturity or any Redemption Date; provided that the failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which any Refinancing fails to occur shall not constitute an Event of Default and provided further that, solely with respect to clause (i) above, in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, Trustee, Collateral Administrator or any Paying Agent, such failure continues for seven Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(b)           any of the Issuer or the Assets becomes an investment company required to be registered under the 1940 Act and such requirement has not been eliminated after a period of 45 days;

(c)           except as otherwise provided in this Section 5.1, a material breach of any other covenant of the Issuer herein (other than any failure to satisfy any of the Concentration Limitations, Portfolio Tests or Borrowing Base Condition, or other covenants or agreements for which a specific remedy has been provided hereunder), or the failure of any material representation or warranty of the Issuer made herein or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in each case in all material respects when the same shall have been made which breach or failure has a material adverse effect on the Holders of the Notes, and the continuation of such breach or failure for a period of 45 days after notice to the Issuer and the Collateral Manager by the Trustee (at the direction of a Supermajority of the Controlling Class) or to the Issuer, the Collateral Manager and the Trustee by the Holders of at least a Supermajority of the Controlling Class in each case, by registered or certified mail or overnight delivery service, specifying such breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided that the delivery of a certificate or other report which corrects any inaccuracy contained in a previous report or certification shall be deemed to cure such inaccuracy as of the date of delivery of such updated report or certificate and any and all inaccuracies arising from continuation of such initial inaccurate report or certificate and the sale or other disposition of any asset that did not at the time of its acquisition satisfy clause (a) of the Investment Criteria shall cure any breach or failure arising therefrom as of the date of such failure;

(d)           the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Issuer under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, respectively, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(e)           the institution by the Issuer, of Proceedings to have the Issuer adjudicated as bankrupt or insolvent, or the consent of the Issuer, to the institution of bankruptcy or insolvency Proceedings against the Issuer as the case may be, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by the Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action.

Upon a Responsible Officer’s (or a Trust Officer’s, in the case of the Trustee) obtaining knowledge of the occurrence of an Event of Default, each of (i) the Issuer, (ii) the Trustee and (iii) the Collateral Manager shall notify each other. Upon the occurrence of an Event of Default actually known to a Trust Officer of the Trustee, the Trustee shall promptly (and in no event later than three Business Days thereafter) notify the Noteholders (as their names appear on the Register), each Paying Agent and the Rating Agency (unless such Event of Default has been waived as provided in Section 5.14).

Section 5.2             Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(d) or (e)), the Trustee may, and shall, upon the written direction of a Supermajority of the Controlling Class, by notice to the Issuer and the Rating Agency, declare the principal of all the Secured Notes and all other amounts whatsoever payable by the Issuer to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable and, unless such declaration is subsequently rescinded, the Reinvestment Period shall terminate. If an Event of Default specified in Section 5.1(d) or (e) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Secured Notes, and other amounts payable thereunder and hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder.

(b)           At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)             The Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)          all unpaid installments of interest and principal then due on the Secured Notes (other than any principal amounts due to the occurrence of an acceleration); and

(B)           all unpaid taxes and Administrative Expenses of the Issuer and other sums paid or advanced by the Trustee hereunder or by the Collateral Administrator under the Collateral Administration Agreement or hereunder, accrued and unpaid Aggregate Collateral Management Fees then due and owing and any other amounts then payable by the Issuer hereunder prior to such Administrative Expenses and such Aggregate Collateral Management Fees.

(ii)           It has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Secured Notes that has become due solely by such acceleration, have:

(A)          been cured; and

(I)            in the case of an Event of Default specified in Section 5.1(a) due to failure to pay interest on the Class A Notes, the Holders of at least a Majority of the Controlling Class, by written notice to the Trustee, has agreed with such determination (which agreement shall not be unreasonably withheld); or

(II)           in the case of any other Event of Default, the Holders of at least a Majority of each Class of Secured Notes (voting separately by Class), in each case, by written notice to the Trustee, has agreed with such determination (which agreement shall not be unreasonably withheld); or

(B)           been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon. The Trustee shall promptly give written notice of any such rescission to the Rating Agency.

Section 5.3             Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any Secured Note, the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Secured Note, the whole amount, if any, then due and payable on such Secured Note for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon direction of a Majority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Secured Notes and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Trustee may in its discretion, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon written direction of the Supermajority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by the Supermajority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement herein or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Secured Notes under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Secured Notes, or the creditors or property of the Issuer or such other obligor, the Trustee, regardless of whether the principal of any Secured Note shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)           to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Secured Notes, as applicable, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders of Secured Notes allowed in any Proceedings relative to the Issuer or to the creditors or property of the Issuer;

(b)           unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Secured Notes upon the direction of a Majority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or Person performing similar functions in comparable Proceedings; and

(c)           to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders of Secured Notes to make payments to the Trustee, and, if the Trustee shall consent to the making of payments directly to the Holders of Secured Notes to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holders of Secured Notes, any plan of reorganization, arrangement, adjustment or composition affecting the Secured Notes or any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Secured Notes, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Secured Notes (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Secured Notes.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4             Remedies. (a) If an Event of Default has occurred and is continuing, and the Secured Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agree that the Trustee may, and shall, subject to the terms of this Indenture (including Section 6.3(e)), upon written direction of a Supermajority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)             institute Proceedings for the collection of all amounts then payable on the Secured Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

(ii)           sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof; provided that the Trustee shall promptly give written notice of any such sale of Assets to the Rating Agency;

(iii)          institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv)          exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Secured Notes hereunder (including exercising all rights of the Trustee under the Securities Account Control Agreement); and

(v)           exercise any other rights and remedies that may be available at law or in equity;

provided that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense) in structuring and distributing securities similar to the Secured Notes, which may be the Initial Purchaser, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Secured Notes which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)           If an Event of Default as described in Section 5.1(c) hereof shall have occurred and be continuing the Trustee may, and at the direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, subject to the terms of this Indenture (including Section 6.3(e)), institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under Section 5.1(c), and enforce any equitable decree or order arising from such Proceeding.

(c)           Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Issuer, the Trustee and the Holders of the Notes, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)           Notwithstanding any other provision of this Indenture, none of the Trustee, the Secured Parties or the Noteholders may, prior to the date which is one year and one day (or if longer, any applicable preference period and one day) after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

Section 5.5             Optional Preservation of Assets. (a) Notwithstanding anything to the contrary herein (but subject to the right of the Collateral Manager to direct the Trustee to sell Collateral Obligations or Equity Securities in strict compliance with Section 12.1), if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Assets securing the Secured Notes intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Notes in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII unless:

(i)             the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Notes for principal and interest (including all other amounts payable prior to payment of principal on the Secured Notes (including amounts due and owing as Administrative Expenses (without regard to the Administrative Expense Cap) and due and unpaid Aggregate Collateral Management Fees)) and a Supermajority of the Controlling Class agrees with such determination;

(ii)           in the case of an Event of Default specified in Section 5.1(a) due to failure to pay interest on the Secured Notes, the Holders of at least a Supermajority of the Controlling Class direct the sale and liquidation of the Assets (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default);

(iii)           in the case of an Event of Default specified in Section 5.1(d) or (e) of the definition of such term, the Holders of at least a Supermajority of the Controlling Class direct the sale and liquidation of the Assets (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default); or

(iv)          the Holders of at least a Supermajority of the Controlling Class direct the sale and liquidation of the Assets.

So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i), (ii), (iii) or (iv) exist. In the event that a liquidation of the Assets is effected pursuant to clause (i), (ii), (iii) or (iv) above, the Trustee shall use reasonable efforts to notify the Rating Agency.

(b)           Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Secured Notes if the conditions set forth in clause (i), (ii), (iii) or (iv) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Notes if prohibited by applicable law.

(c)           In determining whether the condition specified in Section 5.5(a)(i)  exists, the Trustee shall use reasonable efforts to obtain, with the cooperation of the Collateral Manager, bid prices with respect to each Asset from two nationally recognized dealers (as specified by the Collateral Manager in writing) at the time making a market in such Assets and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such Asset. In the event that the Trustee, with the cooperation of the Collateral Manager, is only able to obtain bid prices with respect to each Asset from one nationally recognized dealer at the time making a market in such Assets, the Trustee shall compute the anticipated proceeds of the sale or liquidation on the basis of such one bid price for each such Asset. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense).

(d)           The Trustee shall deliver to the Noteholders and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and at the request of a Majority of the Controlling Class at any time during which the Trustee retains the Assets pursuant to Section 5.5(a)(i).

(e)           Prior to the sale of any Assets in connection with Section 5.5(a), the Trustee shall offer the Collateral Manager or an Affiliate thereof the right to purchase such Asset at a price at least equal to the sum of the Redemption Prices of a ratable share of the Secured Notes in accordance with Section 5.5(c). The Collateral Manager and its affiliates will have 10 Business Days following such offer to exercise such right to purchase. The Collateral Manager or an Affiliate thereof shall have the right to bid on any Assets sold in any sale pursuant to this Section 5.5.

Section 5.6             Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or under any of the Secured Notes may be prosecuted and enforced by the Trustee without the possession of any of the Secured Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

Section 5.7             Application of Money Collected. Any Money collected by the Trustee with respect to the Notes pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of Section 11.1(a)(iii), at the date or dates fixed by the Trustee. Upon the final distribution of all proceeds of any liquidation effected hereunder, the provisions of Section 4.1(a) and (b) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV. Furthermore, upon such liquidation and final distribution, the Subordinated Notes shall be deemed to be redeemed and paid in full, even if amounts paid pursuant to Section 11.1(a) are insufficient to pay the Subordinated Notes in full as set forth in Section 4.4(b).

Section 5.8             Limitation on Suits. No Holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)           such Holder has previously given to the Trustee written notice of an Event of Default;

(b)           the Holders of not less than 25% of the then Aggregate Outstanding Amount of the Notes of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities to be incurred in compliance with such request;

(c)           the Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d)           no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture. If all such groups represent the same percentage, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

Section 5.9             Unconditional Rights of Secured Note Holders to Receive Principal and Interest. Subject to Section 2.7(i), but notwithstanding any other provision of this Indenture, the Holder of any Secured Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Note, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.10           Restoration of Rights and Remedies. If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholder shall continue as though no such Proceeding had been instituted.

Section 5.11           Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12           Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder of Secured Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article V or by law to the Trustee or to the Holders of the Secured Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Secured Notes.

Section 5.13           Control by Supermajority of Controlling Class. A Supermajority of the Controlling Class shall have the right following the occurrence, and during the continuance, of an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture; provided that:

(a)           such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b)           the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided that subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability or expense (unless the Trustee has received the indemnity as set forth in (c) below);

(c)           the Trustee shall have been provided with an indemnity reasonably satisfactory to it; and

(d)           notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders of Notes representing the requisite percentage of the Aggregate Outstanding Amount of Notes specified in Section 5.4 and/or Section 5.5.

Section 5.14           Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Notes waive any past Default or Event of Default and its consequences, except a Default:

(a)           in the payment of the principal of any Secured Note (which may be waived only with the consent of the Holder of such Secured Note);

(b)           in the payment of interest on any Secured Note (which may be waived only with the consent of the Holder of such Secured Note);

(c)            in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or

(d)           in respect of a representation contained in Section 7.19 (which may be waived only by a Majority of the Controlling Class).

In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to the Rating Agency, the Collateral Manager and each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

Section 5.15           Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16           Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants set forth in, the performance of, or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law or rights, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created.

Section 5.17           Sale of Assets. (a) The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired (subject to Section 5.5(e) in the case of sales pursuant to Section 5.5) until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Trustee may upon notice to the Noteholders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 or other applicable terms hereof.

(b)           The Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Secured Notes in the case of the Assets or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof or other applicable terms hereof. The Secured Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)           If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d)           The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse, representation or warranty. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

Section 5.18           Action on the Notes. The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer.

ARTICLE VI

The Trustee

Section 6.1             Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default known to the Trustee:

(i)             the Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

(b)           In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, or such other percentage or Class as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c)            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)             this sub-section shall not be construed to limit the effect of sub-section (a) of this Section 6.1;

(ii)            the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Collateral Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)           no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary incidental services, including mailing of notices under this Indenture; and

(v)           in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage (including lost profits) even if the Trustee has been advised of the likelihood of such losses or damages and regardless of such action.

(d)           For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(b), (c), (d), or (e) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Assets or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made herein to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e)           Upon the Trustee receiving written notice from the Collateral Manager that an event constituting “Cause” as defined in the Collateral Management Agreement has occurred, the Trustee shall, not later than three Business Days thereafter, forward such notice to the Noteholders (as their names appear in the Register).

(f)            Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1 and Section 6.3.

(g)           The Trustee is hereby directed to accept and acknowledge the Risk Retention Letter; provided, that the Trustee shall have no obligation to monitor any party’s compliance with its obligations under the Risk Retention Letter or any obligations with respect to the U.S. Risk Retention Rules.

(h)           [Reserved].

(i)            The Trustee shall have no obligation to appoint or monitor any Partnership Representative or Tax Matters Partner, or otherwise perform the duties of any such Person.

Section 6.2             Notice of Event of Default. Promptly (and in no event later than three Business Days) after the occurrence of any Event of Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall give notice to the Collateral Manager, the Rating Agency, and all Holders, as their names and addresses appear on the Register, notice of all Event of Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.

Section 6.3             Certain Rights of Trustee. Except as otherwise provided in Section 6.1:

(a)            the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, any electronically signed document delivered via electronic mail or other transmission method from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable Person. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto, Any electronically signed document delivered via electronic mail or other transmission method from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable Person. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto;

(b)           any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)            whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or Issuer Order or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants (which may or may not be the Independent accountants appointed by the Issuer pursuant to Section 10.9), investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in Assets of the type being valued, securities quotation services, loan pricing services and loan valuation agents;

(d)           as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise, enforce or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)             the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class or of the Rating Agency shall (subject to the right hereunder to be indemnified to its reasonable satisfaction for associated expense and liability), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior notice to the Issuer and the Collateral Manager, to examine the books and records relating to the Notes and the Assets, personally or by agent or attorney, during the Issuer’s or the Collateral Manager’s normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory, administrative, judicial or governmental authority and (ii) to the extent that the Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided further that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed or attorney appointed, with due care by it hereunder;

(h)           the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder, including actions or omissions to act at the direction of the Collateral Manager;

(i)             nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Collateral Manager (unless and except to the extent otherwise expressly set forth herein);

(j)             to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) (“GAAP”), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants identified in the Accountants’ Report (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k)            the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Collateral Manager, the Issuer, any Paying Agent (other than the Trustee), DTC, Euroclear, Clearstream, or any other clearing agency or depository and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or of the Collateral Management Agreement, or to verify or independently determine the accuracy of information received by the Trustee from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

(l)             notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Trustee, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(m)           in the event the Bank is also acting in the capacity of Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Bank acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, protections, benefits, immunities and indemnities provided in the Securities Account Control Agreement or any other documents to which the Bank in such capacity is a party;

(n)           any permissive right of the Trustee to take or refrain from taking actions enumerated herein shall not be construed as a duty;

(o)           to the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(p)           the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuer or this Indenture. Whenever reference is made herein to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this paragraph;

(q)           the Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, epidemics or pandemics, government mandated closures, acts of war, terrorism, loss or malfunctions of utilities, computer (hardware or software) or communications services;

(r)            to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided;

(s)           to the extent not inconsistent herewith, the rights, protections, immunities and indemnities afforded to the Trustee pursuant to this Indenture also shall be afforded to the Bank in each of its capacities under the Transaction Documents and also to the Collateral Administrator; provided that, with respect to the Collateral Administrator, such rights, protections, immunities and indemnities shall be in addition to any rights, protections, immunities and indemnities provided in the Collateral Administration Agreement;

(t)             in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third party or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(u)           the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(v)           the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance;

(w)           unless the Trustee receives written notice of an error or omission related to financial information or disbursements provided to Holders within 90 days of Holders’ receipt of the same, the Trustee shall have no liability in connection with such and, absent direction by the requisite percentage of Holders entitled to direct the Trustee, no further obligations in connection thereof;

(x)            None of the Collateral Administrator, the Calculation Agent or the Trustee shall have any liability or responsibility for (i) the monitoring or determination of the unavailability or the cessation of the Benchmark, (ii) the determination (other than, in the case of the Calculation Agent, the calculation of such rate once such applicable rate has been selected and adopted pursuant to this Indenture), selection or verification of an Alternative Rate, a Fallback Rate, or an alternative base rate (including, without limitation, whether any such rate is an Alternative Rate or a Fallback Rate or whether a Benchmark Replacement Date or a Benchmark Transition Event has occurred, or any other conditions to the designation of such rate have been satisfied), (iii) the determination or selection of any Base Rate Modifier or any other modifier thereto, or (iv) the determination or selection of any methodology or conventions for the calculation of an Alternative Rate (which, for example, may include operational, administrative or technical parameters for compounding such Alternative Rate). None of the Collateral Administrator, the Trustee or the Calculation Agent shall have any liability for any failure or delay in performing its duties under this Indenture or the other Transaction Documents as a result of the unavailability of a “Benchmark” rate as described in the definition thereof, or as a result of the Collateral Manager’s failure or delay in selecting or designating a non-Benchmark reference rate or timely proposing an Alternative Rate, Fallback Rate or other alternative base rate, or otherwise;

(y)           the Trustee will be under no obligation to (i) confirm or verify whether the conditions to the Delivery of the Assets have been satisfied or to determine whether or not a Collateral Obligation is eligible for purchase hereunder or meets the criteria in the definition thereof or (ii) evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with the Grant by the Issuer to the Trustee of any item constituting the Assets or otherwise, or in that regard to examine any Underlying Instruments, in order to determine compliance with the applicable requirements of and restrictions on transfer of a Collateral Obligation;

(z)            the Trustee shall have no obligation to determine the E.U./U.K. Retained Interest or verify or monitor whether an E.U. Retention Deficiency has occurred or whether the E.U. Securitization Laws, the U.K. Securitization Laws or the U.S. Risk Retention Rules have been or will be complied with; and

(aa)          in order to comply with the laws, rules, regulations, and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering including Section 326 of the USA PATRIOT Act of the United States (for the purposes of this clause (aa), “Applicable Law”), the Trustee is required to obtain, verify, record, and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

Section 6.4             Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof or any Money paid to the Issuer pursuant to the provisions hereof.

Section 6.5             May Hold Notes. The Trustee, any Paying Agent, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.6             Money Held in Trust. Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7             Compensation and Reimbursement. (a) The Issuer agrees:

(i)             to pay the Trustee on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)            except as otherwise expressly provided herein, to reimburse the Trustee in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 6.3(c) or 10.7, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager;

(iii)           to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs) against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder and under any other agreement or instrument related hereto; and

(iv)          to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 6.13 or Article V, respectively.

(b)           The Trustee shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture or in any of the Transaction Documents to which the Trustee is a party only as provided in Sections 11.1(a)(i), (ii) and (iii) but only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee’s rights under Section 6.9. No direction by the Noteholders shall affect the right of the Trustee to collect amounts owed to it under this Indenture. If, on any date when a fee or an expense shall be payable to the Trustee pursuant to this Indenture, insufficient funds are available for the payment thereof, any portion of a fee or an expense not so paid shall be deferred and payable on such later date on which a fee or an expense shall be payable and sufficient funds are available therefor.

(c)           The Trustee hereby agrees not to cause the filing against the Issuer or any of its subsidiaries, of a petition in bankruptcy for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day, or, if longer, the applicable preference period then in effect and one day, after the payment in full of all Notes issued under this Indenture.

(d)           The Issuer’s payment obligations to the Trustee under this Section 6.7 shall be secured by the lien of this Indenture payable in accordance with the Priority of Payments, and shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(d) or Section 5.1(e), the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8             Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be an Independent organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a long-term credit rating of at least “BBB-” by S&P or a short-term credit rating of at least “A2” by S&P and having an office within the United States. If the Trustee is downgraded by a Rating Agency below the minimum rating provided in this Section 6.8, the Trustee may obtain, at its own expense, a confirmation from such Rating Agency that its then-current rating of the Secured Notes will not be downgraded or withdrawn by reason of its downgrade of the Trustee’s rating and upon receipt of such confirmation, the Trustee shall be deemed to be eligible for purposes of this Section 6.8 until a further downgrade. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9             Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b)           Subject to Section 6.9(a), the Trustee may resign at any time by giving not less than 30 days’ written notice thereof to the Issuer, the Collateral Manager, the Holders of the Notes and the Rating Agency. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by a Responsible Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder and the Collateral Manager; provided that such successor Trustee shall be appointed only upon the written consent of a Majority of the Secured Notes of each Class or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.9(e), by an Act of a Majority of the Controlling Class. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(c)           The Trustee may be removed at any time upon 30 days written notice by Act of a Majority of each Class of Notes or, at any time when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Issuer.

(d)           If at any time:

(i)             the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii)             the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Issuer, by Issuer Order, shall promptly appoint a successor Trustee. If the Issuer shall fail to appoint a successor Trustee within 30 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Trustee or any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by providing written notice of such event to the Collateral Manager, to the Rating Agency, to the Trustee and to the Holders of the Notes as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuer fails to provide such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer. If the Bank shall resign or be removed as Trustee, the Bank shall also resign or be removed as Custodian, Paying Agent, Calculation Agent, Collateral Administrator, Registrar and any other capacity in which the Bank is then acting pursuant to this Indenture or any other Transaction Document.

Section 6.10           Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer or a Majority of the Controlling Class or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11           Merger, Conversion, Consolidation or Succession to Business of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes has been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12           Co-Trustees. At any time or times, the Issuer and the Trustee shall have power to appoint one or more Persons to act as co-trustee (subject to written notice to the Rating Agency), jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request to do so, the Trustee shall have the power to make such appointment.

Should any written instrument from the Issuer be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay, to the extent funds are available therefor under Section 11.1(a)(i)(A), for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)            the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b)            the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c)           the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)           no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e)           the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f)             any Act of the Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

The Issuer shall notify the Rating Agency of the appointment of a co-trustee hereunder.

Section 6.13           Certain Duties of Trustee Related to Delayed Payment of Proceeds. If the Trustee shall not have received a payment with respect to any Asset on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing or electronically and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if any) after such notice (x) such payment shall have been received by the Trustee or (y) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall, not later than the Business Day immediately following the last day of such period and in any case upon request by the Collateral Manager, request the issuer of such Asset, the trustee under the related Underlying Instrument or a paying agent designated by either of them, as the case may be, to make such payment not later than three Business Days after the date of such request. If such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such reasonable action as the Collateral Manager shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. If the Issuer or the Collateral Manager requests a release of an Asset and/or delivers an additional Collateral Obligation in connection with any such action under the Collateral Management Agreement or under this Indenture, such release shall be subject to Section 10.8 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset or any additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Section 6.14           Authenticating Agents. Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.

Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor Person.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall, upon the written request of the Issuer, promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15           Withholding. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any such tax that is legally owed or required to be withheld by the Issuer (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate Proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such Proceedings) or may be withheld because of a failure by a Holder to provide any required information and to timely remit such amounts to the appropriate taxing authority. The amount of any withholding tax imposed with respect to each Note shall be treated as Cash distributed to the relevant Holder at the time it is withheld by the Trustee. If there is a reasonable possibility that withholding is required by applicable law with respect to a distribution, the Paying Agent or the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Trustee for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes.

Section 6.16           Representative for Holders of Secured Notes only; Agent for each other Secured Party and the Holders of the Subordinated Notes. With respect to the security interest created hereunder, the delivery of any item of Asset to the Trustee is to the Trustee as representative of the Holders of Secured Notes and agent for each other Secured Party and the Holders of the Subordinated Notes. In furtherance of the foregoing, the possession by the Trustee of any Asset, and the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Holders of Secured Notes, and agent for each other Secured Party and the Holders of the Subordinated Notes.

Section 6.17           Representations and Warranties of the Bank. The Bank hereby represents and warrants as follows:

(a)            Organization. The Bank has been duly organized and is validly existing as a banking corporation formed under the laws of the State of New York and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian, calculation agent and securities intermediary.

(b)           Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Registrar, Transfer Agent and Calculation Agent under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a proceeding at law or in equity).

(c)            Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder.

(d)           No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank.

ARTICLE VII

Covenants

Section 7.1             Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Secured Notes, in accordance with the terms of such Notes and this Indenture pursuant to the Priority of Payments. The Issuer will, to the extent funds are available pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Subordinated Notes, in accordance with the Subordinated Notes and this Indenture.

Amounts properly withheld under the Code or other applicable law by any Person from a payment under a Note shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.

Section 7.2             Maintenance of Office or Agency. The Issuer hereby appoints the Trustee as a Paying Agent for payments on the Notes, and appoints the Trustee as Transfer Agent at its applicable Corporate Trust Office as the Issuer’s agent where Notes may be surrendered for registration of transfer or exchange. The Issuer hereby appoints CT Corporation System as their agent upon whom process or demands may be served in any action arising out of or based on this Indenture or the transactions contemplated hereby in the Borough of Manhattan, the City of New York.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that (x) the Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented for payment; and (y) no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax solely as a result of such Paying Agent’s activities. The Issuer shall at all times maintain a duplicate copy of the Register at the Corporate Trust Office. The Issuer shall give prompt written notice to the Trustee, the Rating Agency and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at, notices and demands may be served on the Issuer, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office, and the Issuer hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3             Money for Note Payments to be Held in Trust. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent with respect to payments on the Notes.

When the Issuer shall have a Paying Agent that is not also the Registrar, it shall furnish, or cause the Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Issuer shall have a Paying Agent other than the Trustee, it shall, on or before the Business Day next preceding each Payment Date and any Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article XI.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided that so long as the Notes of any Class are rated by the Rating Agency, with respect to any additional or successor Paying Agent, such Paying Agent shall meet the requirements of Section 6.8. If such successor Paying Agent ceases to meet the requirements of Section 6.8, the Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and if the Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent will:

(a)            allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Holders in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;

(b)           hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)           if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)           if such Paying Agent is not the Trustee, immediately give the Trustee notice of any default by the Issuer in the making of any payment required to be made; and

(e)           if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for any payment on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts (but only to the extent of the amounts so paid to the Issuer) and all liability of the Trustee or such Paying Agent with respect to such trust Money shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4            Existence of the Issuer. (a) The Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as a limited liability company formed under the laws of the State of Delaware and shall obtain and preserve its qualification to do business as a limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, or any of the Assets; provided that the Issuer shall be entitled to change its jurisdiction of formation from the State of Delaware to any other jurisdiction reasonably selected by the Issuer so long as (i) the Issuer has received a legal opinion (upon which the Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given to the Trustee by the Issuer, which notice shall be promptly forwarded by the Trustee to the Holders, the Collateral Manager and the Rating Agency and (iii) on or prior to the 15th Business Day following receipt of such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.

(b)             The Issuer (i) shall ensure that all limited liability company or other formalities regarding its existence (including, if required, holding regular meetings of its manager(s) and member(s), or other similar, meetings) are followed and (ii) shall not have any employees (other than its managers to the extent they are employees). The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (A) the Issuer shall not have any subsidiaries; and (B) (x) the Issuer shall not (1) except as contemplated by the Offering Circular, the Collateral Management Agreement or the Issuer’s limited liability company agreement, engage in any transaction with any member that would constitute a conflict of interest or (2) make distributions other than in accordance with the terms of this Indenture and the Issuer’s limited liability company agreement and (y) the Issuer shall (1) maintain books and records separate from any other Person, (2) maintain its accounts separate from those of any other Person, (3) not commingle its assets with those of any other Person, (4) conduct its own business in its own name, (5) maintain separate financial statements, (6) pay its own liabilities out of its own funds, (7) maintain an arm’s length relationship with its Affiliates, (8) use separate stationery, invoices and checks, (9) hold itself out as a separate Person, (10) correct any known misunderstanding regarding its separate identity and (11) have at least one manager that is Independent of the Collateral Manager.

Section 7.5            Protection of Assets. (a) The Collateral Manager on behalf of the Issuer will cause the taking of such action within the Collateral Manager’s control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets; provided that the Collateral Manager shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any opinion delivered on the Closing Date to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Collateral Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders of the Secured Notes hereunder and to:

(i)            Grant more effectively all or any portion of the Assets;

(ii)           maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)          perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)          enforce any of the Assets or other instruments or property included in the Assets;

(v)           preserve and defend title to the Assets and the rights therein of the Trustee and the Holders of the Secured Notes in the Assets against the claims of all Persons and parties; or

(vi)          pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney in fact to prepare and file and hereby authorizes the filing of any Financing Statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.5. Such designation shall not impose upon the Trustee, or release or diminish, the Issuer’s and the Collateral Manager’s obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer’s counsel to file without the Issuer’s signature a Financing Statement that names the Issuer as debtor and the Trustee, on behalf of the Secured Parties, as secured party and that describes “all personal property of the Debtor now owned or hereafter acquired” as the Assets of the Issuer in which the Trustee has a Grant.

(b)           The Trustee shall not, except in accordance with Section 5.5 or Section 10.8(a), (b) and (c), as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee’s security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions.

Section 7.6             Opinions as to Assets. Within the six-month period preceding the fifth anniversary of the Closing Date (and every five years thereafter), so long as any Secured Notes remain Outstanding, the Issuer shall furnish to the Trustee and the Rating Agency an Opinion of Counsel either (i) stating that, in the opinion of such counsel, such action has been taken (including without limitation with respect to the filing of any Financing Statements and continuation statements) as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or (ii) describing the filing of any Financing Statements and continuation statements that shall, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture.

Section 7.7             Performance of Obligations. (a) The Issuer shall not take any action, and will use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Collateral Manager under the Collateral Management Agreement and in conformity therewith or with this Indenture, as applicable, or as otherwise required hereby or deemed necessary or advisable by the Collateral Manager in accordance with the Collateral Management Agreement.

(b)             The Issuer shall notify the Rating Agency within 10 Business Days after it has received notice from any Noteholder or the Trustee or the Collateral Manager of any material breach of any Transaction Document, following any applicable cure period for such breach.

Section 7.8             Negative Covenants. (a) The Issuer shall not, in each case from and after the Closing Date:

(i)             sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Collateral Management Agreement;

(ii)           claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Notes (other than amounts withheld or deducted in accordance with the Code or other applicable jurisdiction);

(iii)           (A) incur or assume or guarantee any indebtedness, other than the Notes, this Indenture and the transactions contemplated hereby or (B)(1) issue any additional class of Notes except in accordance with Sections 2.13 and 3.2 or (2) issue any additional limited liability company interests, except in accordance with the Issuer’s limited liability company agreement, other than in connection with a Refinancing;

(iv)          (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes except as may be permitted hereby or by the Collateral Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v)           amend the Collateral Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

(vi)          dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii)         pay any distributions other than in accordance with the Priority of Payments;

(viii)        permit the formation of any subsidiaries;

(ix)           conduct business under any name other than its own;

(x)            have any employees (other than its managers to the extent they are employees);

(xi)           sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by both this Indenture and the Collateral Management Agreement;

(xii)          fail to maintain an Independent Manager under the Issuer’s limited liability company agreement; and

(xiii)         elect, or take any other action, to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

(b)           The Issuer shall not be party to any agreements without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for any agreements related to the purchase and sale of any Assets which contain customary (as determined by the Collateral Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Collateral Manager in its sole discretion) loan trading documentation.

(c)           Notwithstanding anything contained herein to the contrary, the Issuer may not acquire any of the Secured Notes; provided that this Section 7.8(d) shall not be deemed to limit an optional or mandatory redemption pursuant to the terms of this Indenture.

(d)           The Issuer shall not acquire or hold any Collateral Obligation or Eligible Investment that is a debt obligation in bearer form unless the Collateral Obligation or Eligible Investment is not required to be in registered form under Section 163(f)(2)(A) of the Code.

Section 7.9             Statement as to Compliance. On or before December 31 in each calendar year commencing in 2022, or immediately if there has been a Default under this Indenture and prior to the issuance of any Additional Notes pursuant to Section 2.13, the Issuer shall deliver to the Trustee (to be forwarded by the Trustee to the Collateral Manager, the Collateral Administrator, each Noteholder making a written request therefor and the Rating Agency) an Officer’s certificate of the Issuer that, having made reasonable inquiries of the Collateral Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.10           Issuer May Consolidate, etc., Only on Certain Terms. The Issuer (the “Merging Entity”) shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by United States and Delaware law and unless:

(a)           the Merging Entity shall be the surviving entity, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the “Successor Entity”) (A) if the Merging Entity is the Issuer, shall be a company organized and existing under the laws of the State of Delaware or such other jurisdiction approved by a Majority of the Controlling Class; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of formation pursuant to Section 7.4, and (B) shall expressly assume, by an indenture supplemental hereto and an omnibus assumption agreement, executed and delivered to the Trustee, each Holder, the Collateral Manager and the Collateral Administrator, the due and punctual payment of the principal of and interest on all Secured Notes, the payments of the Subordinated Notes and the performance and observance of every covenant of this Indenture and of each other Transaction Document on its part to be performed or observed, all as provided herein or therein, as applicable;

(b)           the Rating Agency Condition shall be satisfied;

(c)            if the Merging Entity is not the Successor Entity, the Successor Entity shall have agreed with the Trustee (i) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d)           if the Merging Entity is not the Successor Entity, the Successor Entity shall have delivered to the Trustee and the Rating Agency an Officer’s certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in sub-section (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of a supplemental indenture hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); if the Merging Entity is the Issuer, that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture and any other Permitted Liens, to the Assets securing all of the Secured Notes and (ii) the Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Secured Notes; and in each case as to such other matters as the Trustee or any Noteholder may reasonably require; provided that nothing in this clause shall imply or impose a duty on the Trustee to require such other documents;

(e)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(f)             the Merging Entity shall have notified the Rating Agency of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee and each Noteholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with;

(g)           the Merging Entity shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, the Issuer (or, if applicable, the Successor Entity)(i)  will not be required to register as an investment company under the 1940 Act and (ii) will not be treated as an association or a publicly traded partnership, in each case, that is taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax on a net basis;

(h)           after giving effect to such transaction, the outstanding stock of the Merging Entity (or, if applicable, the Successor Entity) will not be beneficially owned within the meaning of the 1940 Act by any U.S. Person; and

(i)             the fees, costs and expenses of the Trustee (including any reasonable legal fees and expenses) associated with the matters addressed in this Section 7.10 shall have been paid by the Merging Entity (or, if applicable, the Successor Entity) or otherwise provided for to the satisfaction of the Trustee.

Section 7.11           Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer in accordance with Section 7.10 in which the Merging Entity is not the surviving entity, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture and the other Transaction Documents to which it is a party.

Section 7.12           No Other Business. The Issuer shall not have any employees (other than its managers to the extent they are employees) and shall not engage in any business or activity other than issuing, selling, paying and redeeming the Notes and any Additional Notes issued pursuant to this Indenture and acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, the Assets and other incidental activities thereto, including entering into the Transaction Documents to which it is a party.

Section 7.13           [Reserved].

Section 7.14          Annual Rating Review. So long as any Class of Secured Notes remains Outstanding, on or before December 31 in each year commencing in 2022, the Issuer shall obtain and pay for an annual review of the rating of each such Class of Secured Notes from the Rating Agency. The Issuer shall promptly notify the Trustee and the Collateral Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice) if at any time the then-current rating of any such Class of Secured Notes has been, or is known will be, changed or withdrawn.

Section 7.15           Reporting. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3 - 2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.16           Calculation Agent. (a) The Issuer hereby agrees that for so long as any Secured Notes remain Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates) to calculate the Benchmark in respect of each Interest Accrual Period (or portion thereof) in accordance with the terms hereof (the “Calculation Agent”). The Issuer hereby appoints the Collateral Administrator as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Collateral Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Collateral Manager, on behalf of the Issuer, in respect of any Interest Accrual Period, the Issuer or the Collateral Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(b)           The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent does hereby agree) that, as soon as practicable after 5:00 a.m. Chicago time on each Interest Determination Date, but in no event later than 11:00 a.m. New York time on the U.S. Government Securities Business Day immediately following each Interest Determination Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Secured Notes during the related Interest Accrual Period (or portion thereof) and the Note Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of such Class of Secured Notes in respect of the related Interest Accrual Period. At such time, the Calculation Agent will communicate such rates and amounts to the Issuer, the Trustee, each Paying Agent, the Collateral Manager, Euroclear and Clearstream. The Calculation Agent will also specify to the Issuer the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall notify the Issuer before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Note Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period (or portion thereof) will (in the absence of manifest error) be final and binding upon all parties.

Section 7.17           Certain Tax Matters. (a) For so long as the Subordinated Notes and any other interest that is treated as equity in the Issuer is held by a single owner for U.S. federal income tax purposes, the Issuer shall treat itself as disregarded as separate from such owner for such purposes, and in all other situations the Issuer shall treat itself as a partnership (other than a publicly traded partnership), and each Holder or beneficial owner of a Subordinated Note (or any interest therein) or any other interest that is treated as equity in the Issuer for U.S. federal income tax purposes (each such Note or interest, a “Partnership Interest”, and each such Holder or beneficial owner, a “Partner”) shall not take or permit any action that is inconsistent with such treatment. Sections 7.17(i), (j), (k) and (l) will apply only for so long as the Issuer is treated as a partnership for U.S. federal income tax purposes.

(b)           The Issuer shall treat (i) the Secured Notes as indebtedness of the Issuer for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by law and (ii) the Subordinated Notes as equity in the Issuer for U.S. federal, state and local income and franchise tax purposes.

(c)           The Issuer shall file, or cause to be filed, any tax returns, including information tax returns, required by any governmental authority, and the Paying Agent shall be authorized to file any information tax returns as required by any governmental authority.

(d)           If the Issuer has purchased an interest and the Issuer is aware that such interest is a “reportable transaction” within the meaning of Section 6011 of the Code, and a Holder of a Subordinated Note (or any other Note that is required to be treated as equity for U.S. federal income tax purposes) requests in writing information about any such transactions in which the Issuer is an investor, the Issuer shall provide, or cause its Independent accountants to provide, such information it has reasonably available that is required to be obtained by such Holder under the Code as soon as practicable after such request.

(e)           Notwithstanding anything herein to the contrary, the Collateral Manager, the Issuer, the Trustee, the Collateral Administrator, the Initial Purchaser, the Retention Holder, the Holders and beneficial owners of the Notes and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons. This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Collateral Manager, the Issuer, the Trustee, the Collateral Administrator, the Initial Purchaser, the Retention Holder or any other party to the transactions contemplated by this Indenture, the Offering or the pricing (except to the extent such information is relevant to U.S. tax structure or tax treatment of such transactions).

(f)             Upon the Issuer’s receipt of a request of a Holder of Secured Notes or written request of a Person certifying that it is an owner of a beneficial interest in a Secured Note (including, in each case, Holders and beneficial owners of any Additional Notes issued hereunder) for the information described in Treasury Regulations Section 1.1275-3(b)(1)(i) that is applicable to such Note, the Issuer will cause its Independent certified public accountants to provide promptly to the Trustee and such requesting Holder or owner of a beneficial interest in such a Note all of such information. Any additional issuance of Notes shall be accomplished in a manner that will allow the Independent certified public accountants of the Issuer to accurately calculate original issue discount income to holders of the Additional Notes. Upon request by the Independent accountants, the Trustee shall provide to the Independent accountants information reasonably available to it as reasonably requested by the Independent accountants to comply with this Section 7.17, including information contained in the Register.

(g)           If required to prevent the withholding and imposition of United States income tax on payments made to the Issuer, the Issuer shall deliver or cause to be delivered an IRS Form W-9 or applicable successor form certifying as to the United States Tax Person status of the Issuer (or, if applicable, the United States Tax Person status of the person from whom the Issuer is disregarded as separate for U.S. federal income tax purposes) to the issuer or obligor of or counterparty with respect to an Asset at the time such Asset is purchased or entered into by the Issuer and thereafter prior to the obsolescence or expiration of such form.

(h)           [Reserved.]

(i)             If so requested by a Majority of the Subordinated Notes, and if such Holders agree to reimburse the Issuer for all costs associated with such election, the Issuer is authorized to make (or hire accountants to make) an election under Section 754 of the Code.

(j)             (i)            The Tax Matters Partner shall establish and maintain or cause to be established and maintained on the books and records of the Issuer an individual capital account for each Partner in accordance with Section 704(b) of the Code and Treasury Regulations Section 1.704-1(b)(2)(iv).

(ii)           For capital account purposes, all items of income, gain, loss and deduction shall be allocated among the Partners in a manner such that, if the Issuer were dissolved, its affairs wound up, its assets sold for their respective “book values” (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(iv)) and its liabilities satisfied in full (except that nonrecourse liabilities with respect to an asset shall be satisfied only to the extent that such nonrecourse liabilities do not exceed the book value of such asset) and its assets distributed to the Partners in accordance with their respective capital account balances immediately after making such allocation, such distributions would, as nearly as possible, be equal to the distributions that would be made pursuant to the provisions of this Indenture. Any special allocations provided for in Section 7.17(j)(iv)-(vii) shall be taken into account for capital account purposes. For U.S. federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Partners in accordance with the allocations of the corresponding items for capital account purposes under this Section 7.17(j), except that items with respect to which there is a difference between tax and book basis will be allocated in accordance with Section 704(c) of the Code and Treasury Regulations Section 1.704-1(b)(4)(i).

(iii)          The provisions of this Section 7.17(j) relating to the maintenance of capital accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. The Tax Matters Partner shall be authorized to make appropriate amendments to the allocations of items pursuant to this Section 7.17(j) if necessary in order to comply with Section 704 of the Code or the appropriate provisions of Treasury Regulations.

(iv)          Notwithstanding any other provision set forth in this Section 7.17(j), no item of deduction or loss shall be allocated to a Partner to the extent the allocation would cause a negative balance in the Partner’s capital account (after taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) that exceeds the amount that such Partner would be required to reimburse the Issuer pursuant to this Indenture or under applicable law. In the event some but not all of the Partners would have such excess capital account deficits as a consequence of such an allocation of loss or deduction, the limitation set forth in this Section 7.17(j)(iv) shall be applied on a Partner by Partner basis so as to allocate the maximum permissible deduction or loss to each such Partner under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). In the event any loss or deduction is specially allocated to a Partner pursuant to either of the two preceding sentences, an equal amount of income of the Issuer shall be specially allocated to such Partner prior to any allocation pursuant to Section 7.17(j)(ii).

(v)           In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), items of Issuer income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate as quickly as possible any deficit balance in its capital account in excess of that permitted under Section 7.17(j)(iv) created by such adjustments, allocations or distributions. Any special allocations of items of income or gain pursuant to this Section 7.17(j)(v) shall be taken into account in computing subsequent allocations pursuant to this Section 7.17(j)(v) so that the net amount of any items so allocated and all other items allocated to each Partner pursuant to this Section 7.17(j)(v) shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Section 7.17(j) if such unexpected adjustments, allocations or distributions had not occurred.

(vi)          In the event the Issuer incurs any nonrecourse liabilities, income and gain shall be allocated in accordance with the “minimum gain chargeback” provisions of Treasury Regulations Sections 1.704-1(b)(4)(iv) and 1.704-2.

(vii)         The capital accounts of the Partners shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect the fair market value of Issuer property whenever a Partnership Interest is relinquished to the Issuer, whenever an additional Person becomes a Partner as permitted under this Indenture, upon any termination of the Issuer within the meaning of Section 708 of the Code, and when the Issuer is liquidated as permitted under this Indenture, and shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e) in the case of a distribution of any property (other than cash).

(k)           The Retention Holder will be the initial “partnership representative” (as defined in Section 6223 of the Code) (the “Tax Matters Partner”) and may designate the Tax Matters Partner from time to time from among any willing Holder of Subordinated Notes (including itself and any of its Affiliates) with respect to any taxable year of the Issuer during which the Retention Holder or any of its Affiliates holds or has held any Subordinated Notes (and if such designee is not eligible under the Code to be the Tax Matters Partner, it shall be the agent and attorney-in-fact of the Tax Matters Partner); provided, that during any other period or if the Retention Holder declines to so designate a Tax Matters Partner, the Issuer (after consultation with the Collateral Manager) shall designate the Tax Matters Partner from among any Holder of Subordinated Notes (excluding the Retention Holder and its Affiliates) (and if such designee is not eligible under the Code to be the Tax Matters Partner, it shall be the agent and attorney-in-fact of the Tax Matters Partner). The Tax Matters Partner (or, if applicable, its agent and attorney-in- fact) shall sign the Issuer’s tax returns and is authorized to make tax elections on behalf of the Issuer in its reasonable discretion, to determine the amount and characterization of any allocations or tax items described in this Section 7.17 in its reasonable discretion, and to take all actions and do such things as required or as it shall deem appropriate under the Code, at the Issuer’s sole expense, including representing the Issuer before taxing authorities and courts in tax matters affecting the Issuer and the Partners. Any action taken by the Tax Matters Partner in connection with audits of the Issuer under the Code will, to the extent permitted by law, be binding upon the Partners. Each such Partner agrees that it will treat any Issuer item on such Partner’s income tax returns consistently with the treatment of the item on the Issuer’s tax return and that such Partner will not independently act with respect to tax audits or tax litigation affecting the Issuer, unless previously authorized to do so in writing by the Tax Matters Partner (or, if applicable, its agent and attorney-in-fact), which authorization may be withheld in the complete discretion of the Tax Matters Partner (or, if applicable, its agent and attorney-in fact). The Issuer will, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner and any agent and attorney-in-fact of such Tax Matters Partner in connection with any expenses reasonably incurred in connection with its performance of its duties as or on behalf of the Tax Matters Partner. For the avoidance of doubt, any indemnity or reimbursement provided pursuant to the immediately foregoing sentence shall be treated as an Administrative Expense pursuant to the definition thereof.

(l)            The Tax Matters Partner shall be the “partnership representative” for purposes of Section 6223 of the Code, as amended by the Bipartisan Budget Act of 2015 (the “Partnership Representative”) (or, if not eligible to be the Partnership Representative, as agent-in-fact of the Partnership Representative). If the IRS, in connection with an audit governed by the tax audit rules that apply to partnerships that are contemplated by the Bipartisan Budget Act of 2015 (the “Partnership Tax Audit Rules”), proposes an adjustment greater than $25,000 in the amount of any item of income, gain, loss, deduction or credit of the Issuer, or any Partner’s distributive share thereof, and such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code, as amended by the Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions (a “Covered Audit Adjustment”), the Partnership Representative will use commercially reasonable efforts (taking into account whether the Partnership Representative has received any needed information on a timely basis from the Partners), to apply the alternative method provided by Section 6226 of the Code, as amended by the Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions (the “Alternative Method”). In the event the proposed adjustment is equal to or less than $25,000, the Partnership Representative may in its sole discretion elect to have the Issuer pay such adjustment. To the extent that the Partnership Representative does not (or is unable to) elect the Alternative Method with respect to a Covered Audit Adjustment and such Covered Audit Adjustment is material as to the Issuer (determined in the Partnership Representative’s sole discretion), the Partnership Representative shall use commercially reasonable efforts to (i) to the extent not economically or administratively burdensome or onerous, make reasonable modifications available under Sections 6225(c)(3), (4) and (5) of the Code, as amended by the Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions, to the extent that such modifications are available (taking into account whether the Partnership Representative has received any needed information on a timely basis from the Partners) and would reduce any taxes payable by the Issuer with respect to the Covered Audit Adjustment, and (ii) if reasonably requested by a Partner, provide to such Partner available information allowing such Partner to file an amended U.S. federal income tax return, as described in Section 6225(c)(2) of the Code, as amended by the Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions, to the extent that such amended return and payment of any related U.S. federal income taxes would reduce any taxes payable by the Issuer with respect to the Covered Audit Adjustment (after taking into account any modifications described in clause (i)). Similar procedures shall be followed in connection with any state or local income tax audit governed by the Partnership Tax Audit Rules. Any U.S. federal income taxes (and any related interest and penalties) paid by the Issuer (or any diminution in distributable proceeds resulting from an adjustment under Partnership Tax Audit Rules) may be allocated in the reasonable discretion of the Partnership Representative to those Partners to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), as determined in the reasonable discretion of the Partnership Representative. The Partnership Representative shall not elect or cause any election to be made to apply the Partnership Tax Audit Rules to the Issuer prior to the generally applicable effective date of such legislation, unless the Partnership Representative, in good faith, reasonably determines that such an election would be in the best interests of the Issuer and all Holders of the Notes. Each Partner hereby agrees to take any and all actions, and to furnish any and all information, requested by the Partnership Representative to permit the Issuer to minimize any tax liability that would otherwise be imposed on the Issuer under Section 6225 of the Code, or any successor provision, including (if requested by the Partnership Representative) by (i) filing amended tax returns to take into account any adjustment to the amount of any item of income, gain, loss, deduction, or credit of the Partner, or of any Person’s distributive share thereof, and (ii) providing the Issuer with any information necessary for the Issuer to (x) establish the amount of any tax liability resulting from any such adjustment and (y) elect (in accordance with Section 6226 of the Code, or any successor provision) for each Partner to take any such adjustment into account directly. Each Partner acknowledges and agrees that it will be liable for all taxes and related interest, additional amounts and penalties and other liabilities including reasonable administrative costs resulting from or otherwise attributable to the Partner’s allocable share (determined with respect to the applicable adjustment period) of the tax items affected by any applicable audit adjustment.

(m)          Upon a Re-Pricing or the designation of an Alternative Rate, the Issuer will cause its Independent accountants to comply with any requirements under Treasury Regulation Section 1.1273-2(f)(9) (or any successor provision) including (as applicable), to (i) determine whether Notes of the Re-Priced Class, the Notes subject to the designation of an Alternative Rate, or Notes replacing the Re-Priced Class are traded on an established market, and (ii) if so traded, to determine the fair market value of such Notes and to make available such fair market value determination to holders in a commercially reasonable fashion, including by electronic publication, within 90 days of the date that the new Notes are issued.

Section 7.18           Purchase of Additional Collateral Obligations. (a) During the Prefunding Period, the Issuer will use commercially reasonable efforts to purchase Collateral Obligations that satisfy, as of the date the Collateral Manager commits on behalf of the Issuer to purchase such Collateral Obligation, each of the Investment Criteria, other than that set forth in Section 12.2(iii) hereof.

(b)           During the Prefunding Period, the Issuer will use the funds on deposit in the Prefunding Account to purchase Additional Collateral Obligations.

(c)           The failure of the Issuer to satisfy the requirements of this Section 7.18 will not constitute an Event of Default unless such failure constitutes an Event of Default under Section 5.1(c) hereof and the Issuer, or the Collateral Manager acting on behalf of the Issuer, has acted in bad faith. Of the proceeds of the issuance of the Notes which are not applied to pay for the purchase of Collateral Obligations acquired by the Issuer on the Closing Date an amount equal to U.S.$123,000,000 will be retained in the Prefunding Account on the Closing Date. At the direction of the Issuer (or the Collateral Manager on behalf of the Issuer), the Trustee shall apply amounts held in the Prefunding Account to purchase additional Collateral Obligations during the Prefunding Period as described in clause (b) above. If on the first day following the end of the Prefunding Period, any amounts on deposit in the Prefunding Account have not been applied to purchase Collateral Obligations, such amounts shall be applied as described in Section 10.3(c).

Section 7.19           Representations Relating to Security Interests in the Assets. (a) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder):

(i)             The Issuer owns each Asset free and clear of any lien, claim or encumbrance of any Person, other than such as are created under, or permitted by, this Indenture and any other Permitted Liens.

(ii)            Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

(iii)           All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC).

(iv)          All Accounts constitute “securities accounts” under Section 8-501(a) of the UCC.

(v)           This Indenture creates a valid and continuing security interest (as defined in Section 1 - 201(37) of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise herein), and is enforceable as such against creditors of and purchasers from the Issuer.

(b)             The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute Instruments:

(i)             Either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Trustee, for the benefit and security of the Secured Parties or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they are pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(ii)           The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(c)           The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets that constitute Security Entitlements:

(i)             All of such Assets have been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC. The Securities Intermediary for each Account has agreed to treat all assets credited to such Accounts as “financial assets” within the meaning of Section 8-102(a)(9) the UCC.

(ii)           The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(iii)           (x) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trustee, for the benefit and security of the Secured Parties, hereunder and (y) (A) the Issuer has delivered to the Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Trustee as the Person having a security entitlement against the Custodian in each of the Accounts.

(iv)          The Accounts are not in the name of any Person other than the Issuer or the Trustee. The Issuer has not consented to the Custodian to comply with the entitlement order (as defined in Section 8-102(a)(8) of the UCC) of any Person other than the Trustee (and the Issuer prior to a notice of exclusive control being provided by the Trustee).

(d)           The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute general intangibles:

(i)             The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii)            The Issuer has received, or will receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(e)           The Issuer agrees to notify the Collateral Manager and the Rating Agency promptly if it becomes aware of the breach of any of the representations and warranties contained in this Section 7.19.

ARTICLE VIII

Supplemental Indentures

Section 8.1             Supplemental Indentures Without Consent of Holders of Notes. (a) Without the consent of the Holders of any Notes (unless otherwise specified below) but with the written consent of the Collateral Manager, at any time and from time to time subject to Section 8.3 and without an Opinion of Counsel being provided to the Issuer or the Trustee as to whether any Class of Notes would be materially and adversely affected thereby, the Issuer and the Trustee may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i)             to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Notes;

(ii)            to add to the covenants of the Issuer or the Trustee for the benefit of the Secured Parties, or to surrender any right or power herein conferred upon the Issuer;

(iii)           to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;

(iv)          to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee or collateral agent, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v)           to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi)          to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or the 1940 Act or otherwise comply with any applicable securities law;

(vii)         to remove restrictions on resale and transfer of Notes to the extent not required under clause (vi) above;

(viii)        to correct or supplement any inconsistent or defective provisions herein, to cure any ambiguity, omission or errors herein; provided that, notwithstanding anything herein to the contrary and without regard to any other consent requirement specified herein, any supplemental indenture to be entered into pursuant to this clause (viii) may also provide for any corrective measures or ancillary amendments to this Indenture to give effect to such supplemental indenture as if it had been effective as of the Closing Date;

(ix)          to conform the provisions of this Indenture to the Offering Circular; provided that, notwithstanding anything herein to the contrary and without regard to any other consent requirement specified herein, any supplemental indenture to be entered into pursuant to this clause (x) may also provide for any corrective measures or ancillary amendments to this Indenture to give effect to such supplemental indenture as if it had been effective as of the Closing Date;

(x)           to take any action necessary, advisable, or helpful to prevent the Issuer, the Trustee or the holders of any Notes from being subject to (or to otherwise reduce) withholding or other taxes, fees or assessments;

(xi)           (A) subject to the requirements of Section 2.13, to permit the Issuer to issue Additional Notes of any one or more existing Classes of Notes; or (B) to permit the Issuer to issue a replacement loan or securities or other indebtedness in connection with a Refinancing, including any modification necessary to (I) reflect the Refinancing of fixed rate Notes with floating rate Notes or vice versa, (II) establish a non-call period and, if applicable, prohibit future Refinancing of any class of refinancing obligations, (III) amend the base rate component and any adjustment thereto used to determine the interest rate on the refinancing obligations or (IV) in the case of a Refinancing of all Classes of Secured Notes (a) modify the Weighted Average Life Test or (b) extend the Reinvestment Period, and to make such other changes as shall be necessary to facilitate a Refinancing;

(xii)          to modify the procedures herein relating to compliance with Rule 17g-5 of the Exchange Act;

(xiii)         to accommodate the issuance of the Notes in book-entry form through the facilities of the depository or otherwise;

(xiv)         to take any action necessary or advisable to prevent the Issuer or the pool of Assets from being required to register under the 1940 Act, or to avoid any requirement that the Collateral Manager or any Affiliate consolidate the Issuer on its financial statements for financial reporting purposes (provided that no Holders are materially adversely affected thereby);

(xv)         to reduce the permitted minimum denomination of the Secured Notes;

(xvi)         to change the date on which reports are required to be delivered under this Indenture;

(xvii)       to modify Section 3.3 or Section 7.19 to conform with applicable law;

(xviii)       to evidence any waiver or elimination by the Rating Agency of any requirement or condition of the Rating Agency set forth herein;

(xix)         to change the name of the Issuer in connection with the change in name or identity of the Collateral Manager or as otherwise required pursuant to a contractual obligation or to avoid the use of a trade name or trademark in respect of which the Issuer does not have a license;

(xx)          to amend, modify or otherwise accommodate changes to this Indenture to comply with any rule or regulation enacted by regulatory agencies of the United States federal government, any member state of the European Economic Area, U.K. authority, stock exchange authority, listing agent, transfer agent or additional registrar after the Closing Date that are applicable to the Notes;

(xxi)         to amend, modify or otherwise change the provisions of this Indenture so that (A) the Issuer is not a “covered fund” under the Volcker Rule, (B) the Secured Notes are not considered to constitute “ownership interests” under the Volcker Rule or (C) ownership of the Secured Notes will otherwise be exempt from the Volcker Rule;

(xxii)        to modify the definition of “Credit Risk Obligation” in a manner not materially adverse to any holders of any Class of Notes as evidenced by a certificate of the Collateral Manager delivered to the Trustee and the Holders of Secured Notes;

(xxiii)       to permit the Issuer to enter into any additional agreements not expressly prohibited by this Indenture as well as any amendment, modification or waiver thereof if the Issuer determines that such additional agreement, amendment, modification or waiver would not, upon or after becoming effective, materially and adversely affect the rights or interests of holders of any Class of Notes; provided that any such additional agreement shall include customary limited recourse and non-petition provisions;

(xxiv)       to modify (A) with the consent of a Majority of the Controlling Class, the Portfolio Tests or the definitions related thereto, (B) with the consent of a Majority of the Controlling Class, any of the Investment Criteria or (C) with the consent of a Majority of the Controlling Class (unless such modification is in connection with the additional issuance of an additional Class of Notes, in which case such consent shall not be required), the Borrowing Base Condition or the definitions related thereto or the calculation thereof so long as the Rating Agency Condition is satisfied and the Collateral Manager certifies to the Trustee (with copies delivered to the Noteholders) that the Secured Notes would not be materially and adversely effected thereby;

(xxv)        with the consent of a Majority of the Controlling Class, to modify or amend any component of the Concentration Limitations and the definitions related thereto which affect the calculation thereof so long as the Collateral Manager certifies that no Class of Secured Notes would be materially and adversely effected thereby and the Rating Agency Condition is satisfied;

(xxvi)       to make any necessary or advisable changes to the Indenture in connection with the adoption of an Alternative Rate or Fallback Rate or to make Benchmark Conforming Changes; or

(xxvii)      to make any modification determined by the Collateral Manager necessary or advisable to comply with U.S. Risk Retention Rules, the E.U. Securitization Laws or the U.K. Securitization Laws, including (without limitation) in connection with a Refinancing, Optional Redemption, additional issuance of Notes or material amendment to any of the Transaction Documents.

For the avoidance of doubt, Reset Amendments are not subject to any consent requirements that would otherwise apply to supplemental indentures described in this Section 8.1 or elsewhere herein.

Section 8.2             Supplemental Indentures With Consent of Holders of Notes. Subject to the provisions of Section 8.1 and the provisions in this Section 8.2, with the consent of a Majority of the Secured Notes of each Class materially and adversely affected thereby, and if the Subordinated Notes are materially and adversely affected thereby, a Majority of the Subordinated Notes, the Trustee and the Issuer may execute one or more supplemental indentures to add provisions to, or change in any manner or eliminate any provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes of any Class under this Indenture; provided that without the satisfaction of the Rating Agency Condition and the consent of each Holder of each Outstanding Note of each Class materially and adversely affected thereby, no such supplemental indenture described above may:

(i)             change the Stated Maturity of the principal of or the due date of any installment of interest on any Secured Note, reduce the principal amount thereof or the rate of interest thereon, other than in connection with the adoption of an Alternative Rate or Fallback Rate, or, except as otherwise expressly permitted by this Indenture, the Redemption Price with respect to any Note, or change the earliest date on which Notes of any Class may be redeemed, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on the Secured Notes or distributions on the Subordinated Notes or change any place where, or the coin or currency in which, Notes or the principal thereof or interest, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(ii)             reduce the percentage of the Aggregate Outstanding Amount of Holders of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for herein;

(iii)          impair or adversely affect the Assets except as otherwise permitted herein;

(iv)           except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Secured Note of the security afforded by the lien of this Indenture;

(v)           reduce the percentage of the Aggregate Outstanding Amount of Holders of any Class of Secured Notes whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee’s election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;

(vi)          modify any of the provisions of (x) this Section 8.2, except to increase the percentage of Outstanding Class A Notes or Subordinated Notes the consent of the Holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Class A Note Outstanding or Subordinated Note Outstanding and affected thereby or (y) Section 8.1 or Section 8.3;

(vii)         modify any provision to facilitate an exchange of one obligation for another obligation of the same Obligor that has substantially identical terms except transfer restrictions, including to effect any serial designation relating to the exchange; provided that no such supplemental indenture shall be required to facilitate any exchanges of one obligation for another obligation in accordance with Article XII hereof;

(viii)        modify the definition of the terms “Outstanding” or the Priority of Payments set forth in Section 11.1(a); or

(ix)          modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal on any Secured Note or any amount available for distribution to the Subordinated Notes, or to affect the rights of the Holders of the Secured Notes to the benefit of any provisions for the redemption of the Secured Notes contained herein.

provided that, with respect to any supplemental indenture which, by its terms, (x) provides for a redemption by Refinancing of all, but not less than all, of the Secured Notes in whole, but not in part, and (y) is consented to by the Holders of at least a Majority of the Subordinated Notes, notwithstanding anything to the contrary contained or implied elsewhere in this Indenture, the Collateral Manager may, without regard to any other consent requirement specified above or elsewhere in this Indenture, cause such supplemental indenture to be entered into, and the Trustee and the Issuer shall enter into such supplemental indenture, which supplemental indenture may (a) effect an extension of the end of the Reinvestment Period, (b) establish a non-call period for the Replacement Notes or loans issued to replace such Secured Notes or prohibit a future refinancing of such replacement securities, (c) modify the Weighted Average Life Test, (d) provide for a stated maturity of such Replacement Notes or loans that is later than the Stated Maturity of the Secured Notes, (e) effect an extension of the Stated Maturity of the Subordinated Notes, and/or (f) make any other supplements or amendments to this Indenture that would otherwise be subject to the consent rights set forth above (a “Reset Amendment”).

Notwithstanding any other provision relating to supplemental indentures herein, at any time, if any Class of Notes has been or contemporaneously with the effectiveness of any supplemental indenture will be paid in full in accordance with this Indenture as so supplemented or amended, the written consent of any Holder of any Note of such Class will not be required with respect to such supplemental indenture.

Section 8.3             Execution of Supplemental Indentures. (a) The Collateral Manager shall not be bound to follow any amendment or supplement to this Indenture unless it has consented thereto in accordance with this Article VIII. No amendment to this Indenture will be effective against the Collateral Administrator if such amendment would adversely affect the Collateral Administrator (including in its capacity as Calculation Agent), including, without limitation, any amendment or supplement that would increase the duties or liabilities of, or adversely change the economic consequences to, the Collateral Administrator, unless the Collateral Administrator otherwise consents in writing.

(b)             [Reserved.]

(c)             [Reserved.]

(d)             The Trustee may conclusively rely on an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or a Responsible Officer’s certificate of the Collateral Manager as to whether the interests of any holder of Notes would be materially and adversely affected by the modifications set forth in any supplemental indenture, it being expressly understood and agreed that the Trustee shall have no obligation to make any determination as to the satisfaction of the requirements related to any supplemental indenture which may form the basis of such Opinion of Counsel or such Responsible Officer’s certificate; provided that if a Majority of any Class of Notes has provided written notice to the Trustee at least one Business Day prior to the execution of such supplemental indenture that such Class would be materially and adversely affected thereby, the Trustee shall not be entitled to rely on an Opinion of Counsel or a Responsible Officer’s certificate of the Collateral Manager as to whether or not the Holders of such Class would be materially and adversely affected by such supplemental indenture and shall not enter into such supplemental indenture without the consent of a Majority (or Supermajority or each Holder, as applicable) of such Class. Such determination by such Class as to whether the interests of any Holder have been materially and adversely affected shall be conclusive and binding on all present and future Holders. The Trustee shall not be liable for any determination made in good faith and in reliance upon an Opinion of Counsel or such a Responsible Officer’s certificate delivered to the Trustee as described herein.

(e)             The Trustee shall join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

(f)             In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee shall not be liable for any reliance made in good faith upon such an Opinion of Counsel. Such determination shall, in each case, be conclusive and binding on all present and future Holders and beneficial owners.

(g)             At the cost of the Issuer, for so long as any Notes shall remain Outstanding, not later than 10 days prior to the execution of any proposed supplemental indenture pursuant to Section 8.1 and not later than 7 days prior to the execution of any proposed supplemental indenture pursuant to Section 8.2, the Trustee shall deliver to the Collateral Manager, the Collateral Administrator and the Noteholders a copy of such proposed supplemental indenture; provided that, for any party entitled to receive notice, this provision will be deemed satisfied (1) upon the written waiver of such party to receipt of such notice and (2) in the case of the holders, the simultaneous payment in full of the Notes held by such holders pursuant to the proposed supplemental indenture. At the cost of the Issuer, for so long as the Secured Notes shall remain Outstanding and rated by the Rating Agency, the Trustee shall provide to the Rating Agency a copy of any proposed supplemental indenture at least 7 days prior to the execution thereof by the Trustee (unless such period is waived by the Rating Agency). Following such deliveries by the Trustee, if any changes are made to such proposed supplemental indenture other than to correct typographical errors or to adjust formatting, then at the cost of the Issuer, for so long as any Notes shall remain Outstanding, not later than 3 days prior to the execution of such proposed supplemental indenture (provided that the execution of such proposed supplemental indenture shall not in any case occur earlier than the date 10 days or 7 days, as applicable, after the initial distribution of such proposed supplemental indenture pursuant to the first sentence of this Section 8.3(g)), the Trustee shall deliver to the Collateral Manager, the Collateral Administrator, the Noteholders and the Rating Agency a copy of such supplemental indenture as revised, indicating the changes that were made. Any failure of the Trustee to publish or deliver such notices, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture. In the case of a supplemental indenture to be entered into pursuant to Section 8.1(a)(xi)(B), the foregoing notice periods shall not apply and a copy of the proposed supplemental indenture shall be included in the notice of Optional Redemption given to each holder of Secured Notes under Section 9.3; and, upon execution of the supplemental indenture, at the cost of the Issuer, a copy thereof shall be delivered to the Rating Agency and each Holder of Notes.

(h)             It shall not be necessary for any Act of the Holders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any Holders to such proposed supplemental indenture is required, that such Act shall approve the substance thereof.

(i)             At any time during or after the Reinvestment Period, at the written direction of any Holder or Holders of Subordinated Notes, substantially in the form of Exhibit E (solely for Contributions of Cash or Eligible Investments), but without any amendment to this Indenture or the consent of any other holder of Notes (i) such Holder may make a Contribution of Cash, Eligible Investments or Collateral Obligations or (ii) solely with respect to Holders of Certificated Subordinated Notes, such Holder may designate (prior to the Determination Date) all or a specified portion of amounts that would otherwise be distributed on such Payment Date to such Holder or Holders of Subordinated Notes be deposited in the Collection Account as a Contribution and be available for reinvestment in additional Collateral Obligations and other Permitted Uses as directed by the applicable Contributor, so long as the Collateral Manager consents to such Permitted Use(s) (or if no direction is given by the Contributor, at the Collateral Manager’s reasonable discretion).

Section 8.4             Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5             Reference in Notes to Supplemental Indentures. Notes authenticated and delivered as part of a transfer, exchange or replacement pursuant to Article II of Notes originally issued hereunder after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.6             Hedge Agreements. The Issuer and the Trustee shall not enter into any supplemental indenture that permits the Issuer to enter into a hedge agreement unless the Issuer obtains (a) a certification from the Collateral Manager that (i) the written terms of the derivative directly relate to the Collateral Obligations and the Notes and (ii) such derivative reduces the interest rate and/or foreign exchange risks related to the Collateral Obligations and the Notes, (b) written advice of counsel that such hedge agreement will not cause any Person to be required to register as a “commodity pool operator” (within the meaning of the Commodity Exchange Act) with the Commodity Futures Trading Commission in connection with the Issuer and (c) the consent of a Majority of the Controlling Class. The Issuer shall provide the Rating Agency with written notice of any supplemental indenture that permits the Issuer to enter into a hedge agreement (including the strike rate and notional detail of the proposed hedge agreement), and the Issuer shall only enter into such hedge agreement with a counterparty that has the minimum ratings required by the Rating Agency at the time the Issuer enters into such hedge agreement, unless the Rating Agency provides written confirmation that such counterparty is not required to have such minimum ratings.

ARTICLE IX

Redemption Of Notes

Section 9.1             Optional Redemption. (a) From and after the Non-Call End Date, the Secured Notes shall be redeemable by the Issuer at the written direction of a Majority of the Subordinated Notes (and in the case of a Refinancing, with the consent of the Collateral Manager and the U.S. Retention Provider) on any Business Day as follows: (i) the Secured Notes shall be redeemed in whole but not in part from Sale Proceeds, Contributions of Cash and/or Refinancing Proceeds and (ii) the Secured Notes may be redeemed in part by Class from Refinancing Proceeds, Contributions of cash and/or Partial Refinancing Interest Proceeds. In connection with any such redemption, the Secured Notes shall be redeemed at the applicable Redemption Prices and a Majority of Subordinated Notes must provide the above described written direction (and the Collateral Manager and U.S. Retention Provider the above described consent in the case of a Refinancing) to the Issuer and the Trustee not later than 10 days (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Business Day on which such redemption is to be made; provided that all Secured Notes must be redeemed simultaneously.

(b)             Upon receipt of a notice of any redemption of the Secured Notes (other than a redemption entirely out of proceeds from a Refinancing) pursuant to Section 9.1(a)(i), the Collateral Manager in its sole discretion shall direct the sale (and the manner thereof) of all or part of the Collateral Obligations and other Assets such that the proceeds from such sale and all other funds available for such purpose in the Collection Account and the Payment Account will be at least sufficient to pay the Redemption Prices of the Secured Notes to be redeemed and to pay all Administrative Expenses (regardless of the Administrative Expense Cap) and Aggregate Collateral Management Fees due and payable under the Priority of Payments. If such proceeds of such sale and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem all Secured Notes and to pay such fees and expenses, the Secured Notes may not be redeemed. The Collateral Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation, merger or other arrangement.

(c)             The Subordinated Notes may be redeemed, for the relevant Redemption Price, on any Business Day on or after the redemption (including in connection with a Refinancing of the Secured Notes) or repayment in full of all of the Secured Notes, at the written direction of a Majority of the Subordinated Notes delivered to the Trustee and the Collateral Manager on behalf of the Issuer at least five Business Days prior to the designated Business Day on which the Subordinated Notes are to be redeemed (which direction may be given in connection with a direction to redeem the Secured Notes or at any time after the Secured Notes have been redeemed or repaid in full).

(d)             In addition to (or in lieu of) a sale of Collateral Obligations and/or Eligible Investments in the manner provided in Section 9.2(b), the Secured Notes may be redeemed on any Business Day in whole from Refinancing Proceeds, Contributions of Cash and/or Sale Proceeds or in part by Class from Refinancing Proceeds, Contributions of cash and/or Partial Refinancing Interest Proceeds, in each case, through an issuance of Replacement Notes; provided that the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to the Collateral Manager, the Retention Provider and a Majority of the Subordinated Notes and such Refinancing otherwise satisfies the conditions described below.

(e)             In the case of a Refinancing upon a redemption of the Secured Notes in whole but not in part pursuant to Section 9.1(a)(i), such Refinancing will be effective only if (i) the Refinancing Proceeds, all or a specified (as directed by Holders of Certificated Subordinated Notes entitled to receive such Interest Proceeds and as determined by the Issuer, or the Collateral Manager on behalf of the Issuer) portion of Interest Proceeds that are otherwise payable pursuant to Section 11.1(a)(i)(G), all Sale Proceeds, if any, from the sale of Collateral Obligations and Eligible Investments in accordance with the procedures set forth herein, Contributions of Cash and all other available funds will be at least sufficient to redeem simultaneously the Secured Notes then required to be redeemed, in whole but not in part at the applicable Redemption Prices (subject to any election to receive less than 100% of Redemption Price as noted below), and to pay all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap), including, without limitation, the reasonable fees, costs, charges and expenses incurred by the Trustee and the Collateral Administrator (including reasonable attorneys’ fees and expenses) in connection with such Refinancing, (ii) the Refinancing Proceeds, all or a specified (as directed by Holders of Certificated Subordinated Notes entitled to receive such Interest Proceeds and as determined by the Issuer, or the Collateral Manager on behalf of the Issuer) portion of Interest Proceeds that is otherwise payable pursuant to Section 11.1(a)(i)(G), all Sale Proceeds, if any, Contributions of Cash and other available funds are used (to the extent necessary) to make such redemption, (iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(b) and Section 2.7(i) and (iv) the Collateral Manager and the U.S. Retention Provider each consents to such Refinancing.

(f)             In the case of a Refinancing upon a redemption of the Secured Notes in part by Class pursuant to Section 9.1(a)(ii), such Refinancing will be effective only if: (i) the Issuer has provided notice thereof to the Rating Agency, (ii) the Refinancing Proceeds, the Partial Refinancing Interest Proceeds, Contributions of cash and all or a specified (as directed by Holders of Certificated Subordinated Notes entitled to receive such Interest Proceeds and as determined by the Issuer, or the Collateral Manager on behalf of the Issuer) portion of Interest Proceeds that are otherwise payable pursuant to Section 11.1(a)(i)(G) will be at least sufficient to pay in full the aggregate Redemption Prices of the entire Class or Classes of Secured Notes subject to Refinancing, (iii) the Refinancing Proceeds, the Partial Refinancing Interest Proceeds, Contributions of cash and all or a specified (as directed by Holders of Certificated Subordinated Notes entitled to receive such Interest Proceeds and as determined by the Issuer, or the Collateral Manager on behalf of the Issuer) portion of Interest Proceeds that is otherwise payable pursuant to Section 11.1(a)(i)(G) are used (to the extent necessary) to make such redemption, (iv) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in this Indenture, (v) the aggregate principal amount of any obligations providing the Refinancing is not less than the aggregate principal amount of the Secured Notes being redeemed with the proceeds of such obligations plus, if so directed by a Majority of the Subordinated Notes, an amount equal to the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing; (vi) the stated maturity of each class of obligations providing the Refinancing is no earlier than the corresponding Stated Maturity of each Class of Secured Notes being refinanced, (vii) the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing have been paid or will be adequately provided for from the Refinancing Proceeds (except for expenses owed to Persons that the Collateral Manager informs the Trustee will be paid solely as Administrative Expenses payable in accordance with the Indenture; provided that any such fees and expenses due to the Trustee and determined by the Collateral Manager to be paid in accordance with the Priority of Payments shall not be subject to the Administrative Expense Cap), (viii) the obligations providing the Refinancing are subject to the Priority of Payments and do not rank higher in priority pursuant to the Priority of Payments than the Class of Secured Notes being refinanced, (ix) the voting rights, consent rights, redemption rights and all other rights of the obligations providing the Refinancing are the same as the rights of the corresponding Class of Secured Notes being refinanced (except that, at the Issuer’s election, the earliest date, if any, on which the obligations providing the Refinancing may be redeemed at the option of the Issuer may be different than the earliest date on which the Secured Notes redeemed in connection with such Refinancing were subject to redemption at the option of the Issuer), (x) each of the Collateral Manager and the U.S. Retention Provider consents to such Refinancing, (xi) the Issuer has received written advice from Dechert LLP or an opinion of counsel of nationally recognized standing that (A) such Refinancing will not result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (B) such Refinancing will not result in the Issuer being subject to U.S. federal income tax on a net basis, (xii) if the maximum principal balance of any Class of Secured Notes that is senior to a Class of Notes that is not included in such Refinancing is increased in connection with such Refinancing and the Rating Agency is not providing a rating with respect to such senior Class of Notes, the Rating Agency Condition is satisfied and (xiii) the Issuer (or the Collateral Manager on behalf of the Issuer) has provided an officer’s certificate to the Trustee certifying that the conditions to such refinancing have been satisfied.

(g)             The Holders of the Subordinated Notes will not have any cause of action against any of the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee for any failure to obtain a Refinancing. If a Refinancing is obtained meeting the requirements specified above as certified by the Collateral Manager, the Issuer and the Trustee (at the direction of the Issuer) shall amend this Indenture to the extent necessary to reflect the terms of the Refinancing and no further consent for such amendments shall be required from the Holders of Notes other than a Majority of the Subordinated Notes directing the redemption. The Trustee shall not be obligated to enter into any amendment that, in its view, adversely affects its duties, obligations, liabilities or protections hereunder, and the Trustee shall be entitled to conclusively rely upon an Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) provided by the Issuer to the effect that such amendment meets the requirements specified above and is permitted under this Indenture (except that such officer or counsel shall have no obligation to certify or opine as to the sufficiency of the Refinancing Proceeds, or the sufficiency of the Accountants’ Report).

(h)             In the event of any redemption pursuant to this Section 9.1, the Issuer shall, at least 4 days (in the case of an Optional Redemption of the Secured Notes) (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) or 5 Business Days (in the case of an Optional Redemption of the Subordinated Notes) (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Redemption Date, notify the Trustee in writing of such Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the applicable Redemption Prices (which Redemption Price shall be the Redemption Price to be paid in the event no Redemption Distribution Date occurs and which may be decreased as a result of payments on Redemption Distribution Dates to the extent that such payment reduces the amount of interest that accrues on the Secured Notes).

(i)             In connection with any Optional Redemption of the Secured Notes in whole, Holders of 100% of the Aggregate Outstanding Amount of the Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of the Secured Notes.

(j)             In connection with an Optional Redemption of all Classes of Secured Notes, a Majority of the Subordinated Notes may direct the Issuer (who shall give written notice to the Trustee, the Rating Agency and the Holders of the Secured Notes no less than 4 days prior to such date) to distribute amounts on deposit in the Collection Account to pay a portion of the Redemption Price pursuant to the Priority of Payments on one or more Business Days prior to the Redemption Date (any such date a “Redemption Distribution Date”). The Collateral Manager may elect to distribute Interest Proceeds, Principal Proceeds or both on such Redemption Distribution Date pursuant to the applicable Priority of Payments. To the extent the Collateral Manager does not elect to distribute amounts pursuant to Section 11.1(a)(i), holders of Notes shall not be entitled to receive any amounts on account of accrued and unpaid interest on such date.

Section 9.2             Tax Redemption. (a) The Notes shall be redeemed in whole but not in part on any Business Day (any such redemption, a “Tax Redemption”) at their applicable Redemption Prices at the written direction (delivered to the Trustee) of (x) a Majority of any Class of Secured Notes that, as a result of the occurrence of a Tax Event, has not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable on any Payment Date or (y) a Majority of the Subordinated Notes, in either case following the occurrence and continuation of a Tax Event.

(b)             In connection with any Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.

(c)             Upon its receipt of such written direction directing a Tax Redemption, the Trustee shall promptly notify the Collateral Manager, the Holders and the Rating Agency thereof.

(d)             If an Officer of the Collateral Manager obtains actual knowledge of the occurrence of a Tax Event, the Collateral Manager shall promptly notify the Issuer, the Collateral Administrator and the Trustee thereof, and upon receipt of such notice the Trustee shall promptly notify the Holders of the Notes and the Rating Agency thereof

Section 9.3             Redemption Procedures. (a) In the event of any redemption pursuant to Section 9.1, the written direction of a Majority of the Holders of the Subordinated Notes (and in the case of a Refinancing, the consent of the Collateral Manager and the U.S. Retention Provider) required thereby shall be provided to the Issuer, the Trustee and the Collateral Manager not later than 4 days (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Business Day on which such redemption is to be made (which date shall be designated in such notice). In the event of any redemption pursuant to Section 9.1, a notice of redemption shall be given by the Issuer by overnight delivery service (or through the applicable procedures of DTC), postage prepaid, sent not later than 4 days prior to the applicable Redemption Date, to the Trustee, the Rating Agency and each Holder of Notes, at such Holder’s address in the Register.

(b)             All notices of redemption delivered pursuant to Section 9.3(a) shall state:

(i)             the applicable Redemption Date;

(ii)           the Redemption Prices of the Notes to be redeemed;

(iii)          all of the Secured Notes that are to be redeemed are to be redeemed in full and that interest on such Secured Notes shall cease to accrue on the Business Day specified in the notice;

(iv)          the place or places where Notes are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2; and

(v)           if all Secured Notes are being redeemed, whether the Subordinated Notes are to be redeemed in full on such Redemption Date and, if so, the place or places where the Subordinated Notes are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2.

(c)           The Issuer may withdraw any such notice of redemption delivered pursuant to Section 9.1 up to the Business Day prior to the proposed Redemption Date by written notice to the Trustee. The Issuer shall provide the Rating Agency with notice of any withdrawal or any Failed Optional Redemption.

(d)           Notice of redemption pursuant to Section 9.1 or 9.2 shall be given by the Issuer or, upon an Issuer Order, by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

Section 9.4             Notes Payable on Redemption Date. (a) Notice of redemption pursuant to Section 9.3 having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, subject the Issuer’s right to withdraw any notice of redemption pursuant to Section 9.3(c), become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices and accrued interest) all such Notes that are Secured Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be so redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save such party harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Secured Notes so to be redeemed which are payable on or prior to the Redemption Date shall be payable to the Holders of such Secured Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

(b)             If any Secured Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Secured Note remains Outstanding; provided that the reason for such non-payment is not the fault of such Noteholder.

Section 9.5             Clean-Up Call Redemption.

(a)           At the written direction of either a Majority of the Subordinated Notes or the Collateral Manager in its sole discretion (which direction shall be given so as to be received by the Issuer, the Trustee, the Rating Agency and, in the case of such direction delivered by a Majority of the Subordinated Notes, the Collateral Manager not later than 10 days prior to the proposed Redemption Date specified in such direction), the Secured Notes will be subject to redemption by the Issuer, in whole but not in part (a “Clean-Up Call Redemption”), at the Redemption Price therefor, on any Business Day on or after the Clean-Up Call Date.

(b)           Upon receipt of notice directing the Issuer to effect a Clean-Up Call Redemption and subject to any transfer restriction, the Issuer (or, at the written direction and expense of the Issuer, the Trustee on behalf of the Issuer) will offer to the Collateral Manager, the Holders of the Subordinated Notes and any other Person identified by the Issuer or the Collateral Manager the right to bid to purchase the Collateral Obligations at a price not less than the Clean-Up Call Purchase Price. Any Clean-Up Call Redemption is subject to (i) the sale of the Collateral Obligations by the Issuer to the highest bidder therefor (it being understood that any such sale of Collateral Obligations may consist of multiple transactions in which Collateral Obligations are sold in groups or on an individual basis, or any combination of the two, or as an entire pool, as determined by the Collateral Manager) on or prior to the third Business Day immediately preceding the related Redemption Date, for a purchase price in cash (the “Clean-Up Call Purchase Price”) payable prior to or on the Redemption Date at least equal to the sum of (a) the sum of the Redemption Prices of the Secured Notes, plus (b) the aggregate of all other amounts owing by the Issuer on the date of such redemption that are payable in accordance with the Priority of Payments prior to distributions in respect of the Subordinated Notes, minus (c) all other Assets available for application in accordance with the Priority of Payments on the Redemption Date. The Issuer shall take all actions necessary to sell, assign and transfer the Assets to the applicable holder of Subordinated Notes, the Collateral Manager or such other Person upon payment in immediately available funds of the Clean-Up Call Purchase Price. The Trustee shall deposit such payment into the applicable sub-account of the Collection Account in accordance with the instructions of the Collateral Manager.

(c)           Upon receipt from a Majority of the Subordinated Notes or the Collateral Manager of a direction in writing to effect a Clean-Up Call Redemption, the Issuer shall set the related Redemption Date (as specified in the direction delivered pursuant to clause (a) above) and the Record Date for any redemption pursuant to this Section 9.5 and give written notice thereof to the Trustee (which shall forward such notice to the Holders), the Collateral Administrator, the Collateral Manager and the Rating Agency not later than 5 Business Days prior to the proposed Redemption Date.

(d)           Any notice of Clean-Up Call Redemption may be withdrawn by the Issuer up to one Business Day prior to the related scheduled Redemption Date by written notice to the Trustee, the Rating Agency and the Collateral Manager. Notice of any such withdrawal of a notice of Clean-Up Call Redemption shall be given by the Trustee at the expense of the Issuer to each Holder of Notes to be redeemed at such Holder’s address in the Register, by overnight courier guaranteeing next day delivery not later than one Business Day prior to the related scheduled Redemption Date.

(e)           On the Redemption Date related to any Clean-Up Call Redemption, the Clean-Up Call Purchase Price shall be distributed pursuant to the Priority of Payments.

ARTICLE X

Accounts, Accountings And Releases

Section 10.1           Collection of Money. (a) Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Notes and shall apply it as provided herein. Each Account shall be established and maintained (I) with a federal or state-chartered depository institution rated at least “A” or “A-1” by S&P or (II) in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution rated at least “BBB+” by S&P and is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b). Such institution shall have a combined capital and surplus of at least U.S.$200,000,000. All Cash deposited in the Accounts shall be invested only in Eligible Investments or Collateral Obligations in accordance with the terms of this Indenture. To avoid the consolidation of the Assets of the Issuer with the general assets of the Bank under any circumstances, the Trustee shall comply, and shall cause the Custodian to comply, with all law applicable to it as a national bank with trust powers holding segregated trust assets in a fiduciary capacity.

(b)           If any institution described in Section 10.1(a) above falls below the requirements specified in Section 10.1(a)(I) or (II), the assets held in such Account shall be moved by the Issuer within 30 calendar days to another institution that has ratings that satisfy such requirements.

Section 10.2           Collection Account. (a) In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian three segregated trust subaccounts, one of which will be designated the “Interest Collection Subaccount,” one of which will be designated the “Principal Collection Subaccount” and one of which will be designated the “Reinvestment Collection Subaccount” (and which together will comprise the Collection Account), each held in the name of the Trustee, for the benefit of the Secured Parties and each of which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Trustee shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 10.6(a), immediately upon receipt thereof or upon transfer from the Payment Account or the Expense Reserve Account, all Interest Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments). All amounts received in connection with sales of Collateral Obligations and all proceeds received in connection with final payments with respect to Collateral Obligations shall be credited to the Reinvestment Collection Subaccount. The Trustee shall deposit immediately upon receipt thereof or upon transfer from the Expense Reserve Account or Revolver Funding Account all other amounts remitted to the Collection Account into the Principal Collection Subaccount, including in addition to the deposits required pursuant to Section 10.6(a), (i) any funds designated as Principal Proceeds by the Collateral Manager in accordance with this Indenture and (ii) all other Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments). The Issuer may, but under no circumstances shall be required to, deposit from time to time into the Collection Account, in addition to any amount required hereunder to be deposited therein, such Monies received from external sources for the benefit of the Secured Parties or the Issuer (other than payments on or in respect of the Collateral Obligations, Eligible Investments or other existing Assets) as the Issuer deems, in its sole discretion, to be advisable and to designate them as Interest Proceeds or Principal Proceeds. All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided. Subject to Section 10.2(d), amounts in the Collection Account shall be reinvested pursuant to Section 10.6(a).

(b)             The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer and the Issuer (or the Collateral Manager on behalf of the Issuer) shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm’s length transaction and deposit the proceeds thereof in the Collection Account; provided that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer’s certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations, Equity Securities or Eligible Investments or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer’s certificate to the Trustee certifying that (x) it will sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c)             At any time when reinvestment is permitted pursuant to Article XII, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw (i) funds on deposit in the Reinvestment Collection Subaccount and/or (ii) funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with any Principal Financed Accrued Interest) and reinvest (or invest, in the case of funds referred to in Section 7.18) such funds in additional Collateral Obligations, in each case in accordance with the requirements of Article XII and such Issuer Order and the purchase price for such Collateral Obligations (including accrued interest and other accrued amounts for such additional Collateral Obligations) may be paid on or following the settlement thereof as directed in an Issuer Order.

(d)             [Reserved].

(e)             The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to exercise a warrant or right to acquire securities held in the Assets in accordance with such Issuer Order or any amount required to acquire loan assets or debt securities in connection with the insolvency, bankruptcy, reorganization, restructuring or workout of a Collateral Obligation or the Obligor thereof; provided that, so long as any Notes Outstanding are rated by KBRA, (A) if such payment is made from Interest Proceeds, in the reasonable judgment of the Collateral Manager, such payment will not cause an Event of Default due to a default in the payment, when due and payable, of any interest on any Secured Note, (B) if such payment is made from Principal Proceeds, unless such Principal Proceeds were designated as such pursuant to a Contribution, (x) after giving effect to such payment, the aggregate amount of all payments made pursuant to this clause (i) shall not exceed 5% of the Initial Pool Balance and (y) the Borrowing Base Condition is satisfied after giving effect to such payment and (C) notice thereof is provided to the Rating Agency, (ii) any amount required to make customary protective advances or provide customary indemnities to the agent of the Collateral Obligation (for which the Issuer may receive a participation interest or other right of repayment) as may be required by the Issuer as a lender under the Underlying Instruments and (iii) from Interest Proceeds only, any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses); provided that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date; provided further that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense pursuant to this Section 10.2 on any day other than a Payment Date if, in its reasonable determination, the payment of such amount is likely to leave insufficient funds available to pay in full each of the items described in Section 11.1(a)(i)(A) as reasonably anticipated to be or become due and payable on the next Payment Date, taking into account the Administrative Expense Cap.

(f)             In connection with a Refinancing in part by Class of one or more Classes of Secured Notes, the Collateral Manager on behalf of the Issuer may direct the Trustee to apply Partial Refinancing Interest Proceeds from the Interest Collection Subaccount on the date of a Refinancing of one or more classes of Secured Notes to the payment of the Redemption Price(s) of the Class or Classes of Secured Notes subject to Refinancing in accordance with Section 11.1(a)(iv).

(g)             The Trustee shall transfer to the Payment Account, from the Collection Account (other than amounts in the Principal Collections Subaccount that the Issuer is entitled to reinvest in accordance with the Investment Criteria described herein, and other than (x) amounts to be applied in connection with a Refinancing in part by Class of one or more Classes of Secured Notes, which amounts may be retained in the Collection Account for application to the redemption of such Secured Notes and (y) amounts in the Principal Collection Subaccount that the Issuer is entitled to reinvest in accordance with the Investment Criteria described herein, and other than amounts in the Reinvestment Collection Subaccount, which amounts, in either case, may be retained in the Collection Account for subsequent reinvestment) for application pursuant to Section 11.1(a), on the Business Day immediately preceding each Payment Date and on any Redemption Date or Redemption Distribution Date and, in the case of proceeds received in connection with a Refinancing of the Secured Notes in whole, on the date of receipt thereof, the amount set forth to be so transferred in the Distribution Report for such Payment Date or the Redemption Distribution Direction for such Redemption Distribution Date.

(h)             The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall transfer from amounts on deposit in the Interest Collection Subaccount to the Principal Collection Subaccount, amounts necessary for application pursuant to Section 7.18(c).

(i)             If, on any Business Day, the amount on deposit in the Revolver Funding Account is less than the sum of the unfunded funding obligations under all Delayed Draw Loans and Revolving Loans then included in the Assets as of such date, the Collateral Manager on behalf of the Issuer will direct the Trustee to withdraw funds first from the Principal Collection Subaccount then from the Prefunding Account and then from the Reinvestment Collection Subaccount and deposit into the Revolver Funding Account the amount of such insufficiency.

Section 10.3             Transaction Accounts.

(a)             Payment Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the Payment Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Notes in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, fees and other amounts due and owing to the Collateral Manager under the Collateral Management Agreement and other amounts specified herein, each in accordance with the Priority of Payments. The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Indenture (including the Priority of Payments) and the Securities Account Control Agreement. Amounts in the Payment Account shall remain uninvested.

(b)             Custodial Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the Custodial Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. All Collateral Obligations shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Trustee agrees to give the Issuer immediate notice if (to the actual knowledge of a Trust Officer of the Trustee) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Priority of Payments. Amounts in the Custodial Account shall remain uninvested.

(c)             Prefunding Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the Prefunding Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Issuer shall direct the Trustee to deposit $250,250,000 to the Prefunding Account on the Closing Date, with respect to which $177,155,889.46 will be used to acquire Collateral Obligations on the Closing Date and $73,094,110.54 will be retained in the Prefunding Account. On behalf of the Issuer, the Collateral Manager will direct the Trustee to, from time to time during the Prefunding Period, purchase additional Collateral Obligations and invest in Eligible Investments any amounts not used to purchase such additional Collateral Obligations. Upon the termination of the Prefunding Period (and excluding any proceeds that will be used to settle binding commitments entered into prior to that date), the Trustee will deposit any remaining amounts in the Prefunding Account into the Principal Collection Subaccount as Principal Proceeds. Any income earned on amounts deposited in the Prefunding Account will be deposited in the Interest Collection Subaccount as Interest Proceeds.

(d)             Revolver Funding Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the Revolver Funding Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement.  Upon the acquisition of any Delayed Draw Loan or Revolving Loan, funds in an amount equal to the undrawn portion of such Delayed Draw Loan or Revolving Loan, as applicable, will be withdrawn first from the Principal Collection Subaccount, then the Prefunding Account and then the Reinvestment Collection Subaccount and deposited into the Revolver Funding Account at the direction of the Collateral Manager. Following any such acquisition, the amount of funds on deposit in the Revolver Funding Account shall be equal to or greater than the sum of the unfunded funding obligations under all such Delayed Draw Loans and Revolving Loans then included in the Assets. Upon initial acquisition of any such obligations, funds deposited in the Revolver Funding Account in respect of any Delayed Draw Loan or Revolving Loan will be treated as part of the acquisition price therefor.  Amounts in the Revolver Funding Account will be invested in overnight funds that are Eligible Investments selected by the Collateral Manager pursuant to Section 10.5 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds.  Prior to the date on which the Revolver Funding Account is established, the Issuer will not acquire any Delayed Draw Loans or Revolving Loans.

Fundings of Revolving Loans and Delayed Draw Loans shall be made using, first, amounts on deposit in the Revolver Funding Account, then amounts on deposit in the Principal Collection Subaccount (other than amounts reserved to acquire Collateral Obligations that have not yet settled), then amounts on deposit in the Prefunding Account and then amounts on deposit in the Reinvestment Collection Subaccount.

Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) will be available solely to cover any drawdowns on the Delayed Draw Loans and Revolving Loans; provided that any excess of (A) the amounts on deposit in the Revolver Funding Account over (B) the sum of the unfunded funding obligations under all Delayed Draw Loans and Revolving Loans that are included in the Assets (including any such excess that occurs upon (i) the sale or maturity of a Delayed Draw Loan or Revolving Loan or (ii) the occurrence of an event of default with respect to any such Delayed Draw Loan or Revolving Loan or any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Draw Loan or Revolving Loan) may be transferred by the Trustee (at the written direction of the Collateral Manager on behalf of the Issuer, which may be provided via e-mail or other electronic means acceptable to the Trustee) from time to time as Principal Proceeds to the Principal Collection Subaccount or Reinvestment Collection Subaccount.

(e)             Expense Reserve Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the custodian a single, segregated non-interest bearing trust account held in the name of the Trustee for the benefit of the Secured Parties (the “Expense Reserve Account”). U.S.$867,591 will be deposited in the Expense Reserve Account as Interest Proceeds on the Closing Date for the payment of certain expenses of the Issuer incurred in connection with the issuance of the Notes. On any Business Day from the Closing Date to and including the Determination Date relating to the first Payment Date following the Closing Date, the Trustee will apply funds from the Expense Reserve Account, as directed by the Collateral Manager, to pay expenses of the Issuer incurred in connection with the establishment of the Issuer, the structuring and consummation of the Offering and the issuance of the Notes or to the Collection Account as Interest Proceeds or Principal Proceeds. By the Determination Date relating to the first Payment Date, all funds in the Expense Reserve Account (after deducting any expenses paid on such Determination Date) will be deposited in the Collection Account as Interest Proceeds or Principal Proceeds, as designated by the Collateral Manager, and the Expense Reserve Account will be closed. Any income earned on amounts deposited in the Expense Reserve Account will be deposited in the Interest Collection Subaccount as Interest Proceeds as it is received.

Section 10.4             Ownership of the Accounts. For the avoidance of doubt, the Accounts (including income, if any, earned on the investments of funds in such account) will be owned by the Issuer, for federal income tax purposes. The Issuer is required to provide to the Trustee (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the Closing Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation upon the reasonable request of the Trustee as may be necessary (i) to reduce or eliminate the imposition of U.S. withholding taxes and (ii) to permit the Trustee to fulfill its tax reporting obligations under applicable law with respect to the Accounts or any amounts paid to the Issuer. If any IRS form or other documentation previously delivered becomes inaccurate in any respect, the Issuer shall timely provide to the Trustee accurately updated and complete versions of such IRS forms or other documentation. The Bank, both in its individual capacity and in its capacity as Trustee, shall have no liability to the Issuer or any other person in connection with any tax withholding amounts paid or withheld from the Accounts pursuant to applicable law arising from the Issuer’s failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Accounts absent the Trustee having first received (i) the requisite written investment direction with respect to the investment of such funds, and (ii) the IRS forms and other documentation required by this paragraph.

Section 10.5             Reinvestment of Funds in Accounts; Reports by Trustee. (a) By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account, the Expense Reserve Account and the Revolver Funding Account, as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein). If prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Trustee shall seek instructions from the Collateral Manager within three Business Days after transfer of any funds to such accounts. If the Trustee does not thereafter receive written instructions from the Collateral Manager within five Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, in the Standby Directed Investment. If after the occurrence of an Event of Default, the Issuer shall not have given such investment directions to the Trustee for three consecutive days, the Trustee shall invest and reinvest such Cash as fully as practicable in the Standby Directed Investment. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Subaccount, any gain realized from such investments shall be credited to the Principal Collection Subaccount upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Subaccount. The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment; provided that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof.

(b)             The Trustee agrees to give the Issuer immediate notice if any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c)             The Trustee shall supply, in a timely fashion, to the Issuer, the Rating Agency and the Collateral Manager any information regularly maintained by the Trustee that the Issuer, the Rating Agency or the Collateral Manager may from time to time reasonably request with respect to the Assets, the Accounts and the other Assets and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.7 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement or the Issuer’s obligations hereunder that have been delegated to the Collateral Manager. The Trustee shall promptly forward to the Collateral Manager copies of notices and other writings received by it from the obligor or issuer of any Asset or from any Clearing Agency with respect to any Asset which notices or writings advise the holders of such Asset of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such obligor or issuer and Clearing Agencies with respect to such issuer.

Section 10.6             Accountings.

(a)             Payment Date Accounting. With respect to each Payment Date, the Trustee shall make available to the Rating Agency, the Collateral Manager, the Initial Purchaser and to any other Holder shown on the register of a Note, and any beneficial owner of a Note who has delivered a Beneficial Ownership Certificate to the Trustee, the Distribution Report prepared by the Collateral Administrator (on behalf of the Issuer) not later than the Business Day preceding the related Payment Date. The Distribution Report shall be in the form agreed to by the Collateral Manager and the Trustee, and shall contain, in each case for the related Collection Period and Payment Date, the following information:

(i)             the amount of interest on the Secured Notes due and payable on such Payment Date;

(ii)            the outstanding principal balance of each Class of Secured Notes;

(iii)           the amount of principal payments to be made on the Secured Notes on such Payment Date in accordance with the Priority of Payments;

(iv)          the Collateral Management Fee payable to the Collateral Manager on such Payment Date, including any Current Deferred Management Fee;

(v)           an itemized description of any Administrative Expenses payable on such Payment Date;

(vi)          the Aggregate Outstanding Amount of each Class as of such Payment Date, in each case after giving effect to all payments of principal on such Class to be made on such Payment Date;

(vii)         the Aggregate Principal Balance of the Collateral Obligations as of the last day of the related Collection Period;

(viii)        calculation of the Adjusted Pool Balance of the Collateral Obligations and the Borrowing Base with respect to the Secured Notes;

(ix)           the number and Aggregate Principal Balance of Collateral Obligations that were Credit Risk Obligations, Delinquent Obligations and Defaulted Obligations as of the last day of the related Collection Period and related calculations in connection with the determination as to the occurrence of a Rapid Amortization Event (including Current Cash Balances);

(x)            the balance of each Account as of such Determination Date;

(xi)           the purchase price of each Additional Collateral Obligation acquired since the last Distribution Report;

(xii)          the calculation of each of the following:

(A)          the Level 1 Portfolio Test;

(B)           the Level 2 Portfolio Test;

(C)           the Minimum Floating Spread Test;

(D)           the Weighted Average Life Test; and

(E)           the Concentration Limitations;

(xiii)         the percent of the Collateral Balance that:

(A)          consists of Second Lien Loans;

(B)           consists of obligations issued by a single Obligor and its Affiliates;

(C)          consists of obligations issued by the 5 Obligors and their respective Affiliates whose Collateral Obligations have the highest Aggregate Principal Balance;

(D)          consists of obligations issued by the 10 Obligors and their respective Affiliates whose Collateral Obligations have the highest Aggregate Principal Balance;

(E)           consists of Participation Interests;

(F)           consists of obligations issued by Obligors that are not Domiciled in the United States of America;

(G)           consists of obligations with scheduled payments thereunder occurring less frequently than quarterly; and

(H)          consists of the outstanding principal balances of and unfunded commitments under Delayed Draw Loans or Revolving Loans (including, solely for the purpose of this item (H) the amount of any unfunded commitment under any Delayed Draw Loans or Revolving Loans).the status of any Rapid Amortization Event that has occurred and is continuing, Level 1 Portfolio Test and Level 2 Portfolio Test;

(xiv)         the maturity date, interest rate and classification of each Collateral Obligation;

(xv)          the Principal Balance and interest collection history of each Collateral Obligation;

(xvi)         the purchase and sale history with respect to each Collateral Obligation, including the trade date and price;

(xvii)        the identity and sale price of any Asset that was sold and the identity of any Asset that has matured since the last Distribution Report, including the amount of cash received as Principal Proceeds with respect thereto; and

(xviii)       the cumulative amount of any substitutions, purchases and sales of Collateral Obligations.

Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII.

(b)             Monthly Report. With respect to each month in which a Payment Date does not occur, the Trustee shall make available to the Rating Agency, the Collateral Manager, the Initial Purchaser and to any other Holder shown on the register of a Note, and any beneficial owner of a Note who has delivered a Beneficial Ownership Certificate to the Trustee, the Monthly Report prepared by the Collateral Administrator (on behalf of the Issuer) no later than the 20th calendar day (or if such day is not a Business Day, the next succeeding Business Day) of such month, commencing in May 2022. The Monthly Report for a calendar month shall be in a form agreed to by the Collateral Manager and the Trustee and shall include the items listed in Section 10.6(a)(ix) through (xviii), in each case as of the Monthly Report Determination Date for such month.

(c)            Notice of Events of Default. Promptly, but in any case no later than within two Business Days of discovery (or receipt of notice thereof) by the Collateral Manager or the Issuer, as applicable, such party will be required to provide to the Trustee (i) in the case of any proposed or pending litigation or investigation relating to it by any governmental authority or any legal proceeding which involve or may involve the possibility of materially and adversely affecting the Issuer, a written notice specifying the nature of such litigation, investigation or proceeding and what action the Issuer is taking or proposes to take with respect thereto and evaluating its merits, (ii) notice of the existence of any condition or event which constitutes an Event of Default, including a description of its nature and period of existence and what action the Collateral Manager or Issuer is taking or proposes to take with respect thereto, and (iii) notice of any event or occurrence (including changes in applicable law) of which the Collateral Manager or Issuer (as applicable) has knowledge that may reasonably affect, materially and adversely, the ability of the Collateral Manager to service the Collateral Obligations or to otherwise perform and carry out its duties, responsibilities and obligations under the Transaction Documents.

(d)            Failure to Provide Accounting. If the Trustee shall not have received any accounting provided for in this Section 10.6 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall notify the Collateral Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Collateral Manager is required to provide any information or reports pursuant to this Section 10.6 as a result of the failure of the Issuer to provide such information or reports, the Collateral Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Collateral Manager for such Independent certified public accountant shall be paid by the Issuer.

(e)            Initial Purchaser Information. The Issuer and the Initial Purchaser, or any successor to either Initial Purchaser, may post the information contained in a Distribution Report and Monthly Report to a password-protected internet site accessible only to the Holders of the Notes and to the Collateral Manager.

(f)            Distribution of Reports. The Trustee will make the Distribution Report, the Monthly Report, any Redemption Distribution Direction and any notices or communications required to be delivered to the Holders in accordance with this Indenture available via its internet website. The Trustee’s internet website shall initially be located at http://tss.sfs.db.co/investpublic/. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Distribution Report and Monthly Report which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

(g)           In the event that the Trustee receives instructions to effect a securities transaction as contemplated in 12 CFR 12.1, the Issuer acknowledges that, upon its written request and at no additional cost, it has the right to receive notification from the Trustee after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b), the Issuer agrees that, absent a specific request, such notification shall not be provided by the Trustee hereof and, in lieu of such notifications, the Trustee shall make available each Distribution Report and Monthly Report in the manner required by this Indenture.

(h)           The Trustee is authorized to make available to Intex Solutions, Inc. each Distribution Report and Monthly Report.

(i)             “Fair Value” Report. The Issuer authorizes and directs the Trustee to make available to Holders via the Trustee’s internet website any “fair value” report provided to the Trustee by the Issuer for posting in connection with the U.S. Risk Retention Rules and provided to the Trustee for posting to the website. Notwithstanding anything herein to the contrary, it is understood and agreed that the Trustee (i) has not participated in the preparation of any such report or the information contained therein and (ii) is not responsible for, and is not making any representation concerning, the accuracy or completeness of such report or the information contained therein, including, without limitation, in respect of the fair value of any Notes identified therein or any assumptions, discount factors or other variables used to determine any such fair value.

(j)             Redemption Distribution Direction. The Issuer shall render an accounting (each a “Redemption Distribution Direction”), determined as of the close of business on each Determination Date preceding a Redemption Distribution Date, and shall make available such Redemption Distribution Direction available to the Collateral Manager and the Trustee setting forth the amounts payable pursuant to each applicable clause of Section 11.1(a)(i) and Section 11.1(a)(ii), as applicable, on the related Redemption Distribution Date. Each Redemption Distribution Direction shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Redemption Distribution Direction in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII. No Redemption Distribution Direction will be required to be reviewed by the Independent accountants appointed pursuant to this Indenture.

Section 10.7           Release of Assets. (a) Subject to Article XII, the Issuer may, by Issuer Order executed by an Officer of the Collateral Manager, delivered to the Trustee at least one Business Day prior to the settlement date for any sale of an Asset certifying that the sale, repurchase or substitution of such Asset is being made in accordance with Section 12.1 hereof and such sale, repurchase or substitution complies with all applicable requirements of Section 12.1 (which certification shall be deemed to be made upon delivery of such Issuer Order or trade ticket in respect of such sale) (provided that if an Enforcement Event has occurred and is continuing, neither the Issuer nor the Collateral Manager (on behalf of the Issuer) may direct the Trustee to release or cause to be released such Asset from the lien of this Indenture pursuant to a sale under Section 12.1 unless the sale of such Asset is permitted pursuant to Section 12.3(c)), direct the Trustee to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, the Trustee shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Asset is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Collateral Manager in such Issuer Order; provided that the Trustee may deliver any such Asset in physical form for examination in accordance with industry custom.

(b)           Subject to the terms of this Indenture, the Trustee shall upon an Issuer Order (i) deliver any Asset, and release or cause to be released such Asset from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate payor or paying agent, as applicable, on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Collateral Manager.

(c)           Upon receiving actual notice of any Offer or any request for a waiver, direction, consent, amendment or other modification or action with respect to any Asset, the Trustee on behalf of the Issuer shall notify the Collateral Manager of any Asset that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (an “Offer”) or such request. Unless the Notes have been accelerated following an Event of Default, the Collateral Manager may, by Issuer Order, direct (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Asset in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, direction, waiver, amendment, modification or action; provided that in the absence of any such direction, the Trustee shall not respond or react to such Offer or request.

(d)           As provided in Section 10.2(a), the Trustee shall deposit any proceeds received by it from the disposition or replacement of an Asset in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

(e)           The Trustee shall, upon receipt of an Issuer Order at such time as there are no Secured Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.

(f)             Any security, Collateral Obligation or amounts that are released pursuant to Section 10.8(a), (b) or (c) shall be released from the lien of this Indenture.

(g)             Any amounts paid from the Payment Account to the Holders of the Subordinated Notes in accordance with the Priority of Payments shall be released from the lien of this Indenture.

Section 10.8             Reports by Independent Accountants. (a) At the Closing Date, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of reviewing and delivering the reports or certificates of such accountants required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Notes. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Trustee and the Rating Agency a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Trustee shall promptly notify the Collateral Manager, who shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer. In the event such firm requires the Bank in any of its capacities to agree to the procedures performed by such firm, the Issuer hereby directs the Bank to so agree, which acknowledgment or agreement may include, among other things, (i) acknowledgment of the responsibility for the sufficiency of the procedures to be performed by the Independent accountants for its purposes, (ii) releases by the Bank (on behalf of itself and the Holders) of claims against the Independent accountants and acknowledgement of other limitations of liability in favor of the Independent accountants and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accountants (including to the Holders). It is understood and agreed that the Bank will deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, and the Bank shall not make any inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures. The Bank shall not be required to make any such agreements that adversely affect the Bank in its individual capacity.

(b)             On or before December 31 of each year commencing in 2022, the Issuer shall cause to be delivered to the Trustee, the Collateral Manager and each Holder of the Notes upon written request therefor and subject to the execution of an agreement with the Independent certified public accountants, a report from a firm of Independent certified public accountants for each Distribution Report occurring in April and October of each year (i) indicating that such firm has performed agreed-upon procedures to recalculate certain of the calculations within those Distribution Reports have been performed in accordance with the applicable provisions of this Indenture and (ii) listing the Aggregate Principal Balance of the Assets and the Aggregate Principal Balance of the Collateral Obligations securing the Secured Notes as of the relevant Determination Dates; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.8, the determination by such firm of Independent public accountants shall be conclusive.

(c)             Upon the written request of the Trustee, or any Holder of a Subordinated Note (and subject to the execution of an agreement with the firm of Independent certified public accountants), the Issuer will cause the firm of Independent certified public accountants appointed pursuant to Section 10.8(a) to provide any Holder of Subordinated Notes with all of the information required to be provided by the Issuer or pursuant to Section 7.17 or assist the Issuer in the preparation thereof.

Section 10.9             Reports to the Rating Agency and Additional Recipients. In addition to the information and reports specifically required to be provided to the Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide the Rating Agency with all information or reports delivered to the Trustee hereunder (with the exception of any accountants’ reports or any Accountants’ Report) and such additional information as the Rating Agency may from time to time reasonably request (including notification to the Rating Agency of any modification of any loan document relating to a DIP Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation but excluding any accountants’ reports or any Accountants’ Report). Within 10 Business Days after the end of the Prefunding Period, and on each Payment Date, the Issuer shall provide to the Rating Agency, via e-mail in accordance with Section 14.3(a), a Microsoft Excel file of the Excel Default Model Input File and, with respect to each Collateral Obligation, the name of each obligor or issuer thereof and the CUSIP number thereof (if applicable). In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form will be provided by the Independent accountants to the Issuer, who will post (or cause the posting of) such Form 15-E, except for the redaction of any sensitive information by the Issuer, on the 17g-5 website.

Section 10.10             Procedures Relating to the Establishment of Accounts Controlled by the Trustee. Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it will cause each Securities Intermediary establishing such accounts to enter into a securities account control agreement and, if the Securities Intermediary is the Bank, shall cause the Bank to comply with the provisions of such securities account control agreement. The Trustee shall have the right to open such subaccounts of any such account as it deems necessary or appropriate for convenience of administration.

Section 10.11          Section 3(c)(7) Procedures. For so long as any Notes are Outstanding, the Issuer shall do the following:

(a)             Notification. Each Distribution Report sent or caused to be sent by the Issuer to the Noteholders will include a notice to the following effect:

“The Investment Company Act of 1940, as amended (the “1940 Act”), requires that all holders of the outstanding securities of the Issuer that are U.S. persons (as defined in Regulation S) be “Qualified Purchasers” (“Qualified Purchasers”) as defined in Section 2(a)(51)(A) of the 1940 Act and related rules. Under the rules, the Issuer must have a “reasonable belief” that all holders of its outstanding securities that are “U.S. persons” (as defined in Regulation S), including transferees, are Qualified Purchasers. Consequently, all sales and resales of the Notes in the United States or to “U.S. persons” (as defined in Regulation S) must be made solely to purchasers that are Qualified Purchasers. Each purchaser of a Secured Note in the United States who is a “U.S. person” (as defined in Regulation S) (such Note a “Restricted Secured Note”) will be deemed (or required, as the case may be) to represent at the time of purchase that: (i) the purchaser is a Qualified Purchaser who is either (x) an institutional accredited investor (“IAI”) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) or (y) a qualified institutional buyer as defined in Rule 144A under the Securities Act (“QIB”); (ii) the purchaser is acting for its own account or the account of another Qualified Purchaser and QIB/IAI (as applicable); (iii) the purchaser is not formed for the purpose of investing in the Issuer; (iv) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denominations of the Notes specified herein; (v) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (vi) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Restricted Secured Notes may only be transferred to another Qualified Purchaser and QIB/IAI (as applicable) and all subsequent transferees are deemed to have made representations (i) through (vi) above. Each purchaser of a Subordinated Note in the United States who is a “U.S. person” (as defined in Regulation S) (such Note a “Restricted Subordinated Note”) will be required to represent at the time of purchase that: (a) the purchaser is a Qualified Purchaser who is either (x) an accredited investor (“AI”) within the meaning of Rule 501 under the Securities Act or (y) a QIB; (b) the purchaser is acting for its own account or the account of another Qualified Purchaser and QIB/AI (as applicable); (c) the purchaser is not formed for the purpose of investing in the Issuer; (d) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denominations of the Notes specified herein; (e) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (f) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Restricted Subordinated Notes may only be transferred to another Qualified Purchaser and QIB/AI (as applicable) and all subsequent transferees are deemed to have made representations (a) through (f) above.”

“The Issuer directs that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any Person having an interest in this Note as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent.”

“The Indenture provides that if, notwithstanding the restrictions on transfer contained therein, the Issuer determines that any holder of, or beneficial owner of an interest in a Restricted Secured Note or a Restricted Subordinated Note is a “U.S. person” (as defined in Regulation S) who is determined not to have been a Qualified Purchaser at the time of acquisition of such Restricted Secured Note or Restricted Subordinated Note, as applicable, or beneficial interest therein, the Issuer may require, by notice to such Holder or beneficial owner, that such Holder or beneficial owner sell all of its right, title and interest to such Restricted Secured Note or a Restricted Subordinated Note, as applicable, (or any interest therein) to a Person that is either (x) in the case of the Secured Notes, not a “U.S. person” (as defined in Regulation S) or (y) a Qualified Purchaser who is either an IAI (or, in the case of the Subordinated Notes, another AI) or a QIB (as applicable), with such sale to be effected within 30 days after notice of such sale requirement is given. If such holder or beneficial owner fails to effect the transfer required within such 30-day period, (i) the Issuer or the Collateral Manager acting for the Issuer, without further notice to such holder, shall and is hereby irrevocably authorized by such holder or beneficial owner, to cause its Restricted Secured Note or Restricted Subordinated Note, as applicable, or beneficial interest therein to be transferred in a commercially reasonable sale (conducted by the Collateral Manager in accordance with Article 9 of the UCC as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee, the Issuer and the Collateral Manager, in connection with such transfer, that such Person meets the qualifications set forth in clauses (x) and (y) above and (ii) pending such transfer, no further payments will be made in respect of such Restricted Secured Note or Restricted Subordinated Note, as applicable, or beneficial interest therein held by such holder or beneficial owner.”

(b)           DTC Actions. The Issuer will direct DTC to take the following steps in connection with the Global Secured Notes:

(i)             The Issuer will direct DTC to include the marker “3c7” in the DTC 20-character security descriptor and the 48-character additional descriptor for the Global Secured Notes in order to indicate that sales are limited to Qualified Purchasers.

(ii)           The Issuer will direct DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20-character security descriptor. The Issuer will direct DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a “3c7” indicator and a related user manual for participants. Such user manual will contain a description of the relevant restrictions imposed by Section 3(c)(7).

(iii)           On or prior to the Closing Date, the Issuer will instruct DTC to send a Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Global Secured Notes.

(iv)          In addition to the obligations of the Registrar set forth in Section 2.5, the Issuer will from time to time (upon the request of the Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Secured Notes.

(v)           The Issuer will cause each CUSIP number obtained for a Global Note to have a fixed field containing “3c7” and “144A” indicators, as applicable, attached to such CUSIP number.

(c)             Bloomberg Screens, Etc. The Issuer will from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) under the 1940 Act restrictions on the Global Secured Notes. Without limiting the foregoing, the Initial Purchaser will request that each third-party vendor include the following legends on each screen containing information about the Notes:

(i)             Bloomberg.

(A)           “Iss’d Under 144A/3c7”, to be stated in the “Note Box” on the bottom of the “Security Display” page describing the Global Secured Notes;

(B)           a flashing red indicator stating “See Other Available Information” located on the “Security Display” page;

(C)          a link to an “Additional Security Information” page on such indicator stating that the Global Secured Notes are being offered in reliance on the exception from registration under Rule 144A of the Securities Act of 1933 to Persons that are both (i) “Qualified Institutional Buyers” as defined in Rule 144A under the Securities Act and (ii) “Qualified Purchasers” as defined under Section 2(a)(51) of the 1940 Act, as amended; and

(D)           a statement on the “Disclaimer” page for the Global Secured Notes that the Notes will not be and have not been registered under the Securities Act of 1933, as amended, that the Issuer has not been registered under the 1940 Act, as amended, and that the Global Secured Notes may only be offered or sold in accordance with Section 3(c)(7) of the 1940 Act, as amended.

(ii)             Reuters.

(A)          a “144A – 3c7” notation included in the security name field at the top of the Reuters Instrument Code screen;

(B)           a “144A3c7Disclaimer” indicator appearing on the right side of the Reuters Instrument Code screen; and

(C)           a link from such “144A3c7Disclaimer” indicator to a disclaimer screen containing the following language: “These Notes may be sold or transferred only to Persons who are both (i) Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and (ii) Qualified Purchasers, as defined under Section 3(c)(7) under the U.S. Investment Company Act of 1940.”

Section 10.12         No Further Reporting Following the Redemption of the Secured Notes. Notwithstanding any other provision of this Indenture to the contrary, except with respect to (i) Section 4.1 or the satisfaction and discharge of this Indenture and (ii) if at such time 100% of the Aggregate Outstanding Amount of the Subordinated Notes are not owned by the BDC (notice of which shall be provided to the Trustee by, or on behalf of, the Issuer), the Retention Holder or any Affiliate thereof, Article VIII, from and after the date on which no Secured Notes are deemed or considered Outstanding, all requirements herein that the Issuer, Collateral Manager or Trustee deliver or cause to be delivered any reports, compliance certificates or opinions to any party shall be deemed deleted and have no further force or effect.

ARTICLE XI

Application Of Monies

Section 11.1           Disbursements of Monies from Payment Account. (a) Notwithstanding any other provision herein, but subject to the other sub-sections of this Section 11.1 and to Section 13.1, on each Payment Date and, if elected by the Collateral Manager, on each Redemption Distribution Date, the Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 in accordance with the following priorities (the “Priority of Payments”); provided that, unless an Enforcement Event has occurred and is continuing, (x) amounts transferred from the Interest Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(i); and (y) amounts transferred from the Principal Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(ii).

(i)             On each Payment Date other than any Stated Maturity, unless an Enforcement Event has occurred and is continuing and, if elected by the Collateral Manager, on each Redemption Distribution Date, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date and that, in each case, are transferred into the Payment Account, shall be applied in the following order of priority:

(A)          to the payment of (1) first, taxes and governmental fees owing by the Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (except as otherwise expressly provided in connection with any Optional Redemption or Tax Redemption);

(B)           to the payment to the Collateral Manager of (i) any accrued and unpaid Collateral Management Fee due on such Payment Date (including any interest accrued on any Collateral Management Fee Shortfall Amount) minus the amount of any Current Deferred Management Fee, if any, and (ii) any Cumulative Deferred Management Fee requested to be paid at the option of the Collateral Manager; provided that Interest Proceeds shall only be used to make payments with respect to the Cumulative Deferred Management Fee pursuant to this clause (B) to the extent such Interest Proceeds are not needed to pay the amounts referred to in any of clauses (C) through (D) below (on a pro forma basis after giving effect to such proposed payment of the Cumulative Deferred Management Fee);

(C)           to the payment of accrued and unpaid interest on the Class A Notes (including, without limitation, defaulted interest, if any, and interest thereon);

(D)          (i) prior to the occurrence of a Rapid Amortization Event, if the Borrowing Base Condition is not satisfied, on a pro forma basis, after giving effect to all distributions of Principal Proceeds pursuant to clause (B) of Section 11.1(a)(ii), to the Principal Collection Subaccount for application as Principal Proceeds until the Borrowing Base Condition is satisfied and (ii) from and after the occurrence of a Rapid Amortization Event until the Aggregate Outstanding Amount of the Class A Notes is reduced to zero, on a pro forma basis, after giving effect to all distributions of Principal Proceeds pursuant to clause (B) of Section 11.1(a)(ii), to the Principal Collection Subaccount for application as Principal Proceeds;

(E)           to the payment of (1) first, any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein (in the same manner and order of priority stated therein) and (2) second, to the payment to the Collateral Manager of any Cumulative Deferred Management Fee not paid pursuant to clause (B)(ii) above due to the limitations contained therein (in the same manner and order of priority stated therein);

(F)           during the Reinvestment Period, if so directed by the Collateral Manager, in its sole discretion, to either the Principal Collection Subaccount for application as Principal Proceeds or the Interest Collection Subaccount for application as Interest Proceeds; and

(G)           any remaining Interest Proceeds to be paid to the Holders of the Subordinated Notes.

(ii)            On each Payment Date other than any Stated Maturity, unless an Enforcement Event has occurred and is continuing and, if elected by the Collateral Manager, on each Redemption Distribution Date, Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date, and that, in each case, are transferred to the Payment Account (which will not include (i) amounts required to meet funding requirements with respect to Delayed Draw Loans and Revolving Loans that are deposited in the Revolver Funding Account or (ii) during the Reinvestment Period, Principal Proceeds that have previously been reinvested in Collateral Obligations or Principal Proceeds which the Issuer has entered into any commitment to reinvest in Collateral Obligations) shall be applied in the following order of priority; provided that after giving effect to any such payment no Commitment Shortfall would exist (and, to the extent that any Commitment Shortfall would exist, Principal Proceeds shall first be deposited in the Principal Collection Subaccount in the amount needed to eliminate such Commitment Shortfall):

(A)          to pay the amounts referred to in clauses (A) through (C) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder; provided that Principal Proceeds shall only be used to make payments with respect to the Cumulative Deferred Management Fee pursuant to Section 11.1(a)(i)(B) to the extent such Principal Proceeds are not needed to pay amounts referred to in clause (B) below;

(B)           (1) during the Reinvestment Period, (a) if the Borrowing Base Condition is satisfied, at the direction of the Collateral Manager in its sole discretion, (I) to the Reinvestment Collections Subaccount or (II) to the holders of the Subordinated Notes, an amount no greater than the quotient of (x) the amount by which the Borrowing Base exceeds the Aggregate Outstanding Amount of Secured Notes divided by (y) the Class A Advance Rate as of such Payment Date and (b) otherwise to the Principal Collection Subaccount for application as Principal Proceeds and (2) following the Reinvestment Period, (a) if no Rapid Amortization Event has occurred and, if applicable, is continuing, pro rata to the Class A Noteholders, the Class A Principal Distribution Amount and (b) if a Rapid Amortization Event has occurred, pro rata to the Class A Noteholders until the Aggregate Outstanding Amount of the Class A Notes is reduced to zero;

(C)           to pay the amounts referred to in clause (E) of Section 11(a)(i) (and in the same manner and order of priority stated therein) to the extent not paid in full thereunder; and

(D)          any remaining proceeds to be paid to the Holders of the Subordinated Notes.

On any Stated Maturity, the Trustee shall pay the net proceeds from the liquidation of the Assets and all available Cash, but only after the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority stated in the definition thereof), Aggregate Collateral Management Fees, and interest and principal on the Secured Notes, to the Holders of the Subordinated Notes in final payment of such Subordinated Notes (such payments to be made in accordance with the priority set forth in Section 11.1(a)(iii)).

(iii)             Notwithstanding the provisions of the foregoing Sections 11.1(a)(i) and 11.1(a)(ii) (other than the last paragraph thereof), on (x) any Stated Maturity, (y) a Redemption Date occurring with respect to a Failed Optional Redemption or (z) if the maturity of the Secured Notes has been accelerated following an Event of Default and has not been rescinded in accordance with the terms herein (clause (z), an “Enforcement Event”), pursuant to Section 5.7, proceeds in respect of the Assets, including all amounts then on deposit in the Collection Account and the Prefunding Account, will be applied at the date or dates fixed by the Trustee in the following order of priority:

(A)             (1) first, to the payment of taxes and governmental fees owing by the Issuer, if any, and (2) second, to the payment of the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, without the application of the Administrative Expense Cap;

(B)             (1) first, to the payment of accrued and unpaid interest on the Class A Notes (including, without limitation, defaulted interest, if any, and interest thereon), and (2) second, to the payment, pro rata based on Aggregate Outstanding Amount, of principal of the Class A Notes, until the Class A Notes have been paid in full;

(C)             to the payment of the amounts referred to in clause (E) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein) to the extent not paid in full thereunder; and

(D)             to pay the balance to the Holders of the Subordinated Notes.

If any declaration of acceleration has been rescinded in accordance with the provisions herein, proceeds in respect of the Assets will be applied in accordance with Section 11.1(a)(i) or (ii), as applicable.

(iv)             On any Redemption Date in connection with a Refinancing in part by Class, Refinancing Proceeds and/or Contributions of cash (together with the Partial Refinancing Interest Proceeds available to pay the accrued interest portion of the Redemption Price and expenses incurred in connection with such Refinancing in part by Class) shall be applied in the following order of priority:

(A)             to the extent such proceeds will be used to pay for expenses incurred in connection with such Refinancing in part by Class (as determined by the Collateral Manager), to pay any such expenses;

(B)             to pay the Redemption Price of the applicable Class or Classes of Notes being refinanced, in the order of priority of such Class or Classes; and

(C)             any remaining proceeds from the Refinancing in part by Class to be deposited in the Collection Account as Principal Proceeds.

(b)             If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

(c)             In connection with the application of funds to pay Administrative Expenses of the Issuer as the case may be, in accordance with Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(a)(iii), the Trustee shall remit such funds, to the extent available (and subject to the order of priority set forth in the definition of “Administrative Expenses”), as directed and designated in an Issuer Order (which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Trustee no later than the Business Day prior to each Payment Date.

(d)             The Collateral Manager may, in its sole discretion, elect to irrevocably waive payment of any or all of any Collateral Management Fee otherwise due on any Payment Date by notice to the Issuer, the Collateral Administrator and the Trustee no later than the Determination Date immediately prior to such Payment Date in accordance with the terms of Section 8(b) of the Collateral Management Agreement. Any such Collateral Management Fee, once waived, shall not thereafter become due and payable and any claim of the Collateral Manager therein shall be extinguished.

(e)             At any time during or after the Reinvestment Period, any Holder of Subordinated Notes may (i) make a Contribution of Cash, Eligible Investments or Collateral Obligations or (ii) solely in the case of Certificated Subordinated Notes, in accordance with Section 8.3(i), designate any portion of Interest Proceeds or Principal Proceeds that would otherwise be distributed on its Subordinated Notes in accordance with Section 11.1(a)(i)(G) or Section 11.1(a)(ii)(D), to be a contribution to the Issuer (a “Contribution” and each such Person, a “Contributor”); provided that a Notice of Contribution in the form of Exhibit E (solely for Contributions of Cash or Eligible Investments) is provided. The Collateral Manager, on behalf of the Issuer, may accept or reject any Contribution in its sole discretion and shall notify the Trustee and the Collateral Administrator of any such acceptance. Upon receipt and acceptance by the Collateral Manager of a Contribution of cash or Eligible Investments, the Trustee will immediately deposit such Contribution into the Collection Account. A Contribution of cash or Eligible Investments may only be used for a Permitted Use or Permitted Uses as directed by the applicable Contributor at the time such Contribution is made, so long as the Collateral Manager consents to such Permitted Use(s) (or, if no direction is given by the Contributor, at the Collateral Manager’s reasonable discretion). No Contribution of Cash or Eligible Investments or portion thereof will be returned to any applicable holder of Subordinated Notes at any time. From time to time after the Closing Date, the Retention Holder may make Contributions or transfers of cash, Eligible Investments or Collateral Obligations, or any combination thereof, either directly or through one or more intermediate related entities or Affiliates, to the Issuer. For administrative convenience any Contributions or transfers of Cash, Eligible Investments or Collateral Obligations made through one or more intermediate related entities or Affiliates of the Retention Holder may instead be made directly into the Issuer, bypassing such intermediate related entity or Affiliate. The value received by the Issuer in Cash, Eligible Investments and/or in the form of Collateral Obligations will not be affected by the elimination of such intermediate steps. In the case of any such payment made to the Issuer in the form of a combination of Cash and Collateral Obligations, the Cash portion of such payment shall be an amount equal to the total payment required to be made to the Issuer reduced by an amount equal to the fair market value as determined by the Collateral Manager as of the date of Contribution of the Collateral Obligations and Eligible Investments Contributed or transferred to the Issuer in respect of such payment. For the avoidance of doubt, any purchase of a Collateral Obligation by the Issuer pursuant to an “in-kind” Contribution from any holder of Subordinated Notes shall be subject to satisfaction of the Investment Criteria in connection therewith.

(f)             Notwithstanding any other provision of this Indenture to the contrary, from and after the date on which no Secured Notes are deemed or considered to be Outstanding, (i) by 12:00 PM New York time, upon three Business Days prior notice to the Trustee, the Collateral Manager may designate any Business Day as a “Payment Date” for purposes of this Section 11.1 and distribute any Interest Proceeds or Principal Proceeds in accordance with the Priority of Payments and (ii) no further Distribution Reports shall be required to be prepared.

ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS;
PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 12.1             Sales of Collateral Obligations. (a) Subject to the satisfaction of the conditions specified in Section 12.3, the Collateral Manager on behalf of the Issuer may (except as otherwise specified in this Section 12.1) direct the Trustee to sell or substitute and the Trustee shall sell or substitute on behalf of the Issuer in the manner directed by the Collateral Manager any Collateral Obligation or Equity Security if, as certified by the Collateral Manager (which certification shall be deemed to be provided upon delivery of an Issuer Order or trade ticket in respect of such sale), such sale meets the following requirements of this Section 12.1; provided that if an Enforcement Event has occurred and is continuing, the Collateral Manager may not direct the Trustee to sell any Collateral Obligation.

(b)             Optional Sales. In no event may the Aggregate Principal Balance of all Collateral Obligations (including any Delinquent Obligations, Restructured Obligations and Defaulted Obligations optionally sold) optionally sold by the Issuer for any reason exceed 20% (rounded to the nearest whole number) (excluding sales of Broadly Syndicated Loans and Middle Market Loans and sales of Loans where the Issuer retains at least 50% of the outstanding principal balance of such Loan prior to the sale) of the highest value of the Adjusted Pool Balance measured since the Closing Date. If a Collateral Obligation is optionally sold to an Affiliate (i) the amount received by the Issuer in connection with such sale must be equal to or greater than the Market Value and (ii) the proceeds of such sale (together with any contributions from holders of the Subordinated Notes) must be in an amount sufficient to not cause a breach of the Borrowing Base Condition (giving pro forma effect to such sale). In the event that the Issuer cannot consent to an amendment to a Collateral Obligation as a result of any applicable restrictions set forth hereof, such Collateral Obligation can be optionally sold to third parties (including Affiliates of the Issuer) without restriction. Notwithstanding the foregoing, optional sales of Collateral Obligations to Affiliates of the Issuer pursuant to the immediately preceding sentence will only be permitted if (i) the conditions described under Section 12.3(a) are met and (ii) the proceeds of such sale (together with any contributions from holders of the Subordinated Notes) are in an amount sufficient to satisfy the Borrowing Base Condition (giving pro forma effect to such sale).

The foregoing limitations shall not apply to sales of Collateral Obligations to unaffiliated third parties.

(c)             Optional Substitutions. In no event may the Aggregate Principal Balance of all Collateral Obligations (including any Delinquent Obligations, Restructured Obligations and Defaulted Obligations optionally substituted) optionally substituted by the Issuer for any reason exceed 15% (rounded to the nearest whole number) of the highest value of the Adjusted Pool Balance measured since the Closing Date. Either (A) the Borrowing Base Condition must be satisfied immediately following any substitution or (B) if the Borrowing Base Condition is not satisfied immediately prior to a substitution, such substitution will maintain or lower the difference between the Aggregate Outstanding Amount of the Class A Notes and the Borrowing Base. The Aggregate Principal Balance of all Collateral Obligations following any optional substitution must be greater than or equal to the Aggregate Principal Balance of all Collateral Obligations prior to such optional substitution. Funds must be added to the Collection Account (including via contributions from holders of the Subordinated Notes) to account for the related decrease in the Borrowing Base ahead of any reinvestments or distributions to holders of Subordinated Notes.

Section 12.2             Purchase of Additional Collateral Obligations. On any date during the Reinvestment Period, the Collateral Manager on behalf of the Issuer may, subject to the other requirements in this Indenture, direct the Trustee to invest Principal Proceeds, proceeds of Additional Notes issued pursuant to Sections 2.13 and 3.2, amounts on deposit in the Collection Account and, if applicable, the Prefunding Account and Principal Financed Accrued Interest, and the Trustee shall invest such Principal Proceeds and other amounts in accordance with such direction. After the Reinvestment Period, the Collateral Manager shall not direct the Trustee to invest any amounts on behalf of the Issuer; provided that cash on deposit in any Account (other than the Payment Account) may be invested in Eligible Investments following the Reinvestment Period. So long as no Enforcement Event has occurred and is continuing, the Collateral Manager may instruct the Trustee to use, (x) during the Prefunding Period, amounts on deposit in the Prefunding Account and Principal Proceeds to purchase additional obligations and (y) following the Prefunding Period but during the Reinvestment Period, Principal Proceeds to purchase additional obligations, in each case, subject to the requirement that each of the following criteria (such criteria collectively, the “Investment Criteria”) is satisfied, other than, during the Prefunding Period, Section 12.2(ii) below, as of the date the Collateral Manager commits on behalf of the Issuer to make such purchase, in each case as determined by the Collateral Manager after giving effect to such purchase and all other sales, purchases or substitutions previously or simultaneously committed to:

(i)	such obligation is a Collateral Obligation;

(ii)	either (A) the Borrowing Base Condition will be satisfied or (B) if the Borrowing Base Condition is not satisfied immediately prior to such investment, such investment will maintain or lower the difference between the Aggregate Outstanding Amount of the Class A Notes and the Borrowing Base;

(iii)	following the end of the Prefunding Period, either (A) each Level 1 Portfolio Test will be satisfied or (B) if any such test was not satisfied immediately prior to such investment, such test will be maintained or improved after giving effect to the investment;

(iv)	there is no Commitment Shortfall after giving effect to such purchase;

(v)	following the end of the Prefunding Period, the pro forma percentage of Recurring Revenue Loans is less than or equal to 75% of the principal balance of all Loans plus cash on deposit in the Reinvestment Collection Subaccount available to purchase additional Collateral Obligations; and

(vi)	the date on which the Issuer (or the Collateral Manager on behalf of the Issuer) commits to purchase such Collateral Obligation occurs during the Reinvestment Period.

If the Issuer has entered into a written trade ticket or other written binding commitment to purchase a Collateral Obligation during the Reinvestment Period which purchase is not scheduled to settle prior to the end of the Reinvestment Period (such Collateral Obligation, a “Post-Reinvestment Period Settlement Obligation”), such Post-Reinvestment Period Settlement Obligation shall, so long as the Collateral Manager anticipates that such purchase shall be settled no later than thirty (30) days following the end of the Reinvestment Period, be treated as having been purchased by the Issuer prior to the end of the Reinvestment Period for purposes of the Investment Criteria, and Principal Proceeds received after the end of the Reinvestment Period may be applied to the payment of the purchase price of such Post-Reinvestment Period Settlement Obligation. Not later than the Business Day immediately preceding the end of the Reinvestment Period, the Collateral Manager shall deliver to the Trustee a schedule of Collateral Obligations purchased by the Issuer with respect to which purchases the trade date has occurred but the settlement date has not yet occurred and shall certify to the Trustee (which certification will be deemed to be made upon delivery of such schedule) that sufficient Principal Proceeds are available (including for this purpose, cash on deposit in the Principal Collection Subaccount and Reinvestment Collection Subaccount, as well as any Principal Proceeds that will be received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred) to effect the settlement of such Collateral Obligations.

(a)             Trading Plan Period. During the Reinvestment Period and for purposes of calculating compliance with the Investment Criteria, at the election of the Collateral Manager in its sole discretion, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations) identified by the Collateral Manager as such at the time when compliance with the Investment Criteria is required to be calculated (a “Trading Plan”) may be evaluated after giving effect to all sales and reinvestments proposed to be entered into within 10 Business Days following the date of determination of such compliance (such period, the “Trading Plan Period”); provided that (i) no Trading Plan may result in the purchase of Collateral Obligations having an Aggregate Principal Balance that is greater than $30,000,000, (ii) no Trading Plan Period may include a Determination Date (iii) no more than one Trading Plan may be in effect at any time during a Trading Plan Period and (iv) the Collateral Manager may modify any Trading Plan during a Trading Plan Period if it determines that, but for the occurrence of an Intervening Event, the Investment Criteria would have been satisfied by the original Trading Plan (provided that the Investment Criteria are satisfied by the modified Trading Plan). The Collateral Manager shall provide prior written notice to the Rating Agency of any Trading Plan, which notice shall specify the proposed investments identified by the Collateral Manager for acquisition as part of such Trading Plan.

(b)             Certification by Collateral Manager. Not later than the Cutoff Date for any Collateral Obligation purchased in accordance with this Section 12.2, the Collateral Manager shall deliver by e-mail or other electronic transmission to the Trustee and the Collateral Administrator an Officer’s certificate of the Collateral Manager certifying that such purchase complies with this Section 12.2 and Section 12.3 (which certification shall be deemed to be provided upon delivery of an Issuer Order or trade ticket in respect of such purchase).

The Investment Criteria will not be required to be satisfied in connection with any commitment to purchase a Collateral Obligation which purchase is scheduled to settle following the Redemption Date in connection with a Refinancing of the Secured Notes in whole with respect to which notice of redemption has been given as set forth in Section 9.3 (and will instead be required to comply with the terms of this Indenture as amended in connection with such Refinancing).

Notwithstanding anything herein to the contrary, the Collateral Manager may instruct the Trustee to exchange (i) a Credit Risk Obligation for any other Credit Risk Obligations and related Equity Securities (if any) (provided that (x) any Credit Risk Obligation to be received by the Issuer in such exchange shall not have a stated maturity later than the stated maturity of the Credit Risk Obligation to be exchanged and (y) after giving effect to such exchange, the Borrowing Base Condition shall be satisfied), (ii) a Defaulted Obligation for any other Defaulted Obligations (provided that the Level 1 Portfolio Test is satisfied), any Permitted Collateral Obligations, any Credit Risk Obligations and/or any Equity Securities or (iii) an Equity Security for any other Equity Securities (provided that the Level 1 Portfolio Test is satisfied), any Permitted Collateral Obligations, any Credit Risk Obligations and/or any Defaulted Obligations.

(c)             At any time, at the direction of the Collateral Manager, the Issuer may direct the payment from amounts on deposit in the Principal Collection Subaccount or the Interest Collection Subaccount to acquire any debt obligation or security in accordance with the requirements Section 10.2(e).

(d)             Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account) may be invested at any time (including following the Reinvestment Period) in Eligible Investments in accordance with Article X.

Section 12.3             Conditions Applicable to All Sale and Purchase Transactions. (a) Any transaction effected under this Article XII or in connection with the acquisition, disposition or substitution of any Asset shall be conducted on an arm’s length basis and, if effected with an Affiliate of the Collateral Manager (or with an account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment adviser), shall be effected in accordance with the requirements of Schedule I of the Collateral Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not an Affiliate; provided that in the case of any Collateral Obligation sold or otherwise transferred to an Affiliate, the value thereof shall be the mid-point between the “bid” and “ask” prices to the extent such prices are obtained from a nationally recognized independent pricing service or, if unavailable or determined by the Collateral Manager to be unreliable, the fair market value of such Collateral Obligation as reasonably determined by the Collateral Manager (so long as the Collateral Manager is a Registered Investment Adviser) consistent with the Collateral Manager Standard, and such Affiliate shall acquire such Collateral Obligation for a price equal to the value so determined; provided further that an aggregate amount of Collateral Obligations not exceeding 15% of the Net Purchased Loan Balance may be sold or otherwise transferred to the Retention Holder or its Affiliates pursuant to this Indenture at a price greater than the value determined pursuant to the immediately preceding proviso, but no greater than the Transfer Deposit Amount of any such Collateral Obligation (and to the extent such price exceeds the fair market value of any such Collateral Obligation, such excess shall be deemed to be a capital contribution from the Retention Holder to the Issuer); provided further that, the Trustee shall have no responsibility to oversee compliance with this paragraph by the other parties. Notwithstanding anything contained in this Article XII to the contrary, after the Closing Date, the Issuer shall not acquire any Collateral Obligation from an Affiliate of the Collateral Manager unless (i) such transfer is from the BDC pursuant to the Master Loan Sale Agreements, (ii) such transfer is from an Affiliate of the BDC or the Collateral Manager that is a bankruptcy-remote special purpose vehicle or (iii) such transfer is made in accordance with the first proviso of this paragraph and other terms that the Collateral Manager determines, based upon advice of counsel, would not adversely impact the conclusions set forth in any Opinion of Counsel relating to bankruptcy matters that may be delivered by Dechert LLP on the Closing Date (if applicable).

(b)             Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer’s right, title and interest to the Asset or Assets shall be Granted to the Trustee pursuant to this Indenture, such Asset or Assets shall be Delivered to the Custodian, and, if applicable, the Custodian shall receive such Asset or Assets. The Trustee shall also receive, not later than the Cutoff Date, an Officer’s certificate of the Issuer containing the statements set forth in a Delivery Certificate; provided that such requirement shall be satisfied, and such statements shall be deemed to have been made by the Issuer, in respect of such acquisition by the delivery to the Trustee of a trade ticket pursuant to Section 1.3(r).

(c)             Notwithstanding anything contained in this Article XII or Article V to the contrary, the Issuer shall have the right to effect any sale of any Asset or purchase of any Collateral Obligation (1) with the consent of Noteholders evidencing at least (i) with respect to purchases or optional repurchases or substitutions during the Reinvestment Period and sales during or after the Reinvestment Period, 75% of the Aggregate Outstanding Amount of each Class of Notes and (ii) with respect to purchases or optional repurchases or substitutions after the Reinvestment Period, 100% of the Aggregate Outstanding Amount of each Class of Notes and (2) of which the Rating Agency and the Trustee have been notified.

(d)             Notwithstanding anything contained in this Article XII or Article V to the contrary, upon the occurrence and during the continuance of an Enforcement Event, the Issuer shall not have the right to effect any sale of any Asset or purchase of any Collateral Obligation without the consent of a Majority of the Controlling Class.

ARTICLE XIII

Noteholders’ Relations

Section 13.1             Subordination. (a) Anything in this Indenture or the Notes to the contrary notwithstanding, the Holders of each Class of Notes that constitutes a Junior Class agree for the benefit of the Holders of the Notes of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Notes of each such Priority Class to the extent and in the manner expressly set forth in the Priority of Payments. In the event one or more Holder(s) cause(s) the filing of a petition in bankruptcy against the Issuer prior to the expiration of the period set forth in clause (b) of this Section 13.1, any claim(s) that such Holder(s) have against the Issuer (including under all Notes of any Class held by such Holder(s)) or with respect to any Assets (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the claims of each Holder (and each other secured creditor of the Issuer) that does not seek to cause any such filing, with such subordination being effective until all Notes (and each claim of each other secured creditor) held by each Holder of any Note that does not seek to cause any such filing are paid in full in accordance with the Priority of Payments set forth herein (after giving effect to such subordination). The foregoing sentence shall constitute a “subordination agreement” within the meaning of Section 510(a) of the U.S. Bankruptcy Code.

(b)             The Holders of each Class of Notes and beneficial owners of each Class of Notes agree, for the benefit of all Holders of each Class of Notes and beneficial owners of each Class of Notes, not to cause the filing of a petition in bankruptcy, insolvency or a similar proceeding in the United States or any other jurisdiction against the Issuer until the payment in full of all Notes and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full.

(c)             The Issuer shall timely file an answer and any other appropriate pleading objecting to (i) the institution of any Proceeding in bankruptcy, insolvency or other similar proceeding in the United States or any other jurisdiction to have the Issuer adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Code or other applicable law.  The reasonable fees, costs, charges and expenses incurred by the Issuer (including reasonable attorneys’ fees and expenses) in connection with taking any such action shall be payable as “Administrative Expenses.”

Section 13.2             Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE XIV

MISCELLANEOUS

Section 14.1             Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided that such counsel is a nationally or internationally recognized and reputable law firm, one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia which law firm may, except as otherwise expressly provided herein, be counsel for the Issuer), unless such Officer knows, or should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Collateral Manager or any other Person (on which the Trustee shall be entitled to rely), stating that the information with respect to such factual matters is in the possession of the Issuer, the Collateral Manager or such other Person, unless such Officer of the Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Collateral Manager or the Issuer stating that the information with respect to such matters is in the possession of the Collateral Manager or the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

The Bank (in any capacity under the Transaction Documents) agrees to accept and act upon instructions or directions pursuant to the Transaction Documents sent by unsecured email or facsimile transmission or other similar unsecured electronic methods; provided that any Person providing such instructions or directions shall provide to the Bank an incumbency certificate listing authorized persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Bank email or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any Person providing such instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions accompanied by an incumbency certificate, and the risk of interception and misuse by third parties. Any Person providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by such Person and agrees that the security procedures (if any) to be followed in connection with such Person’s transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 14.2             Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b)             The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee reasonably deems sufficient.

(c)             The principal amount or face amount, as the case may be, and registered numbers of Notes held by any Person, and the date of such Person’s holding the same, shall be proved by the Register or shall be provided by certification by such Holder.

(d)             Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of such and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)             Notwithstanding anything herein to the contrary, a holder of a beneficial interest in a Global Note will have the right to receive access to reports on the Trustee’s website and will be entitled to exercise rights to vote, give consents and directions which Holders of the related Class of Notes are entitled to give under this Indenture upon delivery of a beneficial ownership certificate in the form of Exhibit C hereto (a “Beneficial Ownership Certificate”) to the Trustee which certifies (i) that such Person is a beneficial owner of an interest in a Global Note, (ii) the amount and Class of Notes so owned, and (iii) that such Person will notify the Trustee when it sells all or a portion of its beneficial interest in such Class of Notes. A separate Beneficial Ownership Certificate must be delivered each time any such vote, consent or direction is given; provided that, nothing shall prevent the Trustee from requesting additional information and documentation with respect to any such beneficial owner; provided further that the Trustee shall be entitled to conclusively rely on the accuracy and the currency of each Beneficial Ownership Certificate and shall not be required to obtain any further information in this regard.

Section 14.3             Notices, etc., to Trustee, the Issuer, the Collateral Manager, the Initial Purchaser, the Collateral Administrator, the Paying Agent and the Rating Agency. (a) Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Noteholders or other documents or communication provided or permitted by this Indenture to be made upon, given, e-mailed or furnished to, or filed with:

(i)             the Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, by electronic mail, or by facsimile in legible form, to the Trustee addressed to it at its applicable Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Trustee, and such request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Holders or other documents or communication references the Notes generally, the Issuer or this Indenture, and executed by a Responsible Officer of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document; provided that any demand, authorization, direction, instruction, order, notice, consent, waiver or other document sent to the Bank (in any capacity hereunder) will be deemed effective only upon receipt thereof by the Bank;

(ii)             the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o Golub Capital BDC 3, Inc., 200 Park Avenue, 25th Floor, New York, New York 10166, or at any other address previously furnished in writing to the other parties hereto by the Issuer, with a copy to the Collateral Manager at its address below;

(iii)             the Initial Purchaser shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed Deutsche Bank Securities, Inc., One Columbus Circle, New York, NY 10019-8735 Attention: Global Markets or by email to db_clo_structuring@list.db.com or, in each case, at any other address previously furnished in writing to the Issuer and the Trustee by the Initial Purchaser;

(iv)             the Collateral Administrator shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Administrator addressed to it at the Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto;

(v)             the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Manager addressed to it at 200 Park Avenue, 25th Floor, New York, New York 10166, or at any other address previously furnished in writing to the parties hereto; and

(vi)             the Rating Agency shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service to the Rating Agency addressed to it at, in the case of the Rating Agency, Kroll Bond Rating Agency, LLC, 805 3rd Avenue, 29th Floor, New York, New York 10022, Attn: Structured Credit, or by email to StructuredCredit@kbra.com.

(b)             If any provision herein calls for any notice or document to be delivered simultaneously to the Trustee and any other Person, the Trustee’s receipt of such notice or document shall entitle the Trustee to assume that such notice or document was delivered to such other Person or entity unless otherwise expressly specified herein.

(c)             Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Trustee may be provided by providing access to a website containing such information.

Section 14.4             Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

(a)             such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid, or by overnight delivery service (or, in the case of Holders of Global Secured Notes, e-mailed to DTC), to each Holder affected by such event, at the address of such Holder as it appears in the Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice; and

(b)             such notice shall be in the English language.

Such notices will be deemed to have been given on the date of such mailing.

Notwithstanding clause (a) above, a Holder may give the Trustee a written notice that it is requesting that notices to it be given by electronic mail or by facsimile transmissions and stating the electronic mail address or facsimile number for such transmission. Thereafter, the Trustee shall give notices to such Holder by electronic mail or facsimile transmission, as so requested; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above. Notices for Holders may also be posted to the Trustee’s internet website.

Subject to the requirements of Section 14.15, the Trustee will deliver to the Holders any information or notice relating to this Indenture requested to be so delivered by at least 25% of the Holders of any Class of Notes (by Aggregate Outstanding Amount), at the expense of the Issuer; provided that the Trustee may decline to send any such notice that it reasonably determines to be contrary to (i) any of the terms of this Indenture, (ii) any duty or obligation that the Trustee may have hereunder or (iii) applicable law. The Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Noteholder status.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, notice, statement or other information required to be provided by the Issuer or the Trustee to the Holders may be provided by providing access to a website containing such information.

Section 14.5             Effect of Headings and Table of Contents. The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6             Successors and Assigns. All covenants and agreements herein by the Issuer shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7             Severability. If any term, provision, covenant or condition of this Indenture or the Notes, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, as the case may be, so long as this Indenture or the Notes, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Notes, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 14.8             Benefits of Indenture. Except as otherwise expressly set forth in this Indenture, nothing herein or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Collateral Administrator, the Holders of the Notes and the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9             Legal Holidays. If the date of any Payment Date, Redemption Date or Stated Maturity shall not be a Business Day, then notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or Stated Maturity date.

Section 14.10           Governing Law. This Indenture shall be construed in accordance with, and this Indenture and any matters arising out of or relating in any way whatsoever to this Indenture (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

Section 14.11           Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing herein precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Section 14.12          Waiver of Jury Trial. EACH OF THE ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

Section 14.13          Counterparts. This Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 14.14          Acts of Issuer. Any report, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer’s behalf.

The Issuer agrees to coordinate with the Collateral Manager with respect to any communication to the Rating Agency and to comply with the provisions of this Section 14.14 and Section 14.17, unless otherwise agreed to in writing by the Collateral Manager.

Section 14.15           Confidential Information. (a) The Trustee, the Collateral Administrator and each Holder or beneficial owner of Notes will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Person in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (ii) such Person’s legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (iii) any other Holder or beneficial owner of Notes, or any of the other parties to this Indenture, the Collateral Management Agreement or the Collateral Administration Agreement; (iv) except for Specified Obligor Information, any Person of the type that would be, to such Person’s knowledge, permitted to acquire Notes in accordance with the requirements of Section 2.5 hereof to which such Person sells or offers to sell any such Note or any part thereof; (v) except for Specified Obligor Information, any other Person from which such former Person offers to purchase any security of the Issuer; (vi) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.15; (viii)  the Rating Agency (subject to Section 14.17); (ix) any other Person with the consent of the Issuer and the Collateral Manager; or (x) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes or this Indenture or (E) in the Trustee’s or the Collateral Administrator’s performance of its obligations under this Indenture, the Collateral Administration Agreement or other transaction document related thereto; and provided that delivery to the Holders or beneficial owners of Notes or to the accountants by the Trustee or the Collateral Administrator of any report of information required by the terms of this Indenture to be provided to Holders or beneficial owners of Notes or to the accountants shall not be a violation of this Section 14.15. Each Holder or beneficial owner of Notes will, by its acceptance of its Note, be deemed to have agreed, except as set forth in clauses (vi), (vii) and (x) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Notes or administering its investment in the Notes; and that the Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to Holders or beneficial owners of Notes any Confidential Information in violation of this Section 14.15. In the event of any required disclosure of the Confidential Information by such Holder or beneficial owner, such Holder or beneficial owner will, by its acceptance of its Note, be deemed to have agreed to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder or beneficial owner of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.15 (subject to Section 7.17(e)).

(b)             For the purposes of this Section 14.15, (A) “Confidential Information” means information delivered to the Trustee, the Collateral Administrator or any Holder or beneficial owner of Notes by or on behalf of the Issuer in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture (including, without limitation, information relating to Obligors); provided that such term does not include information that: (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder or beneficial owner prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or beneficial owner of Notes or any Person acting on behalf of the Trustee, the Collateral Administrator or any Holder or beneficial owner of Notes; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder or beneficial owner of Notes other than (x) through disclosure by the Issuer or (y) to the knowledge of the Trustee, the Collateral Administrator, a Holder or a beneficial owner of Notes, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer; or (iv) is allowed to be treated as non-confidential by consent of the Issuer; and (B) “Specified Obligor Information” means Confidential Information relating to Obligors that is not otherwise included in the Distribution Reports.

(c)             Notwithstanding the foregoing, the Trustee and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or governmental authority and the Trustee and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

Section 14.16           [Reserved].

Section 14.17          Communications with the Rating Agency. If the Issuer shall receive any written or oral communication from the Rating Agency (or any of its respective officers, directors or employees) with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes, the Issuer agrees to refrain from communicating with the Rating Agency and to promptly (and, in any event, within one Business Day) notify the Collateral Manager of such communication. The Issuer agrees that in no event shall they engage in any oral or written communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes with the Rating Agency (or any of its respective officers, directors or employees) without the participation of the Collateral Manager, unless otherwise agreed to in writing by the Collateral Manager. For the avoidance of doubt, nothing in this Section 14.17 shall prohibit the Trustee from making available on its internet website the Distribution Reports, Monthly Reports and other notices or documentation relating to the Notes or this Indenture. For the avoidance of doubt, the Accountants’ Reports or reports prepared by the Independent accountants pursuant to this Indenture (or information received, orally or in writing, about the contents of such reports) shall not be disclosed or distributed to the Rating Agency. In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form will be provided by the Independent accountants to the Issuer who will post such Form 15-E on the 17g-5 website.

Section 14.18           Notices to the Rating Agency; Rule 17g-5 Procedures. (a) To enable the Rating Agency to comply with their obligations under Rule 17g-5, the Issuer shall post on a password-protected internet website, at the same time such information is provided to the Rating Agency, all information the Issuer provides to the Rating Agency for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes. In the case of information provided for the purposes of undertaking credit rating surveillance of the Notes, such information shall be posted on a password protected internet website in accordance with the procedures set forth in Section 14.18(b).

(b)             To the extent that the Rating Agency makes an inquiry or initiates communications with the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee that is relevant to the Rating Agency’s credit rating surveillance of the Secured Notes, all responses to such inquiries or communications from the Rating Agency shall be formulated in writing by the responding party or its representative or advisor and shall be provided to the Information Agent who shall promptly forward such written response to the Issuer’s Website in accordance with the procedures set forth in Section 14.18(d) and the Collateral Administration Agreement and such responding party or its representative or advisor may provide such response to the Rating Agency and to the extent that any of the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee is required to provide any information to, or communicate with, the Rating Agency in accordance with its obligations under this Indenture or the Collateral Management Agreement, the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee, as applicable (or their respective representatives or advisors), shall provide such information or communication to the Information Agent by e-mail at db_golub_admin@list.db.com, which the Information Agent shall promptly forward to the Issuer’s Website in accordance with the procedures set forth in Section 14.18(d) and the Collateral Administration Agreement.

(c)             Subject to Section 14.17 hereof, the Issuer, the Collateral Manager, the Collateral Administrator and the Trustee (and their respective representatives and advisors) shall be permitted (but shall not be required) to orally communicate with the Rating Agency regarding any Collateral Obligation or the Notes; provided, that such party summarizes the information provided to the Rating Agency in such communication and provides the Information Agent with such summary in accordance with the procedures set forth in this Section 14.18 and the Collateral Administration Agreement within one Business Day of such communication taking place. The Information Agent shall forward such summary to the Issuer’s Website in accordance with the procedures set forth in Section 14.18(d).

(d)             All information to be made available to the Rating Agency pursuant to this Section 14.18 shall be forwarded by the Information Agent for posting on the Issuer’s Website pursuant to the Collateral Administration Agreement. Information will be posted on the same Business Day of receipt provided that such information is received by 12:00 p.m. (New York time) or, if received after 12:00 p.m. (New York time), on the next Business Day. The Information Agent shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, the Issuer may remove it from the Issuer’s Website. None of the Trustee, the Collateral Manager, the Collateral Administrator and the Information Agent shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the Issuer’s Website. Access to the Issuer’s Website will be provided by the Issuer to (A) any NRSRO (other than the Rating Agency) upon receipt by the Issuer and the Information Agent of an NRSRO Certification in the form of Exhibit D hereto (which may be submitted electronically via the Issuer’s Website) and (B) the Rating Agency, without submission of an NRSRO Certification.

(e)             None of the Issuer, the Trustee, or the Collateral Manager shall be responsible or liable for any delays caused by the failure of the Information Agent to forward the applicable response to the Issuer’s Website.

(f)             Notwithstanding the requirements of this Section 14.18, neither the Trustee nor the Collateral Administrator shall have any obligation to engage in, or respond to, any inquiry or oral communications from the Rating Agency. Neither the Trustee nor the Collateral Administrator shall be responsible for maintaining the Issuer’s Website, posting information on the Issuer’s Website or assuring that the Issuer’s Website complies with the requirements of this Indenture, Rule 17g-5, or any other law or regulation. In no event shall the Trustee, the Information Agent or the Collateral Administrator be deemed to make any representation as to the content of the Issuer’s Website (other than with respect to the Information Agent, to the extent such content was prepared by the Information Agent) or with respect to compliance by the Issuer’s Website with this Indenture, Rule 17g-5 or any other law or regulation.

(g)             In connection with providing access to the Issuer’s Website, the Issuer may require registration and the acceptance of a disclaimer. The Information Agent shall not be liable for the dissemination of information in accordance with the terms of this Indenture and the Collateral Administration Agreement and makes no representations or warranties as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information. The Information Agent shall not be liable for its failure to make any information available to the Rating Agency or NRSROs unless such information was delivered to the Information Agent at the email address set forth herein, with a subject heading of “Golub Capital BDC 3 ABS 2022-1” and sufficient detail to indicate that such information is required to be posted on the Issuer’s Website.

(h)             Notwithstanding anything therein to the contrary, the maintenance by the Trustee of the website described in Section 10.7(g) shall not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or other law or regulation related thereto.

(i)             Notwithstanding anything to the contrary in this Indenture (including, without limitation, Section 5.1), any failure by the Issuer or any other Person to comply with the provisions of this Section 14.18 shall not constitute an Event of Default or breach of this Indenture, the Collateral Management Agreement or any other agreement, and the Holders and the holders of any beneficial interests in the Notes shall have no rights with respect thereto or under this Section 14.18. This Section 14.18 may be amended or modified by agreement of the Collateral Manager, the Issuer, the Trustee, the Information Agent and the Rating Agency, without the consent of any Noteholders or any other Person.

(j)             In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form, will be provided by the Independent accountants to the Issuer who will post such Form 15-E on the 17g-5 website.

Section 14.19             Proceedings. Each purchaser, beneficial owner and subsequent transferee of a Note will be deemed by its purchase to acknowledge and agree as follows: (i) (a) the express terms of this Indenture govern the rights of the Noteholders to direct the commencement of a Proceeding against any person, (b) this Indenture contains limitations on the rights of the Noteholders to direct the commencement of any such Proceeding, and (c) each Noteholder shall comply with such express terms if it seeks to direct the commencement of any such Proceeding; (ii) there are no implied rights under this Indenture to direct the commencement of any such Proceeding; and (iii) notwithstanding any provision of this Indenture, or any provision of the Notes, or of the Collateral Administration Agreement or of any other agreement, the Issuer shall be under no duty or obligation of any kind to the Noteholders, or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Trustee, the Collateral Manager or the Collateral Administrator.

ARTICLE XV

Assignment Of Certain Agreements

Section 15.1             Assignment of Collateral Management Agreement. (a) The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer’s estate, right, title and interest in, to and under the Collateral Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived. From and after the occurrence and continuance of an Event of Default, the Collateral Manager shall continue to perform and be bound by the provisions of the Collateral Management Agreement and this Indenture applicable thereto.

(b)             The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Trustee at any time, including following the resignation or removal of the Collateral Manager.

(c)             Upon the retirement of the Notes, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Noteholders shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)             The Issuer represents that, as of the date hereof, the Issuer has not executed any other assignment of the Collateral Management Agreement.

(e)             The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f)             The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(i)             The Collateral Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Collateral Manager subject to the terms (including the Collateral Manager Standard) of the Collateral Management Agreement.

(ii)             The Collateral Manager shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Trustee as representative of the Noteholders and the Collateral Manager shall agree that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Trustee.

(iii)             The Collateral Manager shall deliver to the Trustee copies of all notices, statements, communications and instruments delivered or required to be delivered by the Collateral Manager to the Issuer pursuant to the Collateral Management Agreement.

(iv)             Except as otherwise set forth herein and therein (including pursuant to Section 9 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments set forth under Section 11.1. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the fees or other amounts payable by the Issuer to the Collateral Manager under the Collateral Management Agreement until the payment in full of all Notes issued under this Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period and one day, following such payment. Nothing in this Section 15.1 shall preclude, or be deemed to stop, the Collateral Manager (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Manager, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(v)             Except with respect to transactions contemplated by Section 5 of the Collateral Management Agreement, if the Collateral Manager determines that it or any of its Affiliates has a conflict of interest between the Holder of any Note and any other account or portfolio for which the Collateral Manager or any of its Affiliates is serving as investment adviser which relates to any action to be taken with respect to any Asset, then the Collateral Manager will give written notice briefly describing such conflict and the action it proposes to take to the Trustee, who shall promptly forward such notice to the relevant Holder. The provisions of this clause (v) shall not apply to any transaction permitted by the terms of the Collateral Management Agreement.

(g)             The Issuer and the Trustee agree that the Collateral Manager shall be a third party beneficiary of this Indenture, and shall be entitled to rely upon and enforce such provisions of this Indenture to the same extent as if it were a party hereto.

(h)             Upon a Trust Officer of the Trustee receiving written notice from the Collateral Manager that an event constituting “Cause” as defined in the Collateral Management Agreement has occurred, the Trustee shall, not later than three Business Days thereafter, forward such notice to the Noteholders (as their names appear in the Register).

[Signature Pages Follow]

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

GOLUB CAPITAL BDC 3 ABS 2022-1 LLC, as Issuer

By:	Golub Capital BDC 3,Inc., its designated manager

By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:	/s/ Kathleen Gannaway
	Name:	Kathleen Gannaway
	Title:	Vice President

By:	/s/ Joel Fursho
	Name:	Joel Furusho
	Title:	Director

Schedule 1

List of Collateral Obligations

S-1-1